AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR DATED MARCH 27, 2020

HYLETE, Inc.

564 Stevens Avenue

Solana Beach, CA 92075

858-225-8998

www.hylete.com

UP TO 12,000,000 SHARES OF CLASS A COMMON STOCK

PRICE: $1.00 PER SHARE MINIMUM INVESTMENT: $500.00

SEE “SECURITIES BEING OFFERED” AT PAGE 45

	Price to Public	Underwriting discount and commissions*	Proceeds to issuer
Per share	$1.00	$0.07	$0.93
Total Maximum	$12,000,000	$840,000.00	$12,000,000

* The company has engaged StartEngine Primary, LLC (“StartEngine Primary”) to act as its placement agent to assist in the placement of its securities. The company will pay a cash commission of 7.0% to StartEngine Primary on sales of the Class A Common Stock, as well as issue warrants for StartEngine Primary to purchase up to 5.0% of the Class A Common Stock sold though StartEngine Primary at an exercise price of $1.00 per share. The company agrees to pay StartEngine a fee of $15,000 for out of pocket accountable expenses. Any portion of this amount not expended and accounted for shall be returned to the company at the end of the engagement. See “Plan of Distribution” for details regarding the compensation payable to third-parties in connection with this offering.

The offering will terminate at the earlier of: (1) the date at which the maximum offering amount has been sold, (2) one year from the date upon which the Securities and Exchange Commission (the “Commission”) qualifies the Offering Statement of which this Offering Circular forms a part, or (3) the date at which the offering is earlier terminated by the company in its sole discretion. The offering is being conducted on a best-efforts basis without any minimum target. The company has engaged PrimeTrust, LLC as escrow agent to hold any funds that are tendered by investors, and may hold one or more closings on a rolling basis at which the company receives the funds from the escrow agent and issues shares to investors. Because there is no minimum target, the company may close on any amounts invested, even if those amounts are insufficient for the intended use of proceeds, or do not cover the costs of this offering.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU

TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 4.

Sales of these securities will commence on ____.

The company is following the “Offering Circular” format of disclosure under Regulation A.

In this Offering Circular, the term “HYLETE,” “we,” “us” or “the company” refers to HYLETE, Inc.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

The market data and certain other statistical information used throughout this Offering Circular are based on independent industry publications, governmental publications, reports by market research firms, or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys, and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosure contained in this Offering Circular, and we believe that these sources are reliable. We have not independently verified the information contained in such publications. While we are not aware of any misstatements regarding any third-party information presented in this Offering Circular, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section entitled “Risk Factors” and elsewhere in this Offering Circular. Some data are also based on our good faith estimates.

i

Implications of Being an Emerging Growth Company

We are not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Exchange Act. Rather, we will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

•	annual reports (including disclosure relating to our business operations for the preceding three fiscal years, or, if in existence for less than three years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements),
•	semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A) and
•	current reports for certain material events

In addition, at any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

If and when we become subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

•	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
•	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);
•	will not be required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);
•	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
•	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and
•	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

ii

SUMMARY

Overview

HYLETE, Inc. is a digitally native, fitness lifestyle company engaged in the design, development, manufacturing and distribution of premium performance apparel, footwear, and gear for men and women, including shorts, pants, tops, jeans, tights, crops, t-shirts, tanks, thermals, polos, base layer, jackets, hoodies, hats, underwear, socks, and footwear. Our products incorporate proprietary fabrics and/or innovative features that we believe differentiates us from our competitors, and are designed to offer superior performance, fit and comfort while incorporating both function and style. We focus our products, content, and initiatives on customers and communities that maintain a fitness-based lifestyle. Our products are sold direct to consumers through our website (www.hylete.com).

We utilize a community-based approach to building awareness of our brand. We currently have numerous passionate ambassadors and a strong social media presence. We also work with charities and other strategic partners to support the community and acquire new customers.

The Offering

Securities offered:	Maximum of 12,000,000 shares of Class A Common Stock

Securities outstanding before the Offering (as of January 31, 2020):

Class A Common Stock (1)	14,222,230 shares
Series AA Preferred Stock (1)	13,642,088 shares
Series A-2 Preferred Stock	4,791,500 shares
Series A-1 Preferred Stock	5,970,300 shares
Series A Preferred Stock	1,712,200 shares

Use of proceeds:	The net proceeds of the offering will be used for

	1.	Inventory, with a focus on our core products
	2.	Purchase Order Deposits for Inventory
	3.	Tooling and other upfront costs associated with the production of inventory
	4.	General working capital

(1)  Does not include shares issuable upon the exercise of options issued under the 2015 Equity Incentive Plan, shares allocated for issuance pursuant to the plan or outstanding warrants.

1

Selected Risks Associated with Our Business

Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

•	We have incurred significant net losses since our inception and cannot assure you that we will achieve or maintain profitable operations.
•	If we do not obtain adequate capital funding or improve our financial performance, we may not be able to continue as a going concern.
•	Our success depends on our ability to uphold the reputation of our brand, which will depend on the effectiveness of our marketing, our product quality, and our customer experience.
•	If we are unable to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products, we may not be able to maintain or increase our sales or achieve profitability.

•	An economic downturn or economic uncertainty in the United States may adversely affect consumer discretionary spending and demand for our products.
•	Our results of operations could be materially harmed if we are unable to accurately forecast demand for our products.
•	We operate in a highly competitive market and the size and resources of some of our competitors may allow them to compete more effectively than we can, resulting in a loss of our market share and a decrease in our net revenue.

•	We rely on third-party suppliers and manufacturers to provide raw materials for and to produce our products, and we have limited control over these suppliers and manufacturers and may not be able to obtain quality products on a timely basis or in sufficient quantity.

•	The impact of the coronavirus or any other pandemic could affect our supply chain and/or consumer behavior.
•	Our sales and gross margins may decline as a result of increasing product costs and decreasing selling prices.
•	Our operations are currently primarily dependent on a single warehouse and distribution center, and the loss of, or disruption in, the warehouse and distribution center and other factors affecting the distribution of merchandise could have a material adverse effect on our business and operations.

•	Our sales and gross margins may decline as a result of increasing freight costs.

•	In certain circumstances, investors in this offering will not have dissenters’ rights.

2

•	If we are unable to protect our intellectual property rights, our financial results may be negatively impacted.
•	We may be subject to liability if we infringe upon the intellectual property rights of third parties.
•	We have an amount of debt which may be considered significant for a company of our size which could adversely affect our financial condition and our ability to react to changes in our business.
•	We may not be able to generate sufficient cash to service all of our debt or refinance our obligations and may be forced to take other actions to satisfy our obligations under such indebtedness, which may not be successful.

•	We will likely need to raise additional capital required to grow our business, and we may not be able to raise capital on terms acceptable to us or at all.
•	Our failure to comply with trade and other regulations could lead to investigations or actions by government regulators and negative publicity.

•	Changes to statutes or regulations, in particular, changes to Customs and Border Patrol section 321, could have a negative impact on our business, financial condition, results of operations and cash flows

•	Our future success depends on our key executive officers and our ability to attract, retain, and motivate qualified personnel.
•	If the technology-based systems that give our customers the ability to shop with us online do not function effectively, our operating results could be materially adversely affected.
•	Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.
•	Organizations face growing regulatory and compliance requirements.
•	Our business is affected by seasonality.

•	We have identified a material weakness in our internal control over financial reporting and may identify additional material weaknesses in the future that may cause us to fail to meet our reporting obligations or result in material misstatements of our financial statements. If we fail to remediate any material weaknesses or if we fail to establish and maintain effective control over financial reporting, our ability to accurately and timely report our financial results could be adversely affected.

•	The exclusive forum provision in our amended and restated certificate of incorporation and bylaws, as amended, could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

•	Investors in this offering are bound by the governing law and jurisdiction provision contained in the subscription agreement, which limits an investor’s ability to bring lawsuits in connection with this offering.

•	This investment is illiquid.

3

RISK FACTORS

The Commission requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

We have incurred significant net losses since our inception and cannot assure you that we will achieve or maintain profitable operations.

We have incurred significant net losses since inception. Our net loss was $4,447,863, $5,051,354 and $3,232,973 for the six months ended June 30, 2019 and the years ended December 31, 2018 and 2017, respectively. As of June 30, 2019, we had a stockholders’ deficit of $16,224,698. We may continue to incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications, and delays, and other unknown events.

We cannot assure you that we will achieve sustainable operating profits as we continue to expand our infrastructure, further develop our marketing efforts, and otherwise implement our growth initiatives. Any failure to achieve and maintain profitability would have a materially adverse effect on our ability to implement our business plan, our results and operations, and our financial condition, and could cause the value of our Class A Common Stock to decline, resulting in a significant or complete loss of your investment.

If we do not obtain adequate capital funding or improve our financial performance, we may not be able to continue as a going concern.

The report of our independent registered public accounting firm for the year ended December 31, 2018 included herein contains an explanatory paragraph indicating that there is substantial doubt as to our ability to continue as a going concern as a result of recurring losses from operations. This report is dated April 17, 2019 and does not take into account any proceeds we will receive in this proposed offering. Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which contemplate that we will continue to operate as a going concern. Our financial statements do not contain any adjustments that might result if we are unable to continue as a going concern. Our ability to continue as a going concern will be determined by our ability to complete this offering, which will enable us to fund our expansion plans and realize our business objectives. In addition, we have incurred a net loss in each quarter since our inception and expect to incur losses in future periods as we continue to increase our expenses in order to position us to grow our business. If we are unable to obtain adequate funding from this proposed offering or in the future, or if we are unable to grow our revenue to achieve and sustain profitability, we may not be able to continue as a going concern.

Our success depends on our ability to uphold the reputation of our brand, which will depend on the effectiveness of our marketing, our product quality, and our customer experience.

We believe that our brand image and brand awareness is vital to the success of our business. The HYLETE name is integral to our business as well as to the implementation of our strategies for expanding our business. We also believe that maintaining and enhancing our brand image, particularly in new markets where we have limited brand recognition, is important to maintaining and expanding our customer base. As we execute our growth strategy, our ability to successfully expand into new markets or to maintain the strength and distinctiveness of our brand image in our existing markets will be adversely impacted if we fail to connect with our target customer. Among other things, we rely on social media platforms, such as Instagram and Twitter, to help implement our marketing strategies and promote our brand. Our brand and reputation may be adversely affected if we fail to achieve these objectives, if our public image was to be tarnished by negative publicity, if we fail to deliver innovative and high-quality products acceptable to our customers, or if we face a product recall. Negative publicity regarding the production methods of any of our suppliers or manufacturers could adversely affect our reputation and sales and force us to locate alternative suppliers or manufacturing sources. Additionally, while we devote considerable efforts and resources to protecting our intellectual property, if these efforts are not successful the value of our brand may be harmed. Any harm to our brand and reputation could have a material adverse effect on our financial condition.

4

If we are unable to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products, we may not be able to maintain or increase our sales or achieve profitability.

Our success depends on our ability to timely identify and originate product trends as well as to anticipate and react to changing consumer demands. All of our products are subject to changing consumer preferences and we cannot predict such changes with any certainty. Product trends in the activewear, footwear and accessories market can change rapidly. We will need to anticipate, identify and respond quickly to changing trends and consumer demands in order to provide the merchandise our customers seek and maintain our brand image. If we cannot identify changing trends in advance, fail to react to changing trends or misjudge the market for a trend, our sales could be adversely affected, and we may be faced with a substantial amount of unsold inventory or missed opportunities. As a result, we may be forced to mark down our merchandise in order to dispose of slow-moving inventory, which may result in lower profit margins, negatively impacting our financial condition and results of operations.

Even if we are successful in anticipating consumer demands, our ability to adequately react to and execute on those demands will in part depend upon our continued ability to develop and introduce fashionable and functional, high-quality products. If we fail to design products in the categories and styles that consumers want, demand for our products could decline and our brand image could be negatively impacted. Our failure to effectively introduce new products and enter into new product categories that are accepted by consumers could result in excess inventory, inventory write-downs, decreases in gross margins and a decrease in net revenues, which could have a material adverse effect on our financial condition.

An economic downturn or economic uncertainty in the United States may adversely affect consumer discretionary spending and demand for our products.

Our operating results are affected by the relative condition of the United States economy as many of our products may be considered discretionary items for consumers. As a lifestyle brand that depends primarily on consumer discretionary spending, our customers may reduce their spending and purchases due to job loss or fear of job loss, foreclosures, bankruptcies, higher consumer debt and interest rates, reduced access to credit, falling home prices, increased taxes, and/or lower consumer confidence. Consumer demand for our products may not reach our targets, or may decline, when there is an economic downturn or economic uncertainty. Current, recent past, and future conditions may also adversely affect our pricing and liquidation strategy; promotional activities, product liquidation, and decreased demand for consumer products could affect profitability and margins. On-line customer traffic is difficult to forecast. As a consequence, sales, operating, and financial results for a particular period are difficult to predict, and, therefore, it is difficult to forecast expected results for future periods. Any of the foregoing factors could have a material adverse effect on our business, results of operations, and financial condition and could adversely affect our stock price.

Additionally, many of the effects and consequences of U.S. and global financial and economic conditions could potentially have a material adverse effect on our liquidity and capital resources, including the ability to raise additional capital, if needed, or could otherwise negatively affect our business and financial results. For example, global economic conditions may also adversely affect our suppliers’ access to capital and liquidity with which to maintain their inventory, production levels, and product quality and to operate their businesses, all of which could adversely affect our supply chain. Market instability could make it more difficult for us and our suppliers to accurately forecast future product demand trends, which could cause us to carry too much or too little merchandise in various product categories.

5

Our results of operations could be materially harmed if we are unable to accurately forecast demand for our products.

To ensure adequate inventory supply, we must forecast inventory needs and place orders with our manufacturers based on our estimates of future demand for particular products. Our ability to accurately forecast demand for our products could be affected by many factors, including an increase or decrease in demand for our products or for products of our competitors, our failure to accurately forecast acceptance of new products, product introductions by competitors, unanticipated changes in general market conditions, and weakening of economic conditions or consumer confidence in future economic conditions. Inventory levels in excess of customer demand may result in inventory write-downs or write-offs and the sale of excess inventory at discounted prices or in less preferred distribution channels, which could impair our brand image and have an adverse effect on gross margin. In addition, if we underestimate the demand for our products, our manufacturers may not be able to produce products to meet our customer requirements, and this could result in delays in the shipment of our products and our ability to recognize revenue, lost sales, as well as damage to our reputation and distributor relationships.

We operate in a highly competitive market and the size and resources of some of our competitors may allow them to compete more effectively than we can, resulting in a loss of our market share and a decrease in our net revenue.

The market for activewear is highly competitive. Competition may result in pricing pressures, reduced profit margins or lost market share, or a failure to grow or maintain our market share, any of which could substantially harm our business and results of operations. We compete directly against wholesalers and direct retailers of activewear and athletic apparel, including large, diversified apparel companies with substantial market share and established companies expanding their production and marketing of activewear and athletic apparel. Many of our competitors are large apparel and sporting goods companies with strong worldwide brand recognition. Because of the fragmented nature of the industry, we also compete with other apparel sellers, including those specializing in apparel for yoga, CrossFit and other activities. Many of our competitors have significant competitive advantages, including longer operating histories, larger and broader customer bases, more established relationships with a broader set of suppliers, greater brand recognition and greater financial, research and development, marketing, distribution, and other resources than we do.

As a result, these competitors may be better equipped than we are to influence consumer preferences or otherwise increase their market share by:

•	quickly adapting to changes in customer requirements or consumer preferences;
•	discounting excess inventory that has been written down or written off;
•	devoting resources to the marketing and sale of their products, including significant advertising campaigns, media placement, partnerships and product endorsement; and
•	engaging in lengthy and costly intellectual property and other disputes.

Our inability to compete successfully against our competitors and maintain our gross margin could have a material adverse effect on our business, financial condition and results of operations.

6

We rely on third-party suppliers and manufacturers to provide raw materials for and to produce our products, and we have limited control over these suppliers and manufacturers and may not be able to obtain quality products on a timely basis or in sufficient quantity.

We rely on third-party suppliers primarily located outside of the United States to provide raw materials for and to produce our products. The operations of our suppliers can be subject to additional risks beyond our control, including shipping delays, labor disputes, trade restrictions, tariffs and embargos, or any other change in local conditions. We may experience a significant disruption in the supply of fabrics or raw materials from current sources or, in the event of a disruption, we may be unable to locate alternative materials suppliers of comparable quality at an acceptable price, or at all. We do not have any long-term supply contracts in place with any of our suppliers and we compete with other companies, including many of our competitors, for fabrics, raw materials, production and import quota capacity. We have occasionally received, and may in the future receive, shipments of products that fail to comply with our specifications or that fail to conform to our quality control standards. We have also received, and may in the future receive, products that are otherwise unacceptable to us or our customers. Under these circumstances, we may incur substantial expense to remedy the problems and may be required to obtain replacement products. If we fail to remedy any such problem in a timely manner, we risk the loss of net revenue resulting from the inability to sell those products and related increased administrative and shipping costs. Additionally, if the unacceptability of our products is not discovered until after such products are purchased by our customers, our customers could lose confidence in our products or we could face a product recall. In such an event our brand reputation may be negatively impacted which could negatively impact our results of operations.

In addition, we do not own or operate any manufacturing facilities and rely solely on unaffiliated manufacturers primarily located outside the United States to manufacture our products. For each of the six months ended June 30, 2019 and the year ended December 31, 2018, approximately 75% of our products were manufactured in China, respectively, and the remainder in other regions. Increases in the costs of labor and other costs of doing business in the countries in this area could significantly increase our costs to produce our products and could have a negative impact on our operations, net revenue, and earnings. In addition, certain of our manufacturers are subject to government regulations related to wage rates, and therefore the labor costs to produce our products may fluctuate. Factors that could negatively affect our business include a potential significant revaluation of the currencies used in these countries, which may result in an increase in the cost of producing products, labor shortage and increases in labor costs, and difficulties in moving products manufactured out of the countries in which they are manufactured and through the ports on the western coast of North America, whether due to port congestion, labor disputes, product regulations and/or inspections or other factors, and natural disasters or health pandemics. A labor strike or other transportation disruption affecting these ports could significantly disrupt our business. In addition, the imposition of trade sanctions or other regulations against products imported by us from, or the loss of "normal trade relations" status with any country in which our products are manufactured, could significantly increase our cost of products and harm our business.

These and other factors beyond our control could result in our third-party suppliers and manufacturers being unable to fill our orders in a timely manner. If we experience significant increased demand, or we lose or need to replace an existing third- party supplier and manufacturer as a result of adverse economic conditions or other reasons, we may not be able to secure additional manufacturing capacity when required or on terms that are acceptable to us, or at all, or manufacturers may not be able to allocate sufficient capacity to us in order to meet our requirements. In addition, even if we are able to find new third-party suppliers or manufacturers, we may encounter delays in production and added costs as a result of the time it takes to train our manufacturers on our methods, products and quality control standards. Moreover, it is possible that we will experience defects, errors, or other problems with their work that will materially affect our operations and we may have little or no recourse to recover damages for these losses. Any delays, interruption or increased costs in the supply of fabric or manufacture of our products could have an adverse effect on our ability to meet retail customer and consumer demand for our products and result in lower net revenues and net income both in the short and long term.

Our third-party suppliers are located in geographies currently affected by the coronavirus.

The impact of the coronavirus or any other pandemic could affect our supply chain and/or consumer behavior. The impact of the coronavirus outbreak is unknown at this time, but could have some impact on the manufacturers on which we rely that are located in affected areas. At this point, the extent to which the coronavirus may impact our results is uncertain.

7

Our sales and gross margins may decline as a result of increasing product costs and decreasing selling prices.

Our business is subject to significant pressure on costs and pricing caused by many factors, including intense competition, constrained sourcing capacity and related inflationary pressure, pressure from consumers to reduce the prices we charge for our products, and changes in consumer demand. These factors may cause us to experience increased costs, reduce our prices to consumers or experience reduced sales in response to increased prices, any of which could cause our operating margin to decline if we are unable to offset these factors with reductions in operating costs and could have a material adverse effect on our financial conditions, operating results and cash flows.

The fabrics used in our products include synthetic fabrics whose raw materials include petroleum-based products, as well as natural fibers such as cotton. Significant price fluctuations or shortages in petroleum or other raw materials can materially adversely affect our cost of goods sold.

In addition, the United States and the countries in which our products are produced or sold internationally have imposed and may impose additional quotas, duties, tariffs, or other restrictions or regulations, or may adversely adjust prevailing quota, duty or tariff levels. Countries impose, modify and remove tariffs and other trade restrictions in response to a diverse array of factors, including global and national economic and political conditions, which make it impossible for us to predict future developments regarding tariffs and other trade restrictions. Trade restrictions, including tariffs, quotas, embargoes, safeguards, and customs restrictions, could increase the cost or reduce the supply of products available to us or may require us to modify our supply chain organization or other current business practices, any of which could harm our business, financial condition and results of operations.

Our operations are currently primarily dependent on a single warehouse and distribution center, and the loss of, or disruption in, the warehouse and distribution center and other factors affecting the distribution of merchandise could have a material adverse effect on our business and operations.

Our warehouse and fulfillment/distribution functions are currently primarily handled from a single facility in Los Angeles, California, operated by an unaffiliated third party. Our current fulfillment/distribution operations are substantially dependent on the continued retention of this facility. Any significant interruption in the operation of the warehouse and fulfillment/distribution center due to natural disasters, accidents, system issues or failures, or other unforeseen causes that materially impair our ability to access or use our facility, could delay or impair the ability to distribute merchandise and fulfill online orders, which could cause sales to decline.

We also depend upon third-party carriers for shipment of a significant amount of merchandise directly to our customers. An interruption in service by these third-party carriers for any reason could cause temporary disruptions in business, a loss of sales and profits, and other material adverse effects.

Our sales and gross margins may decline as a result of increasing freight costs.

Freight costs are impacted by changes in fuel prices through surcharges, among other factors. Fuel prices and surcharges affect freight costs both on inbound freight from suppliers to the distribution center as well as outbound freight from the distribution center to stores/shops, supplier returns and third-party liquidators, and shipments of product to customers. The cost of transporting our products for distribution and sale is also subject to fluctuation due in large part to the price of oil. Because most of our products are manufactured abroad, our products must be transported by third parties over large geographical distances and an increase in the price of oil can significantly increase costs. Manufacturing delays or unexpected transportation delays can also cause us to rely more heavily on airfreight to achieve timely delivery to our customers, which significantly increases freight costs. Increases in fuel prices, surcharges, and other potential factors may increase freight costs. Any of these fluctuations may increase our cost of products and have an adverse effect on our margins, results of operations and financial condition.

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If we are unable to protect our intellectual property rights, our financial results may be negatively impacted.

Our success depends in large part on our brand image. We believe our company’s name, logo, domain name, registered and unregistered trademarks, patents, copyrights, domain names, and social media handles are valuable assets that serve to differentiate us from our competitors. We currently rely on a combination of copyright, trademark, patent, trade dress and unfair competition laws to establish and protect our intellectual property rights. We cannot assure you that the steps taken by us to protect our proprietary rights will be adequate to prevent infringement of our trademarks and proprietary rights by others, including imitation and misappropriation of our brand. We cannot assure you that obstacles will not arise as we expand our product lines and geographic scope. The unauthorized use or misappropriation of our intellectual property could damage our brand identity and the goodwill we created for our company, which could cause our sales to decline. Moreover, litigation may be necessary to protect or enforce these intellectual property rights, which could result in substantial costs and diversion of our resources, causing a material adverse effect on our business, financial condition, results of operations or cash flows. For example, the application to register our original icon logo as a trademark has been subject to legal proceedings. See the section entitled “Business – Legal Proceedings” for further information regarding the status of this legal proceeding. If we cannot protect our intellectual property rights, our brand identity and the goodwill we created for our company may diminish, causing our sales to decline.

We may be subject to liability if we infringe upon the intellectual property rights of third parties.

We may be subject to liability if we infringe upon the intellectual property rights of third parties. If we were to be found liable for any such infringement, we could be required to pay substantial damages and could be subject to injunctions preventing further infringement. Such infringement claims could harm our brand image. For example, in connection with the aforementioned legal action regarding our initial icon logo, we are currently subject to claims alleging, among other matters, federal trademark infringement, false designations of origins and unfair competition, unfair competition under the Connecticut Unfair Trade Practices Act, common law trademark infringement, and unjust enrichment. While we believe the claims are without merit and are defending vigorously, there is no assurance we will be successful in such action. In addition, any payments we are required to make and any injunction with which we are required to comply as a result of such infringement actions could adversely affect our financial results.

We have an amount of debt which may be considered significant for a company of our size which could adversely affect our financial condition and our ability to react to changes in our business.

As of January 31, 2020, we had an aggregate principal amount of debt outstanding of approximately $6.2 million. We believe this is an amount of indebtedness which may be considered significant for a company of our size and current revenue base.

Our substantial debt could have important consequences to us. For example, it could:

•	make it more difficult for us to satisfy our obligations to the holders of our outstanding debt, resulting in possible defaults on and acceleration of such indebtedness;

•	require us to dedicate a substantial portion of our cash flows from operations to make payments on our debt, which would reduce the availability of our cash flows from operations to fund working capital, capital expenditures or other general corporate purposes;

•	increase our vulnerability to general adverse economic and industry conditions, including interest rate fluctuations;

•	place us at a competitive disadvantage to our competitors with proportionately less debt for their size;

•	limit our ability to refinance our existing indebtedness or borrow additional funds in the future;

•	limit our flexibility in planning for, or reacting to, changing conditions in our business; and

•	limit our ability to react to competitive pressures or make it difficult for us to carry out capital spending that is necessary or important to our growth strategy.

Any of the foregoing impacts of our substantial indebtedness could have a material adverse effect on our business, financial condition and results of operations.

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We may not be able to generate sufficient cash to service all of our debt or refinance our obligations and may be forced to take other actions to satisfy our obligations under such indebtedness, which may not be successful.

Our ability to make scheduled payments on our indebtedness or to refinance our obligations under our debt agreements, will depend on our financial and operating performance, which, in turn, will be subject to prevailing economic and competitive conditions and to the financial and business risk factors we face as described in this section, many of which may be beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures or planned growth objectives, seek to obtain additional equity capital or restructure our indebtedness. In the future, our cash flows and capital resources may not be sufficient for payments of interest on and principal of our debt, and such alternative measures may not be successful and may not permit us to meet scheduled debt service obligations. In the absence of such operating results and resources, we may be required to dispose of material assets to meet our debt service obligations. We may not be able to consummate those sales, or, if we do, we will not control the timing of the sales or whether the proceeds that we realize will be adequate to meet debt service obligations when due.

For example, as of January 31, 2020, we owed our senior secured lender $5.0 million that is due on the scheduled maturity date of April 1, 2021. Our credit agreement contains negative covenants that, subject to significant exceptions limit our ability, among other things to make restricted payments, pledge assets as security, make investments, loans, advances, guarantees and acquisitions, or undergo other fundamental changes. A breach of any of these covenants could result in a default under the credit facility and permit the lender to cease making loans to us. Upon the occurrence of an event of default under this agreement, the lender could elect to declare all amounts outstanding thereunder to be immediately due and payable. We have pledged all of our assets as collateral under our credit facility. If the lender accelerates the repayment of borrowings, we may not have sufficient assets to repay them and we could experience a material adverse effect on our financial condition and results of operations.

We will likely need to raise additional capital required to grow our business, and we may not be able to raise capital on terms acceptable to us or at all.

Growing and operating our business will require significant cash outlays and capital expenditures and commitments. We have utilized cash on hand and cash generated from operations, accessed our credit facility and issued equity and debt securities as sources of liquidity. If cash on hand and cash generated from operations are not sufficient to meet our cash requirements, we will need to seek additional capital, potentially through equity or debt financing, to fund our growth. Our ability to access the credit and capital markets in the future as a source of liquidity, and the borrowing costs associated with such financing, are dependent upon market conditions. In addition, any equity securities we issue, including any preferred stock, may be on terms that are dilutive or potentially dilutive to our stockholders, and the prices at which new investors would be willing to purchase our securities may be lower than the offering price per share of our Class A Common Stock. The holders of any equity securities we issue, including any preferred stock, may also have rights, preferences or privileges which are senior to those of existing holders of Class A Common Stock. If new sources of financing are required, but are insufficient or unavailable, we will be required to modify our growth and operating plans based on available funding, if any, which would harm our ability to grow our business.

Our failure to comply with trade and other regulations could lead to investigations or actions by government regulators and negative publicity.

The labeling, distribution, importation, marketing and sale of our products are subject to extensive regulation by various federal agencies, including the Federal Trade Commission, Consumer Product Safety Commission and state attorneys general in the U.S., as well as by various other federal, state, provincial, local and international regulatory authorities in the locations in which our products are distributed or sold. If we fail to comply with those regulations, we could become subject to significant penalties or claims or be required to recall products, which could negatively impact our results of operations and disrupt our ability to conduct our business, as well as damage our brand image with consumers. In addition, the adoption of new regulations or changes in the interpretation of existing regulations may result in significant unanticipated compliance costs or discontinuation of product sales and may impair the marketing of our products, resulting in significant loss of net revenues.

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Our international operations are also subject to compliance with the U.S. Foreign Corrupt Practices Act, or FCPA, and other anti-bribery laws applicable to our operations. Although we have policies and procedures to address compliance with the FCPA and similar laws, there can be no assurance that all of our employees, agents and other partners will not take actions in violations of our policies. Any such violation could subject us to sanctions or other penalties that could negatively affect our reputation, business and operating results.

Changes to statutes or regulations, in particular, changes to Customs and Border Patrol section 321, could have a negative impact on our business, financial condition, results of operations and cash flows.

Section 321, 19 USC 1321 (“section 321”) is the federal statute that sets the de minimis level concerning all the international shipments headed to the United States. De minimis provides admission of articles free of duty and of any tax imposed on or by reason of importation. Under this statute, the aggregate fair retail value of articles imported by one person on one day and exempted from the payment of duty shall not exceed $800. The company plans to utilize section 321 to significantly reduce the total amount we pay for duties and taxes (see “The Company’s Business -- Sourcing, Manufacturing and Quality Assurance”). Such laws and regulations are subject to periodic review and potential revision by the U.S. Congress. The company cannot predict the timing or ultimate outcome of any of these reviews or how any future actions taken as a result thereof may impact its business, results of operations, cash flows and financial condition.

Our future success depends on our key executive officers and our ability to attract, retain, and motivate qualified personnel.

Our future success largely depends upon the continued services of our executive officers and management team, especially our Chief Executive Officer and President, Mr. Ron L. Wilson, II. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Additionally, we may incur additional expenses to recruit and retain new executive officers. If any of our executive officers joins a competitor or forms a competing company, we may lose some or all of our customers. Finally, we do not maintain “key person” life insurance on any of our executive officers. Because of these factors, the loss of the services of any of these key persons could adversely affect our business, financial condition, and results of operations, and thereby an investment in our stock.

In addition, our continuing ability to attract and retain highly qualified personnel, especially employees with experience in the fashion and fitness industries, will also be critical to our success because we will need to hire and retain additional personnel as our business grows. There can be no assurance that we will be able to attract or retain highly qualified personnel. We face significant competition for skilled personnel in our industries. This competition may make it more difficult and expensive to attract, hire, and retain qualified managers and employees. Because of these factors, we may not be able to effectively manage or grow our business, which could adversely affect our financial condition or business. As a result, the value of your investment could be significantly reduced or completely lost.

If the technology-based systems that give our customers the ability to shop with us online do not function effectively, our operating results could be materially adversely affected.

The substantial majority of our customers shop with us through our e-commerce website and mobile application. Increasingly, customers are using tablets and smart phones to shop online with us and with our competitors and to do comparison shopping. Any failure on our part to provide an attractive, effective, reliable, user-friendly e-commerce platform that offers a wide assortment of merchandise with rapid delivery options and that continually meet the changing expectations of online shoppers could place us at a competitive disadvantage, result in the loss of sales, harm our reputation with customers, and could have a material adverse impact on our business and results of operations.

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Security breaches and other disruptions could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

In the ordinary course of our business, we collect and store sensitive data, including intellectual property, our proprietary business information, and financial and other personally identifiable information of our customers and employees. The secure processing, maintenance, and transmission of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost, or stolen. Advanced attacks are multi-staged, unfold over time, and utilize a range of attack vectors with military-grade cyber weapons and proven techniques, such as spear phishing and social engineering, leaving organizations and users at high risk of being compromised. The vast majority of data breaches, whether conducted by a cyber attacker from inside or outside of the organization, involve the misappropriation of digital identities and user credentials. These credentials are used to gain legitimate access to sensitive systems and high-value personal and corporate data. Many large, well-known organizations have been subject to cyber-attacks that exploited the identity vector, demonstrating that even organizations with significant resources and security expertise have challenges securing their identities. Any such access, disclosure, or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, a disruption of our operations, damage to our reputation, or a loss of confidence in our business, any of which could adversely affect our business, revenues, and competitive position.

Organizations face growing regulatory and compliance requirements.

New and evolving regulations and compliance standards for cyber security, data protection, privacy, and internal IT controls are often created in response to the tide of cyber-attacks and will increasingly impact organizations. Existing regulatory standards require that organizations implement internal controls for user access to applications and data. In addition, data breaches are driving a new wave of regulation with stricter enforcement and higher penalties. Regulatory and policy-driven obligations require expensive and time-consuming compliance measures. The fear of non-compliance, failed audits, and material findings has pushed organizations to spend more to ensure they are in compliance, often resulting in costly, one-off implementations to mitigate potential fines or reputational damage. Any substantial costs associated with failing to meet regulatory requirements, combined with the risk of fallout from security breaches, could have a material adverse effect on our business and brand.

Our business is affected by seasonality.

Our business is affected by the general seasonal trends common to the retail apparel industry. This seasonality may adversely affect our business and cause our results of operations to fluctuate, and, as a result, we believe that comparisons of our operating results between different quarters within a single fiscal year are not necessarily meaningful and that results of operations in any period should not be considered indicative of the results to be expected for any future period.

We have identified a material weakness in our internal control over financial reporting and may identify additional material weaknesses in the future that may cause us to fail to meet our reporting obligations or result in material misstatements of our financial statements. If we fail to remediate any material weaknesses or if we fail to establish and maintain effective control over financial reporting, our ability to accurately and timely report our financial results could be adversely affected.

Prior to the completion of this offering, we have had limited accounting personnel and other resources to address our internal control over financial reporting. During the course of preparing for this offering, we determined that we had a material weakness in our internal control over financial reporting as of December 31, 2018 relating to our financial reporting processes.

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Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with US generally accepted accounting principles. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis.

For a discussion of our remediation plan, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Internal Control over Financial Reporting.” The actions we have taken are subject to review, supported by confirmation and testing by management. While we have implemented a plan to remediate this weakness, we cannot assure you that we will be able to remediate this weakness, which could impair our ability to accurately and timely report our financial position, results of operations or cash flows.

Our failure to remediate the material weakness identified above or the identification of additional material weaknesses in the future, could adversely affect our ability to report financial information, including our filing of annual and semi-annual reports with the Commission on a timely and accurate basis. Moreover, our failure to remediate the material weakness identified above or the identification of additional material weaknesses could prohibit us from producing timely and accurate financial statements.

The exclusive forum provision in our amended and restated certificate of incorporation and bylaws, as amended, could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Article 7 of our amended and restated certificate of incorporation and Article 8.14 of our bylaws, as amended, dictate that the Delaware Court of Chancery is the sole and exclusive forum for certain actions including a derivative action or proceeding brought on behalf of our company; an action asserting a breach of fiduciary duty owed by an officer, director, employee or to the stockholders of our company; any claim arising under the DGCL (as defined below); and any action asserting a claim governed by the internal affairs doctrine. We do not intend this exclusive forum provision to apply to claims under the federal securities laws. While management believes limiting the forum is a benefit, stockholders could be inconvenienced by not being able to bring an action in another forum they find favorable. Note that there is uncertainty as to whether a court would enforce this provision as it relates to claims under the federal securities laws and that stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

A Delaware corporation is allowed to mandate in its corporate governance documents a chosen forum for the resolution of state law-based stockholder class actions, derivative suits and other intra-corporate disputes. Additionally, Delaware Chancery Courts can typically resolve disputes on an accelerated schedule when compared to other forums. As a result, it may be more difficult for investors located outside of the State of Delaware to bring a legal action against us for certain claims, due to cost and geographic limitations.

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Investors in this offering are bound by the governing law and jurisdiction provision contained in the subscription agreement, which limits an investor’s ability to bring lawsuits in connection with this offering.

In order to invest in this offering, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the State of California, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. The provision does not apply to lawsuits arising under the federal securities laws; investors will not be deemed to have waived our compliance with federal securities law and the rules and regulations thereunder. As a result, it may be more difficult for investors located outside the State of California to bring a legal claim against us for certain claims due to cost and geographic limitations. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition, or results of operations.

In certain circumstances, investors in this offering will not have dissenters’ rights.

The subscription agreement that investors will execute in connection with the offering contains a “drag-along provision” related to the sale, dissolution, or merger of the company whereby investors agree to vote any shares they own in the same manner as the majority holders of our other classes of voting stock. Specifically, and without limitation, if the board of directors and majority holders of our other classes of stock may determine to sell the company, depending on the nature of the transaction, investors will be forced to sell their stock in that transaction regardless of whether they believe the transaction is the best or highest value for their shares, and regardless of whether they believe the transaction is in their best interests. See “Securities Being Offered – Drag Along Provision.”

This investment is illiquid.

There is no currently established market for reselling these securities. If you decide that you want to resell these securities in the future, you may not be able to find a buyer. Although the company intends to apply in the future for quotation of its common stock on an over-the-counter market, or similar, exchange, there are a number of requirements that the company may or may not be able to satisfy in a timely manner. Even if we obtain that quotation, we do not know the extent to which investor interest will lead to the development and maintenance of a liquid trading market. You should assume that you may not be able to liquidate your investment for some time or be able to pledge these shares as collateral.

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DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because all the shares are worth the same amount, and you paid more than earlier investors for your shares.

The following table (as of January 31, 2020) demonstrates the price that new investors are paying for their shares with the effective cash price paid by existing stockholders. This method gives investors a better picture of what they will pay for their investment compared to the company’s insiders than just including such transactions for the last 12 months, which is what the Commission requires. The share numbers and amounts in this table assume (1) conversion of all issued shares of Preferred Stock into shares of Common Stock and (2) conversion of all outstanding warrants and options into shares of Common Stock at weighted average exercise price.

	Dates Issued	Issued Shares	Potential Shares	Total Issued and Potential Shares	Effective cash price per share at issuance or potential conversion

Class A Common Stock	2012 - 2019	14,222,230		14,322,230	$0.67
Series A Preferred Stock	2013	1,712,200		1,712,200	$0.19
Series A-1 Preferred Stock	2014	5,970,300		5,970,300	$0.31
Series A-2 Preferred Stock	2015 - 2016	4,791,500		4,791,500	$0.51
Series AA Preferred Stock	2019	13,642,088		13,642,088
Class A Common Stock Warrants	Various		581,800	581,800
Series A-2 Preferred Stock Warrants	Various		2,089,747	2,089,747

2015 Equity Incentive Plan:
Options and RSUs issued and outstanding	Various		1,492,670	1,492,670
Shares available for issuance under the plan	Various		128,830	128,830
Non-Plan Options:
Options and RSUs issued and outstanding	Various		171,500	171,500
Total Common Stock Share Equivalents		40,338,318	4,464,547	44,802,865	$0.41

Investors in this offering, assuming $12 million raised		12,000,000	–	12,000,000	$1.00
Total after inclusion of this offering		52,338,318	4,464,547	56,802,865

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Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round or an angel investment), employees exercising stock options, or by conversion of certain instruments (such as convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

The type of dilution that hurts early-stage investors most occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

•	In June 2018 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.

•	In December the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.

•	In June 2019 the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the amount of convertible notes that the company has issued (and may issue in the future, and the terms of those notes.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

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USE OF PROCEEDS

We estimate that our net proceeds from the sale of 12,000,000 shares of our Class A Common Stock in this offering will be approximately $11.1 million, assuming an offering price of $1.00 per share, after deducting estimated underwriting commissions and estimated offering expenses payable by us.

We currently expect to use the approximate net proceeds from this offering for the following:

•	$3.0 million for marketing, including content and mobile application development, for customer awareness, acquisition, and retention;

•	$2.0 million for product creation and increase inventory holdings; and

•	The balance to fund working capital and other general corporate purposes.

If the offering size is equal to or less than $3,000,000, representing 25% of the maximum offering amount, then we estimate that the net proceeds, after offering expenses of $225,000 would be approximately $2,775,000 and be allocated as follows:

•	$1.0 million for marketing, including content and mobile application development, for customer awareness, acquisition, and retention;

•	$1.0 million for product creation and increase inventory holdings; and

•	The balance to fund working capital and other general corporate purposes.

If the offering raises $6,000,000, representing 50% of the maximum offering amount, we estimate that the net proceeds, after offering expenses of $435,000, would be approximately $5,565,000 and be allocated as follows:

•	$2.0 million for marketing, including content and mobile application development, for customer awareness, acquisition, and retention;

•	$1.0 million for product creation and increase inventory holdings; and

•	The balance to fund working capital and other general corporate purposes.

If the offering raises $9,000,000, representing 75% of the maximum offering amount, we estimate that the net proceeds, after offering expenses of $645,000, would be approximately $8,355,000 and be allocated as follows:

•	$3.0 million for marketing, including content and mobile application development, for customer awareness, acquisition, and retention;

•	$1.5 million for product creation and increase inventory holdings; and

•	The balance to fund working capital and other general corporate purposes.

Because the offering is a “best efforts” offering without a minimum offering amount, we may close the offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation instruments, including short-term and long-term interest-bearing instruments, investment-grade securities, and direct or guaranteed obligations of the U.S. government.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. Our management will retain broad discretion in the application of the net proceeds we receive from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

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THE COMPANY’S BUSINESS

We are engaged in the design, development, manufacturing and distribution of premium performance apparel and gear. We are a community-driven brand focused on people living a fitness-based lifestyle, and we constantly strive to push the limits of what we can do to strengthen and support the fitness community.

Products and Product Design

Products

We offer a suite of product offerings consisting of premium performance apparel, footwear, and gear for men and women who live a fitness-based lifestyle, including items such as shorts, pants, tops and jackets, socks and other accessories designed for functional fitness and other athletic pursuits. We began shipping footwear in February 2018 with the introduction of our multi-insole cross-training shoe. We sell our products at multiple price levels and design our products with unique fabrics and/or innovative features which we believe differentiates our products from those of our competitors and doubles as gear for an active lifestyle.

We believe the clothes you wear for a workout can make a difference in how you feel during as well as after exercise. While your gym clothes should be ready for even the most strenuous of exercise regimens, what works at the gym or yoga studio now works in many casual office or entertainment settings, especially as items become more stylish. We believe our customers seek a combination of performance and style in their activewear. Since consumer purchase decisions are driven by both an actual need for functional products and a desire to live a particular lifestyle, we believe the strength of our brand and community appeals to those who pursue an active, mindful, and balanced life.

As we enter into 2020, we will be launching the next version of our Training App, currently named HYLETE Daily Circuit App. The current version of the app has been downloaded approximately 35,000 times, and has a current user base of 3,672 users on Android devices, and 5,647 users on Apple devices. The new version that is anticipated to be available in April of 2020 will be renamed HYLETE Circuit Training App. This new version of the app will be a Freemium version that offers a limited time free trial and will be priced at $9.99 per month. Users not subscribing will see all of the features of the app but have limited access if they choose not to subscribe. The Free version of the updated app will feature a limited number of workouts on loop, new videos, new movements, and trainer-led instruction. The paid version of the updated app will feature unlimited workouts, new styles of workouts, new programming, new videos, new trainer-led content, a custom workout builder, and a new point system where users can earn store credit to be used at HYLETE.com

The content that we have been writing and producing for the workout programming of the app will also be utilized to form continuing education course for certified personal trainers.

Product Design

We believe our customers seek a combination of performance and style in their activewear, choosing products that allow them to feel great during exercise and comfortable wearing this apparel in social settings thereafter. Our product team strives to identify consumer trends and needs, proactively seeking the input of our customers to achieve our product goals of function, style and versatility.

For example, in response to requests received from members of the HYLETE community for new products and features for existing products, we launched HYLETE Project. We share items that we are developing with our community at www.hylete.com/project to solicit feedback and funding. Customers receive a discount on the proposed retail price of the item under development when they back a new product by paying the proposed discounted price. The initiative has helped us to gain insight into the most preferred colors, thereby enabling us to better manage our inventory.

Our design staff remains in tune with the culture of fitness, health, and action sports, spending considerable time analyzing sales data, gathering feedback from our customers, shopping in key markets and soliciting input from our e-commerce vendors. The team is focused on identifying and interpreting the most current trends to help forecast the future design and product demands of our customers.

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We seek to regularly upgrade and improve our products with the latest in innovative materials while broadening our product offerings. Our product team designs products with technically advanced fabrics, working closely with our suppliers to incorporate the latest in innovation and styling to our products. After the initial design is complete, we work with our suppliers to develop samples, and often cycle through multiple iterations of samples to ensure that the product is manufactured to specifications and meets our high-quality expectations. We partner with independent inspection, verification, and testing companies, who conduct a variety of tests on our fabrics, testing performance characteristics including pilling, shrinkage, abrasion resistance, and colorfastness. Once we have an acceptable sample, we place an order with the supplier and the final product is made available for sale.

Sourcing, Manufacturing and Quality Assurance

The fabric and other raw materials used to manufacture our apparel products are sourced by from suppliers located primarily in the Asia Pacific region. Some of the specialty fabrics and other raw materials used in our apparel products are technically advanced products developed by third parties and may be available, in the short term, from a limited number of sources. We rely on a limited number of suppliers to provide fabrics for, and to produce, our products.

We do not own or operate any manufacturing facilities and rely solely on third party contract manufacturers operating primarily in China and the Asia Pacific region for the production of our products (see “Risk Factors -- Our third-party suppliers are located in geographies currently affected by the coronavirus.”). All of our contract manufacturers are evaluated for quality systems, social compliance and financial strength by our internal teams prior to being selected and on an ongoing basis. Where appropriate, we strive to qualify multiple manufacturers for particular product types and fabrications. We also seek out vendors that can perform multiple manufacturing stages, such as procuring raw materials and providing finished products, which helps us to control our cost of goods sold.

While we have developed long-standing relationships with a number of our suppliers and manufacturing sources and take great care to ensure that they share our commitment to quality and ethics, we do not have any long-term term contracts with these parties for the production and supply of our fabrics and products. We require that all of our manufacturers adhere to a vendor code of ethics.

Currently, our products are shipped from our suppliers to an unaffiliated third-party logistics partner which currently handles all our warehousing, fulfillment, outbound shipping and returns processing. We intend to enhance our fulfillment functionality by partnering with a new third-party logistics partner that can support greater sales volume while allowing us to reduce our landed cost by taking advantage of the saving available under the section 321 programs offered by US Customs and Border Protection. The contract with our new provider was signed in January of 2020, and we anticipate beginning shipping from this facility in April of 2020.

Sales

To date, all our products have been sold direct to consumers through our website (www.hylete.com) and through third-party e-commerce retailers and other businesses that order in bulk or with corporate branding added to our products. We remain focused on a “direct-to-consumer” model that we believe makes shopping more convenient for our core customers and more cost effective than investment and management of brick and mortar storefronts.

E-commerce

We believe that our target customer regularly shops online through various digital channels and that our digital platform provides our customers a seamless shopping experience. Our website serves both as a sales channel and a marketing tool to our extended customer base. We often change the look of our website to highlight new product offerings and promotions and to encourage frequent visits. We utilize multiple tools to drive traffic online, including our catalog, search engine marketing, internet ad placement, shopping site partnerships, third-party affiliations, email marketing, digital marketing and direct mail.

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We continue to update our e-commerce site to enhance its quality and functionality, including design and content upgrades, mobile and tablet applications, expanded presence on social media, and platform enhancements. To support our customer-centric focus, we also continuously evaluate and implement improvements to our technological platforms, which affect merchandising, planning, allocation, order management, and customer relationship management. These improvements allow us to more effectively engage the customer, remain flexible and scalable to support growth, provide integrated service, and have information for real-time decision making.

Inventory Management

Inventory management is important to the financial condition and operating results of our business. We manage our inventory levels based on existing orders, anticipated sales and the rapid-delivery requirements of our customers. Our inventory strategy is focused on continuing to meet consumer demand while improving our inventory efficiency over the long term by putting systems and processes in place to improve our inventory management. These systems and processes are designed to improve our forecasting and supply planning capabilities. In addition to systems and processes, key areas of focus that we believe will enhance inventory performance are added discipline around the purchasing of raw materials, production lead time reduction, and better planning and execution in selling of excess inventory.

Our practice, and the general practice in the apparel, footwear and accessory industries, is to offer retail customers the right to return defective or improperly shipped merchandise. As it relates to new product introductions, which can often require large initial launch shipments, we commence production before receiving orders for those products from time to time. This can affect our inventory levels as we build pre-launch quantities.

Marketing

We believe marketing is a critical element in maximizing our brand value to our consumers. Our in-house marketing department conceives and produces omni-channel marketing initiatives aimed to increase brand awareness, positive perception and drive-engagement and conversion. Our marketing approach is designed to create an authentic connection with our customers by consistently generating excitement for our brand and the connected, active lifestyle we represent. We utilize a multi-pronged marketing strategy to connect with our customers and drive traffic to our online platform, comprised of the following:

•       Social Media. We believe our core customers rely heavily on the opinions of their peers, often expressed through social media. Therefore, we use our website blog, as well as Facebook, Instagram, Twitter and Snapchat posts, as a viral marketing platform to communicate directly with our customers while also allowing customers to interact with one another and provide feedback on our products.

•       HYLETE Circuit Training App. The newest version of our app is designed to engage our customers by providing workout programming and education, fitness tracking, and rewards at HYLETE.com.

•       Loyalty Program. Our customer loyalty program is designed to interact with our customers in a direct and targeted manner, and to provide insight into their shopping behaviors and preferences. Customers earn reward points that can be used to purchase products.

•       Email Marketing. We utilize email marketing to build awareness and drive traffic to our online platform. We maintain a database through which we track and utilize key metrics such as customer acquisition cost, lifetime value per customer, cost per impression and cost per click. This database provides us with information that we use to communicate with customers regarding key initiatives and offer promotions on select merchandise, as well as to introduce new product offerings.

•       Community Outreach. The HYLETE charity support program champions charities that share the same core beliefs of the HYLETE community. These consist of:

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GRACEDBYGRIT Foundation: The GRACEDBYGRIT foundation is an independent 501(c)(3) non-profit organization and is independent from both HYLETE and GRACEDBYGRIT, Inc. The GRACEDBYGRIT foundation educates and empowers all girls and young women to discover and develop their grit. Through workshops and live events, girls gain tools to redefine the way they view failure, confront challenges with confidence, and deepen their self-awareness. HYLETE is a sponsor of the foundation; 1% of all our women’s product line sales benefit the foundation.

Charity Tee Sales: We donate fifty percent (50%) of the revenue generated from sales of charity apparel on HYLETE.com to the participating charities:

O.U.R. Rescue: An estimated two million children are living as slaves in the world today. O.U.R. undercover teams of former Special Operations personnel go into the darkest corners of the world to help liberate these children.

Team Rubicon: Team Rubicon unites the skills and experiences of military veterans with first responders to rapidly deploy response teams to emergencies around the world.

Scratch My Belly: Scratch My Belly is a non-profit organization dedicated to saving animals from high kill shelters. They work to rehabilitate and re-home animals in need.

31Heroes: The mission of 31Heroes is to raise money and awareness through social and athletic events to support the families of Extortion 17 and honor their legacy by funding the treatment of traumatic brain injury (TBI) and post-traumatic stress disorder (PTSD).

Barbells For Bullies: Barbells for Bullies hosts fitness events all over the U.S. to raise money and awareness for local animal rescues and advocacy groups. Completely volunteer run, Barbells For Bullies donates ALL net proceeds from their efforts to rescues and other non-profit animal organizations.

•       The HYLETE Community. We utilize a community-based approach to building awareness of our brand. Since consumer purchase decisions are driven by both an actual need for functional products and a desire to live a particular lifestyle, we believe the credibility of our brand and the authentic community experiences we offer expand our potential market beyond just athletes to those who pursue an active, mindful, and balanced life.

Competition

We compete with other major activewear and athletic apparel brands such as Nike, Rhone, UnderArmour, Fabletics, Reebok, Adidas, and Lululemon. Since we sell our products almost exclusively on www.hylete.com, we have no retail channel conflict and are able to offer our customers high quality apparel for lower prices than many of our competing brands. Our value proposition, combined with our strong brand appeal and community-based marketing approach, are our primary competitive advantages over the large, multichannel athletic brands.

Government Regulation

We are subject to labor and employment laws, laws governing advertising and promotions, privacy laws, safety regulations, consumer protection regulations and other laws that regulate retailers and govern the promotion and sale of merchandise. We monitor changes in these laws and believe that we are in material compliance with applicable laws.

Seasonality

Our business is affected by the general seasonal trends common to the retail apparel industry. Our annual net revenue is weighted more heavily toward our fourth fiscal quarter, reflecting our historical strength in sales during the holiday season, while our operating expenses are more equally distributed throughout the year.

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Intellectual Property

We currently hold a trademark on the name HYLETE in the United States, Canada and in the other countries where our products will be either sold or manufactured. We also hold two patents on our waist tightening systems. We have one other patent application pending. We have submitted a trademark application for our current HYLETE medallion icon.

Properties

Our 4,300 square foot facility in Solana Beach, California serves as our headquarters. The monthly lease rate is approximately $10,000 and the term is through March 31, 2021.

Employees

As of January 31, 2020, we had 28 employees, all of which were full-time employees. We believe our relationship with our employees is good. None of our employees are currently covered by a collective bargaining agreement. We have had no labor-related work stoppages and we believe our relationship with our employees is strong.

Legal Proceedings

In response to the opposition to our application to register our original icon logo bearing Serial No. 85837045 (the “Logo”), the Trademark Trial and Appeal Board (“TTAB”) determined that the Logo could potentially cause confusion in the marketplace with another mark; and as a result, determined that the U.S. Patent and Trademark Office (“USPTO”) should reject registration of the Logo. We filed an appeal to the TTAB decision with the Federal Circuit Court of Appeals, which the Federal Circuit ruled was properly before that court and not in district court after our filing of a motion for reconsideration. On February 20, 2018, we filed our principal brief with the Federal Circuit Court of Appeals, and on April 16, 2018, we filed the reply to the opposer’s answer to our brief. Oral arguments were held at the United States Court of Appeals for the Federal Circuit on January 7, 2019. On August 1, 2019, the Federal Circuit Court of Appeals affirmed the TTAB ruling. Although we no longer utilize this icon logo mark (phased out during 2017), we remain committed to defend all of our intellectual property aggressively.

The opposing party, Hybrid Athletics, LLC (“HA”), also filed a civil action in the U.S. District Court for the District of Connecticut on October 23, 2017, seeking damages and alleging, among other claims, federal and common law trademark infringement, false designation of origin and unfair competition, unfair competition under the Connecticut Unfair Trade Practices Act, and unjust enrichment.

On November 26, 2019, the U.S. District Court in this matter awarded sanctions against HA for their destruction of potentially relevant evidence. If the case goes to trial, the jury will be instructed by the presiding Judge that they may assume, in their deliberations, that any evidence destroyed by HA’s sole owner Robert Orlando may have been potentially relevant and unfavorable to HA’s case against HYLETE.

On December 12, 2019, we answered HA’s complaint and filed a cross-complaint, which seeks declaratory judgment of our ownership of our trademarks, and our non-infringement of the HA marks at issue, as well as cancellation of HA’s marks on various grounds. This cross-complaint, in part, incorporates the arguments made in our petition for cancellation of HA’s registered word mark in International Class 025 and bearing Registration No. 4,609,469, which was filed with the TTAB on July 13, 2018, but has been suspended pending resolution of the U.S. District Court matter.

In this matter, dispositive motions are due on May 22, 2020. Any responses shall be due on June 19, 2020, and any replies to any responses shall be due by July 10, 2020. The court will hold oral argument on any dispositive motions on July 28, 2020. If the case is not dismissed, the trial will begin in early October of 2020.

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On December 30, 2019, HYLETE filed suit against HA and Rob Orlando in U.S. District Court for the Southern District of California, asserting fraudulent procurement of HA’s registered wordmark in International Class 025 and bearing Registration No. 4,609,469; cancellation of such mark; violations of the Federal Lanham Act, California’s Unfair Competition Law, and Connecticut’s Unfair Trade Practices Act; and tortious interference with HYLETE’s prospective economic advantage.

We believe that the strength of our claims will lead to a positive outcome for us regarding the associated cases involving HA and Robert Orlando.

At the time of our alleged advertising injury to HA, we had a policy with Farmers Insurance that we believe covered us for up to $2 million in legal reimbursements. We tendered the U.S. District Court claims to our carrier within days of the case’s commencement. Although the carrier indicated an initial willingness to settle, we were not able to come to a negotiated resolution that we deemed fair. As a result, we filed a complaint on May 16, 2019, in the San Diego County District Court against the insurance carrier, seeking a declaratory judgment regarding the carrier’s duty to defend, as well as claims for breach of contract, specific performance and bad faith. On March 10, 2020, the court granted the company’s motion for summary judgment.

On December 13, 2019, we filed motion for summary adjudication in Superior Court of California, County of San Diego. The hearing on the motion is scheduled for February 28, 2020. Additionally, the Superior Court Judge ordered a mandatory settlement conference that has not yet been scheduled. While we have yet to receive any reimbursement of legal fees, we believe that we had proper coverage under our policy with the carrier and that they are financially responsible for our defense costs in the U.S District Court case.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes and other financial information appearing elsewhere in this Offering Circular. Some of the information contained in this discussion and analysis or set forth elsewhere in this Offering Circular, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the “Risk Factors” section of this Offering Circular, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We are a digitally native, fitness lifestyle company engaged in the design, development, manufacturing and distribution of premium performance apparel, footwear, and gear for men and women. Our products incorporate unique fabrics and/or innovative features that we believe differentiates us from our competitors, and are designed to offer superior performance, fit and comfort while incorporating both function and style. We focus our products, content, and initiatives on customers and communities that maintain a fitness-based lifestyle.

We seek to reach our target customer audience through a multi-faceted marketing strategy that is designed to integrate our brand image with the lifestyles we represent. We pursue a marketing strategy which leverages our local teams and ambassadors, digital marketing and social media, and a variety of grassroots initiatives. We also plan to continue to explore how we can complement and amplify our community-based initiatives with brand-building activity. We are continuously looking to partner and build meaningful relationships with social media influencers to produce high-quality fitness-focused content. We believe this approach offers an opportunity for our customers to develop a strong identity with our brands and culture. We also have a loyalty program to further engage, reward and motivate our customers. We believe that our immersion in the fitness lifestyle culture allows us to build credibility with our target audience and gather valuable feedback on ever evolving customer preferences.

In order to identify new trends and consumer preferences, our product design team spends considerable time analyzing sales data and gathering feedback from our customers. We believe this provides us with valuable consumer data and analytics to helps shape our merchandising strategy. For example, in May 2016, in response to requests received from members of the HYLETE community for new products and features for existing products, we launched HYLETE Project. Under the HYLETE Project, we introduce new products that we are developing with our community at www.hylete.com/project and offer our customer to purchase such products at a discount to the proposed retail price. To date, we have launched over 45 new product styles on the HYLETE Project. This initiative has helped us to further engage our customer base and gain insight into the most preferred styles and colors, thereby enabling us to better manage our inventory. We believe that this direct interaction with our community allows us to collect feedback and incorporate unique performance and fashion needs into the design process.

Our products are sold direct to consumers primarily through our website (www.hylete.com) and certain third-party e-commerce marketplace retailers We also have select strategic partners that order in bulk and/or with their corporate branding added to our products. We believe that a direct-to-consumer model provides a more convenient retail experience for our customers, allows us to access more customers than with a traditional brick-and-mortar model and is more cost effective than investment and management of brick and mortar storefronts.

Several factors have contributed to our increase in customer acquisition, including higher online advertising spend, new print marketing collateral such as catalogs, and the creation of a new points-based referral program. Our repeat purchase rates have increased due to improved email segmentation and overall email marketing execution, as well as an expanded product offering, including new fabrics, styles and categories. Our continued investment in marketing and product will be critical factors in the future revenue growth of our company.

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GRACEDBYGRIT Acquisition

Effective June 1, 2018, we completed a purchase of all the assets of GRACEDBYGRIT, Inc., a Delaware corporation (“GRACEDBYGRIT”), pursuant to an Asset Purchase Agreement dated May 31, 2018 between HYLETE and GRACEDBYGRIT. We purchased 100% of the net assets of GRACEDBYGRIT, Inc. for 789,875 shares of Class B Common Stock in an amount valued at $987,344 as consideration for the transaction. The shares of Class B Common Stock were valued at the price to which our shares were being sold to third parties at the time of the transactions.

The acquisition of GRACEDBYGRIT constituted the acquisition of a “significant business” pursuant to the provisions of Regulation S-X and therefore separate financial statements of GRACEDBYGRIT and selected pro forma financial information is provided elsewhere in this Offering Circular.

The asset acquisition of GRACEDBYGRIT included a $400,000 bridge note funding by Steelpoint Co-Investment Fund (“Steelpoint Bridge Note”) that was executed and funded contemporaneously with the Asset Purchase Agreement dated May 31, 2018. The Steelpoint Bridge Note debt was utilized to build inventories that helped grow our overall net sales in 2018. Steelpoint converted its bridge note to equity on December 31, 2019. As of June 30, 2019, former product styles that have been reproduced as HYLETE women’s styles have had net sales of approximately $88,000 with average gross margins of approximately 50%. GRACEDBYGRIT manufactured its products at factories in the United States utilizing fabrics sourced from Italy. We now utilize these factories for the product styles under the HYLETE brand name.

In addition to the Steelpoint Bridge Note, the women’s product styles, and U.S. manufacturing resources, we also had four GRACEDBYGRIT employees join our team including GRACEDBYGRIT’s Chief Operating Officer and Co-founder (Kate Nowlan), who now serves on our leadership team as the Vice President, HYLETE Experience.

Basis of Presentation

Net sales

Net sales is comprised of direct to consumer sales through www.hylete.com, and other third-party sites. Our net sales reflect sales revenues, net of discounts, and shipping revenues, offset by sales returns and allowances.

Cost of sales

Cost of sales includes the cost of purchased merchandise, including freight, duty, and nonrefundable taxes incurred in delivering our goods. It also includes all costs incurred in operating our production, design, distribution, and merchandise departments, and inventory provision expense. The primary drivers of the costs of individual products are the costs of raw materials and labor in the countries where we source our merchandise.

Operating expenses

Operating expenses consists of (i) selling and marketing expenses, (ii) general and administrative expenses and (iii) shipping and distribution expenses We recognize shipping and handling billed to customers as a component of net sales and the cost of shipping and handling as a component of operating expenses. Operating expenses increased in fiscal 2019 vs. fiscal 2018 due to additional sales and marketing expenses to support our growth, and strategic investments to support the long-term growth of the business. We expect operating expenses in 2020 to remain close to their 2019 levels

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Factors Affecting Our Performance

Overall Economic Trends

The overall economic environment and related changes in consumer behavior have a significant impact on our business. In general, positive conditions in the broader economy promote customer spending on our sites, while economic weakness, which generally results in a reduction of customer spending, may have a more pronounced negative effect on spending on our sites. Macroeconomic factors that can affect customer spending patterns, and thereby our results of operations, include employment rates, business conditions, changes in the housing market, the availability of credit, interest rates and fuel and energy costs. In addition, during periods of low unemployment, we generally experience higher labor costs.

Growth in Brand Awareness and Site Visits

We intend to continue investing in our brand marketing efforts, with a specific focus on increasing HYLETE brand awareness. We have made significant investments to strengthen the HYLETE brand through expansion of our social media presence, events and strategic relationships. If we fail to cost-effectively promote our brand or convert impressions into new customers, our net sales growth and profitability would be adversely affected.

Customer Acquisition

To continue to grow our business, we intend to acquire new customers and retain our existing customers at a reasonable cost. We invest significant resources in marketing and use a variety of brand and performance marketing channels to acquire new customers. It is important to maintain reasonable costs for these marketing efforts relative to the net sales and profit we expect to derive from customers. Failure to effectively attract customers on a cost-efficient basis would adversely impact our profitability and operating results.

To measure the effectiveness of our marketing spend, we analyze customer acquisition cost, or CAC, and customer lifetime value, or LTV. We define CAC as all of our brand and performance marketing expenses attributable to acquiring new customers divided by the number of customers who placed their first order in the relevant period. We manage CAC methodically, continually using data and internal return on advertising spend targets to optimize our acquisition strategy. We define LTV as the cumulative contribution profit attributable to a particular customer cohort, which we define as all of our customers who made their initial purchase between January 1 and December 31 of the cohort year. We define contribution profit as revenues plus shipping charges paid to us by the customer minus the cost of goods sold and the shipping charges that we paid to carriers. We measure how profitably we acquire new customers by comparing the LTV of a particular customer cohort with the CAC attributable to such cohort.

To show our successful customer acquisition strategy, and our ability to retain customers, we have included the following disclosures that compare the LTV of the 2015 cohort to our CAC. While performance may vary across cohorts, we chose the 2015 cohort because it provides the broadest amount of historical data while reflecting the most accurate CAC based on historically sustainable and scalable acquisition strategies. In 2015 our CAC was approximately $30. This cohort generated a contribution profit of approximately $54 per customer on the first order. The LTV of the 2015 cohort has increased over time, driven by an increased focus on retention marketing, growth in existing product categories, and expansion into new product categories. As a result, the LTV of profit contribution of this 2015 customer cohort was approximately $121 after three years, 4.1 times the $30 cost of acquiring new customers in 2015, proving not only our effectiveness in building profitable customer acquisition strategies but also our ability to retain customers and encourage repeat purchases.

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Customer Retention

Our success is impacted not only by efficient and profitable customer acquisition, but also by our ability to retain customers and encourage repeat purchases.

We monitor retention across our entire customer base. Repeat customers, whom we define as customers who have purchased from us at least once before, in the current year or a previous year, accounted for approximately 55% of active customers in each of 2016, 2017 and 2018. Repeat customers place more orders annually than new customers, resulting in repeat customers representing approximately 63% of net sales in 2018, and 60% of net sales in 2017. We believe these metrics are reflective of our ability to engage and retain our customers through our differentiated marketing and compelling merchandise offering and shopping experience. The share of our net sales from repeat customers reflects our customer loyalty and the net sales retention behavior we see in our cohorts.

Net sales from existing customers increased by approximately 43% from 2017 to 2018; while net sales growth for new customers increased by approximately 27% from 2017 to 2018.

During the first six months ended June 30, 2019 and 2018, existing customers accounted for 61% and 63% of net sales, respectively.

Merchandise Mix

We offer merchandise across a variety of product types and price points. Our product mix consists primarily of apparel and footwear and accessories. We sell merchandise across a broad range of price points and may further broaden our price point offerings in the future.

While changes in our merchandise mix have not caused significant fluctuations in our gross margin to date, brands, product types and price points do have a range of margin profiles. Shifts in merchandise mix driven by customer demand may result in fluctuations in our gross margin from period to period.

Inventory Management

We leverage our platform to buy and manage our inventory, including merchandise assortment and fulfillment center optimization. We make shallow initial inventory buys, and then use our proprietary technology tools to identify and re-order best sellers, taking into account customer feedback across a variety of key metrics, which allows us to minimize inventory and fashion risk. To ensure sufficient availability of merchandise, we generally purchase inventory in advance and frequently before apparel trends are confirmed. As a result, we are vulnerable to demand and pricing shifts and to suboptimal selection and timing of merchandise purchases. We incur inventory write-offs, which impact our gross margins. Moreover, our inventory investments will fluctuate with the needs of our business. For example, entering new categories will require additional investments in inventory.

Investment in our Operations and Infrastructure

To grow our client base and enhance our products, including, apps and education offerings, we will incur additional expenses. We intend to leverage our platform and understanding of trends to inform investments in operations and infrastructure. We anticipate that our expenses will increase as we continue to hire additional personnel and further improve our platform. We expect to increase our spending on these investments in the future and cannot be certain that these efforts will grow our customer base or be cost-effective. However, we believe these strategies will yield positive returns in the long term.

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Results of operations

Six months ended June 30, 2019 compared to six months ended June 30, 2018

The following tables summarize key components of our results of operations for the periods indicated, both in dollars and as a percentage of net revenue:

	Six months ended June 30,
	2019	2018
Net revenue	$5,760,008	$5,133,738
Cost of goods sold	2,691,068	2,311,287
Gross profit	3,068,940	2,822,451
Selling and marketing expense	1,791,189	1,268,374
General and administrative expense	2,721,813	1,534,446
Shipping and distribution expense	1,149,002	969,568
Interest expense	1,486,750	588,293
Change in fair value of Series A-2 warrant liability	368,049	1,059,790
Net loss	4,447,863	2,598,020

	Six months ended June 30,
	2019	2018
Net revenue	100%	100%
Cost of goods sold	46.7	45.0
Gross profit	53.3	55.0
Selling and marketing expense	31.1	24.7
General and administrative expense	47.3	29.9
Shipping and distribution expense	19.9	18.9
Interest expense	25.8	11.5
Change in fair value of Series A-2 warrant liability	6.4	20.6
Net loss	77.2	50.6

Net sales for the first six months of 2019 were $5,760,008, an increase of 12.2% from net sales of $5,133,738 in the six months of 2018. Sales on HYLETE.com attributable to existing customers were approximately 61% for the first quarter of 2019 versus approximately 62.0% for the same time period in 2018. Net sales in 2018 included our introduction of the footwear category that had been being presold via HYLETE Project as early as June 2017. The first shoes were shipped in February 2018 accounting for a significant increase in that month’s revenues of approximately $214,000.

Cost of sales for the first six months was $2,691,068. Cost of sales as a percentage of net sales yielded a gross margin of 53.3% versus a gross margin of 55.0% in the same time period in 2018. We closely monitor average selling prices and manufacturing costs as they relate to other comparable product prices in the market and strive to achieve a gross margin greater than 50.0%.

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Selling and marketing expenses were $1,791,189 for the first six months of 2019 up from $1,268,374 in the same time period in 2018, which represented 31.1% and 24.7% of net sales, respectively. We continue to track our marketing spend closely and utilize benchmark e-commerce metrics such as cost per acquisition, lifetime value per customer and others to drive allocation of our marketing resources. However, we anticipate that these expenses will increase substantially in the foreseeable future as we undertake increased marketing and sales efforts to drive an increase in the number of customers and brand awareness,

General and administrative expenses were $2,721,813 in the first six months of this year compared to $1,534,446 in 2018. The increase in general and administrative expense were the result of higher payroll cost as we increased staffing to scale with the growth of business, as well as increased professional fees associated with financings, including for a potential initial public offering that was withdrawn, (See “– Liquidity and Capital Resources – “Withdrawn Public Offering; Capital Stock Reorganization” and Note 19 – Subsequent Events) and intellectual property defense. If we are successful in our efforts to become a public reporting entity, then we would expect to see general and administrative expenses to rise both in total dollars and as a percentage of sales.

Shipping and distribution costs for the first six months were $1,149,002, which represented 19.9% of net sales versus the first six months of 2018 shipping and distribution costs of $969,568 that represented 18.9% of net sales. The increase in shipping expenses are directly related to our initiatives to improve customer expectations on cost and delivery times. As we transition to our new distribution partner we anticipate the percentage of shipping and distribution charges to be less on a percentage of net sales basis, as we believe we can warehouse, pick, pack and ship more efficiently and will also be able to take advantage of the savings available under the section 321 programs offered by US Customs and Border Protection.

Interest expense increased for the first six months of 2019 to $1,486,750 versus $588,293 during the same period in 2018; as we increased our indebtedness. See “—Liquidity and Capital Resources” below.

As a result of the foregoing we incurred a net loss for the first six months of 2019 of $4,447,863 versus a net loss in the same period of 2018 of $2,598,020. We may continue to incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications, and delays, and other unknown events.

The FMV of Series A-2 Preferred Stock warrants as of June 30, 2019 was $3,629,309. We use the Black-Scholes Pricing Model to determine the fair price of the warrants.

Preferred dividends accrue at 12% per annum. Accrued dividends are amortized directly to additional paid-in capital. For the six months ended June 30, 2019, we recorded amortization of $282,258. No dividends have been declared or paid to date

During the six months ended June 30, 2019, we amortized discounts on preferred stock to additional paid- in capital of $28,367. Discounts are amortized using the straight-line method. The discounts were the results of fees paid in connection with the issuance of the preferred stock.

As of June 30, 2019, we had issued $2.84 million of short-term promissory notes, all of which were converted to Series AA Preferred Shares on December 31, 2019; in connection with such borrowings, we issued 226,903 Class B Common Stock Warrants at a per share exercise price of $0.005 to the lenders in an amount equal to 1% our total outstanding capital stock on a fully diluted basis for each $1.0 million loaned to us (all of these warrants were cancelled upon conversion). Also, in conjunction with our senior credit facility we issued 2,082,747 Series A-2 Preferred Stock warrants at a per share exercise price of $0.0142 to the lender. As a result of these loan transactions, we recorded a liability on our balance sheet as of June 30, 2019 of $826,801 of Common Stock warrant liability and $3,629,309 of Preferred Stock warrant liability representing an estimate of the number of shares to issued multiplied by the estimated fair market value of our Class A Common Stock.

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Year ended December 31, 2018 Compared to year ended December 31, 2017

The following tables summarize key components of our results of operations for the periods indicated, both in dollars and as a percentage of net revenue:

	Year ended December 31,
	2018	2017
Net revenue	$11,689,200	$8,773,025
Cost of goods sold	5,461,090	4,065,845
Gross profit	6,228,110	4,707,180
Selling and marketing expense	2,866,133	2,862,657
General and administrative expense	3,806,176	2,447,146
Shipping and distribution expense	2,182,554	1,236,572
Interest expense	1,365,426	836,845
Change in fair value of Series A-2 warrant liability	1,059,175	556,933
Net loss	5,051,354	3,232,973

	Year ended December 31,
	2018	2017
Net revenue	100%	100%
Cost of goods sold	46.7	46.3
Gross profit	53.3	53.7
Selling and marketing expense	24.5	32.6
General and administrative expense	32.6	27.9
Shipping and distribution expense	18.7	14.1
Interest expense	11.7	9.5
Change in fair value of Series A-2 warrant liability	9.1	6.3
Net loss	43.2	36.9

Year ended December 31, 2018 Compared to Year ended December 31, 2017

Net sales for 2018 were $11,689,200, an increase of 33.2%, from net sales of $8,773,025 in 2017. The increase was due to both new customer growth (which represented 38% of the increase) and an increase in repeat purchase rates from existing customers on www.hylete.com (which represented approximately 26% of the increase).

We expanded our product offering in 2018, offering many new styles of men’s and women’s apparel, circuit cross training shoe and bags, and increased our advertising spending significantly, all of which helped fuel revenue growth. Strategic Relationships/Co-Branding represented our largest growth channel, increasing by 38.2% from sales of $540,185 in 2017 to $746,500 in 2018. The marketplace channel sales increased 36.2% from $409,494 in 2017 to $557,553 in 2018. The HYLETE.com channel continues to be the largest revenue channel, experiencing 32.7% growth from sales of $7,823,345 in 2017 to $10,385,108 in 2018.

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Cost of sales for 2018 was $5,461,090, an increase of $1,395,245, or 34.3%, from cost of sales of $4,065,845 in 2017. Cost of sales as a percentage of net sales yielded a gross margin of 53.3% versus a gross margin of 53.7% in 2017.

Selling and marketing expenses grew to $2,866,133 in December 31, 2018 from $2,862,657 in 2017, an increase of 0.12% but decreased by 8.1% as a percentage of net sales. The decrease as a percentage of net sales was primarily due our ability to strategically manage our social media and strategic partner cost.

General and administrative expenses were $3,806,176 in 2018 compared to $2,447,146 in 2017. The increase in general and administrative expense were the result of higher payroll cost as we increased staffing to scale with the growth of business, as well as increased professional fees associated with financings and intellectual property defense.

Shipping and distribution costs in 2018 were $2,182,554, which represented 18.7% of net sales versus 2017 shipping and distribution costs of $1,236,572 that represented 14.1% of net sales. The increase in shipping expenses where due to our initiatives to increase revenue and improve customer delivery times by offering free shipping and changing shipping methods respectively.

Interest expense increased from $836,845 in 2017 to $1,365,426 in 2018 as we increased our indebtedness. See “—Liquidity and Capital Resources” below.

As a result of the foregoing we incurred a net loss of $5,051,354 in 2018, compared to a net loss of $3,232,973 in 2017.

Liquidity and Capital Resources

Since inception, we have funded operations through the issuance of equity securities and convertible notes. As of June 30, 2019, our cash on hand was $428,561. We believe that the proceeds of this offering, together with our cash and cash equivalent balances, cash generated from operations, and borrowings will be adequate to meet our liquidity needs and capital expenditure requirements for at least the next 12 months. Our cash from operations may be negatively impacted by a decrease in demand for our products as well as the other factors described in "Risk Factors".

Indebtedness

On June 29, 2016, we entered into a senior credit agreement with a lender with principal due three years from the date of issuance and interest that accrues at a rate equal to 12.5% per annum, compounded monthly. In July 2017, we amended the agreement to borrow up to an additional amount of $1,000,000, raising the maximum available to be borrowed to $4,150,000. In early 2018, the amounts borrowable under the senior credit agreement were increased to a total of $4,650,000. In February 2019, we increased the maximum available to be borrowed to $6,375,000 and increased the amount borrowed under the facility to $5,375,000. On August 1, 2019 we converted $375,000 of this debt to an IPO bridge note that converted to equity on December 31, 2019. We pay the interest on a monthly basis and, thus, do not have any interest accrued as of December 31, 2018 and December 31, 2017 related to this agreement. The agreement contains certain affirmative covenants related to the timely delivery of financial information to the lender, as well as certain customary negative covenants. The agreement also includes a financial covenant related to our liquidity and requires a minimum cash balance of $250,000 to be maintained. In conjunction with borrowings under, and extensions to December 31, 2019 of maturity dates of borrowings under, our senior credit agreement, between June 2016 and June 2019, we issued an aggregate of 2,082,747 Series A-2 Preferred Stock warrants to entities affiliated with Black Oak Capital Partners, the senior lender. The warrants have an exercise price of $0.0142 per share and expire ten years after issuance.

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As of June 30, 2019, December 31, 2018, and December 31, 2017, we were in compliance with all financial and non-financial covenants. The senior credit agreement is secured by substantially all of our assets and stockholder shares in which have been pledged as additional collateral.

Fees and Series A-2 Preferred Stock warrants issued in connection with the senior credit agreement resulted in a discount to the senior credit agreement. During the six months ending June 30, 2019 and 2018 and the years ended December 31, 2018 and December 31, 2017, we recorded debt discounts of approximately $60,000, $30,000, $30,000 and $26,000, respectively, related to costs for obtaining the senior credit agreement, and approximately $562,000, $244,000, $244,000 and $205,000, respectively, related to the fair value of the Series A-2 Preferred Stock warrants. During the six months ended June 30, 2019 and 2018, and the years ended December 31, 2018 and December 31, 2017, discounts of approximately $531,000, $273,000, $610,000 and $328,000, respectively, had been amortized to interest expense in conjunction with these debt discounts. We are recording the debt amortization using the straight-line method due to the relatively short term of the senior credit agreement. The remaining debt issuance amortization will be expensed as interest expense over the remaining life of the related debt.

On April 6, 2018, we received $100,000 under a promissory note agreement (the “April 2018 Promissory Note”), with a maturity date of April 5, 2020. The lender is Ron L. Wilson, II, our President and Chief Executive Officer. Interest accrues and is payable monthly on the loan amount at a monthly rate of 1.5%. We paid fees of $5,000, which were recorded as a discount to the April 2018 Promissory Note. The discount is amortized using the straight-line method over the term of the April 2018 Promissory Note. As of June 30, 2019, a discount of $1,875 remained. This debt converted to equity on December 31, 2019.

On May 31, 2018, we received $400,000 under a promissory note agreement (the “May 2018 Promissory Note”), with a maturity date of May 31, 2020. The investor is Steelpoint Co-Investment Fund, which is an affiliate of James Caccavo, who is a current member of our board of directors. Interest accrues and is payable monthly on the loan amount at a monthly rate of 1.5%. We paid fees of $20,000, which were recorded as a discount to the May 2018 Promissory Note. The discount is amortized using the straight-line method over the term of the May 2018 Promissory Note. As of June 30, 2019, a discount of $9,167 remained. This debt was converted to equity on December 31, 2019.

On August 20, 2019, the company received $300,000 under a promissory note (the “August 2019 Promissory Note”) from the same related party, Steelpoint Co-Investment (James Caccavo). The maturity date of the August 2019 Promissory Note is the earlier of our initial public offering or December 31, 2019. Interest accrues on the loan amount at an annual rate of 20% per annum calculated on a 365-day basis. The repayment date is within 30 days of the maturity date, the entire principal sum, less any payments made hereunder, will become due and payable, unless otherwise mutually agreed upon by both the company and Steelpoint. This debt was converted to equity on December 31, 2019.

On June 26, 2018, we received $50,000 under a promissory note agreement (the “June 2018 Promissory Note”), with a maturity date of June 25, 2020. Interest accrues and is payable monthly on the loan amount at a monthly rate of 1.5%. We paid fees of $2,500, which was recorded as a discount to the June 2018 Promissory Note. The discount is amortized using the straight-line method over the term of the June 2018 Promissory Note. As of June 30, 2019, a discount of $1,250 remained. This debt was converted to equity on December 31, 2019.

On June 27, 2018, we received $200,000 under a promissory note agreement (the “Bridge Note”), with a maturity date of June 26, 2020. Interest accrues and is payable monthly on the loan amount at a monthly rate of 1.5%. We paid fees of $2,500, which were recorded as a discount to the Bridge Note. The discount is amortized using the straight-line method over the term of the Bridge Note. As of June 30, 2019, a discount of $5,000 remained. This debt was converted to equity on December 31, 2019.

On May 18, 2018, we commenced an offering under Regulation A under the Securities Act of 5,000 Class A Bonds. The price per bond was $1,000 with a minimum investment of $5,000. The Class A Bonds bear interest at 1% per month, or 12% per year. In connection with the Class A Bond offering, we paid fees of $66,745, which were recorded as a discount to the Bonds Payable. The discount is amortized using the straight-line method over the term of the Class A Bond. As of December 31, 2018, a discount of $54,329 remained. The Class A Bond offering terminated on December 31, 2018; an aggregate of $946,000 of Class A Bonds were issued and remain outstanding.

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In the fourth quarter of 2018 and the first two quarters of 2019, we issued an aggregate of $1,610,000 of promissory notes and, as of September 30, 2019, an additional $1,225,000 for an aggregate total of $2,835,000 (the “IPO Bridge Notes”). The maturity date of the IPO Bridge Notes was stated to be the earlier of (i) the closing of a proposed Initial Public Offering or any other type of direct prospectus or registered offering transaction that results in our company or our successor becoming “public and any class of its securities are quoted or traded in any exchange or quotation system in the United States of America” or (ii) December 31, 2019. Interest accrues on the loan amount at an annual rate of 10.0 % per annum calculated on a 365-day basis. We paid fees of $52,200, which was recorded as a discount to the IPO Bridge Notes. The discount is amortized using the straight-line method over the term of the IPO Bridge Notes. In connection with the issuance of the IPO Bridge Notes, we issued Class B Common Stock warrants equal to 1% of the fully diluted equity ownership after the offering for each $1,000,000 of the loan amount. As of September 30, 2019, $1,617,500 of the aggregate total of the IPO Bridge Notes have agreed to convert at the offering with a 20% discount to the initial public offering price. This debt converted to equity on December 31, 2019 and all of the associated warrants were cancelled.

The Series A-2 Preferred Stock is contingently redeemable and, accordingly, the related warrants have been presented as a liability in accordance with ASC 480. In addition, all of the Class B Common Stock warrants are presented as a liability on our balance sheet. Each of the holders of such warrants have provided irrevocable written confirmation to us that all warrants held by each of them are to be exercised immediately prior to the effective date of the offering (such notice of exercise is to be without force and effect to the extent that the offering does not occur). The exercise of the Class B Common Stock warrants are part of the “Warrant Exercise”. As a result of the Warrant Exercise, $3,629,309 related to such outstanding warrants, which is currently classified as a liability on our balance sheet as of June 30, 2019, would be reclassified and added to stockholders’ equity on a pro forma basis.

Our ability to make scheduled payments on our indebtedness or to refinance our obligations under our debt agreements, will depend on our financial and operating performance, which, in turn, will be subject to prevailing economic and competitive conditions and to the financial and business risk factors we face as described in this section, many of which may be beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures or planned growth objectives, seek to obtain additional equity capital or restructure our indebtedness. In the future, our cash flows and capital resources may not be sufficient for payments of interest on and principal of our debt, and such alternative measures may not be successful and may not permit us to meet scheduled debt service obligations. In the absence of such operating results and resources, we may be required to dispose of material assets to meet our debt service obligations, including our vehicles. We may not be able to consummate those sales, or, if we do, we will not control the timing of the sales or whether the proceeds that we realize will be adequate to meet debt service obligations when due.

Withdrawn Public Offering; Capital Stock Reorganization

On August 6, 2019, the company filed a registration statement on Form S-1 (File No. 333-233036) with the Commission as part of its plan to conduct an initial public offering to raise funds for its operations. In order to effect the offering, the company intended to effect a reorganization of its capital stock. On November 7, 2019, due to then-current unfavorable market conditions and the lack of institutional support for initial public offerings at that time, the company requested that the Commission consent to the withdrawal of the registration statement effective as of that date. As a result, the reorganization that was planned as part of the anticipated public offering that would have created Class C Common Stock and significantly altered the nature of the existing Class A Common Stock did not take place. Instead, the company reorganized its common stock as described below.

On January 6, 2020, the company filed an amended and restated certificate of incorporation with the State of Delaware. The key changes were: (1) to authorize additional shares of capital stock, some of which would be utilized as part of the planned offering under Regulation A; (2) to authorize, sell and issue a new series of Preferred Stock, some of which would be used to support the conversion of debt into Preferred Stock; (3) to consolidate the outstanding Class A Common Stock and Class B Common Stock into a single class of Common Stock (Class A) with the same voting rights as the existing Class A Common Stock; and (4) to further amend and restate the rights and preferences of stockholders in connection with a possible future public offering of the company’s stock.

Historical Cash Flows for the Six Months Ended June 30, 2019

Net Cash Used in Operating Activities

Cash from operating activities consists primarily of net loss adjusted for certain non-cash items, including depreciation and amortization, stock-based compensation, and the effect of changes in working capital and other activities.

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In the six months ended June 30, 2019, net cash used in operating activities was $2.0 million and consisted of net loss of $4.5 million and non-cash items of $1.6 million. Net cash used by operating activities related to changes in operating assets and liabilities was due primarily to an increase in our inventory of approximately $1.0 million.

Net Cash Used in Investing Activities

Our primary investing activities have consisted of purchases of property and equipment to support our internal business growth and social media presence. Purchases of property and equipment may vary from period-to-period due to timing of the expansion of our operations.

Net cash used in investing activities was approximately $493,000 in the six months ended June 30, 2019. This was primarily attributable to development of the next version of our HYLETE Circuit Training app.

Net Cash Provided by Financing Activities

Financing activities consist primarily of borrowing and repayment of debt, proceeds from the issuance of bonds, common stock and preferred stock.

Net cash provided by financing activities was approximately $1.45 million in the six months ended June 30, 2019, which was attributable to proceeds from issuance of notes and bonds.

Historical Cash Flows for the Years ended December 31, 2018 and 2017

Net Cash Used in Operating Activities

Cash from operating activities consists primarily of net loss adjusted for certain non-cash items, including depreciation and amortization, stock-based compensation, and the effect of changes in working capital and other activities.

In the year ended December 31, 2018, net cash used in operating activities was $(4.4) million and consisted of net loss of $(5.0) million and non-cash items of $2.2 million. Net cash used by operating activities related to changes in operating assets and liabilities was due primarily to an increase in our inventory of approximately $1.1 million, vendor deposits of $204,000, prepaid expenses of $171,000.

In the year ended December 31, 2017, net cash used in operating activities was $(1.8) million and consisted of net loss of $(3.2) million and non-cash items of $1.1 million. Net cash used in operating activities related to changes in operating assets and liabilities was due primarily to an increase in our inventory of $700,000, decrease in vendor deposits of $167,000 and offsets of increases in accrued expenses of $423,000 and accounts payable of $437,000.

Net Cash Used in Investing Activities

Our primary investing activities have consisted of purchases of property and equipment to support our internal business growth and social media presence. Purchases of property and equipment may vary from period-to-period due to timing of the expansion of our operations.

Net cash used in investing activities was approximately $155,000 in the year ended December 31, 2018. This was primarily attributable to capital expenditures relating to website development and hardware purchases for employees and general operations.

Net cash used in investing activities was approximately $296,000 in 2017. This was attributable to capital expenditures relating to development our HYLETE Circuit Training app, website development, and hardware purchases for employees and general operations.

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Net Cash Provided by Financing Activities

Financing activities consist primarily of borrowing and repayment of debt, proceeds from the issuance of bonds, common stock and preferred stock.

Net cash provided by financing activities was approximately $5.4 million in the year ended December 31, 2018, which was attributable to proceeds from issuance of notes, bonds, common and preferred stock.

Net cash provided by financing activities was $1.6 million in 2017 which was attributable to proceeds from issuance of notes, and common stock.

Off Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of January 31, 2020, except for the lease of our corporate offices at 564 Stevens Ave, Solana Beach, CA 92075. The monthly lease rate is approximately $10,000 and the term is through March 31st, 2020.

Seasonality

Generally, our business is affected by the pattern of seasonality common to most retail apparel businesses. Historically, we have recognized a significant portion of our revenues during the holiday season in the fourth fiscal quarter of each year.

Inflation

Inflationary factors such as increases in the cost of our product and overhead costs may adversely affect our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and selling, general and administrative expenses as a percentage of net revenue if the selling prices of our products do not increase with these increased costs.

Recently Issued Accounting Pronouncements

See the section entitled “Implications of Being an Emerging Growth Company” at the beginning of this Offering Circular for a discussion of the modified reporting requirements for “emerging growth companies” that the company may take advantage of should it become a public reporting company. As an “emerging growth company,” the company has elected to claim longer phase-in periods for the adoption of new or revised financial accounting standards. In 2014, the FASB issued Accounting Standards Update (“ASU”) 2014–09, Revenue from Contracts with Customers. Under ASU 2014–09, revenue is recognized when (or as) each performance obligation is satisfied by the entity, which is defined as when control of the underlying goods or services is transferred to the customer. Based on the election above, the pronouncement is effective for the company for annual periods beginning after December 15, 2018, and as such, it was not applicable until January 1, 2019. The company adopted ASC 606 on January 1, 2019 on a modified retrospective basis. There were no changes to the statement of operations as a result of the adoption, and the timing and amount of its revenue recognition remained substantially unchanged under this new guidance. Under the provisions of ASC 606, the company is now required to present its provision for sales returns on a gross basis, rather than a net basis. The company's liability for sales return refunds is recognized within other current liabilities, and the company now presents an asset for the value of inventory which is expected to be returned within other current assets on the balance sheets. The effect of the change is an increase in other current assets from the originally reported amount of $265,436 to $352,487 and an increase in accrued expenses from the originally reported amount of $826,586 to $913,637. Under the modified retrospective approach, the comparative prior period information has not been restated for this change.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). Lessees will be required to recognize assets and liabilities on the balance sheet for the rights and obligations created by all leases with terms of more than 12 months. Based on the election above, the standard is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. The company does not expect this pronouncement to have an impact on its financial statements

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions. Predicting future events is inherently an imprecise activity and, as such, requires the use of judgment. Actual results may vary from our estimates in amounts that may be material to the financial statements. An accounting policy is deemed to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact our financial statements.

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We believe that the following critical accounting policies affect our more significant estimates and judgments used in the preparation of our financial statements:

Revenue Recognition. Revenue is comprised of direct to consumer net revenue through the company’s website, marketplace sales and sales to wholesale accounts. Net revenue is recognized net of sales taxes, discounts, and an estimated allowance for sales returns. Sales are recognized upon shipment of product and when the title has been passed to customers, net of an estimated allowance for sales returns. Revenue is recognized when these sales occur.

Our estimated allowance for sales returns is a subjective critical estimate that has a direct impact on reported net revenue. This allowance is calculated based on a history of actual returns, estimated future returns and any significant future known or anticipated events. Consideration of these factors results in an estimated allowance for sales returns. The liability for sales returns is recognized within current liabilities, and as asset for the value of inventory which is expected to be returned is recognized within other current assets on the balance sheets. Our standard terms limit returns to approximately 60 days after the sale of the merchandise.

Inventory. Inventory is valued at the lower of cost and net realizable value. We periodically review our inventories and make provisions as necessary to appropriately value goods that are obsolete, have quality issues, or are damaged. The amount of the provision is equal to the difference between the cost of the inventory and its net realizable value based upon assumptions about future demand, selling prices, and market conditions. If changes in market conditions result in reductions in the estimated net realizable value of our inventory below our previous estimate, we would increase our reserve in the period in which we made such a determination. In addition, we provide for inventory shrinkage as a percentage of sales, based on historical trends from actual physical inventories. Inventory shrinkage estimates are made to reduce the inventory value for lost or stolen items. We perform physical inventory counts and cycle counts throughout the year and adjust the shrink provision accordingly.

Long-Lived Assets. Long-lived assets, including intangible assets with finite useful lives are evaluated for impairment when the occurrence of events or changes in circumstances indicates that the carrying value of the assets may not be recoverable as measured by comparing their net book value to the undiscounted estimated future cash flows generated by their use and eventual disposition. Impaired assets are recorded at fair value, determined principally by the present value of the estimated future cash flows expected from their use and eventual disposition.

Goodwill and Intangible Assets. Intangible assets are recorded at cost. Goodwill represents the excess of the purchase price over the fair market value of identifiable net assets acquired and is not amortized. Goodwill is tested for impairment annually or more frequently when an event or circumstance indicates that goodwill might be impaired. Goodwill impairment testing requires us to estimate the fair value of our reporting units. We generally base our measurement of the fair value on the present value of future cash flows. Our significant estimates in the discounted cash flows model include the discount rate and long-term rates of growth. We use our best estimates and judgment based on available evidence in conducting the impairment testing.

Stock-Based Compensation. We account for stock-based compensation using the fair value method. The fair value of awards granted is estimated at the date of grant and is recognized as employee compensation expense on a straight-line basis over the requisite service period. For awards with service and/or performance conditions, the amount of compensation expense recognized is based on the number of awards that are expected to vest.

Contingencies. In the ordinary course of business, we are involved in legal proceedings regarding trademark matters, as well as contractual and employment relationships and a variety of other matters. We record contingent liabilities resulting from claims against us, when a loss is assessed to be probable and the amount of the loss is reasonably estimable. Assessing probability of loss and estimating probable losses requires analysis of multiple factors, including in some cases judgments about the potential actions of third-party claimants and courts.

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Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with US generally accepted accounting principles. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis.

Prior to the completion of this offering, we have had limited accounting personnel and other resources to address our internal control over financial reporting. During the course of preparing for this offering, we determined that we had a material weakness in our internal control over financial reporting as of December 31, 2018 relating to our financial reporting processes relating to the design and operation of our closing and financial reporting process.

To address this weakness, have hired Adam Colton as our Chief Financial Officer. Mr. Colton will assist in the training of our senior and accounting personnel in the intricacies of preparing to be a public company. We also believe that board of directors have significant knowledge in reporting and financial controls. We plan on working with the board to further improve our internal controls.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The company’s executive officers and directors are listed below. The executive officers are full-time employees. All directors are elected at each annual meeting to hold office until the next annual stockholders meeting.

Name	Position	Age	Date Appointed to Current Position
Executive Officers
Ronald Wilson	Co-founder, CEO	51	Appointed to indefinite term of office March 26, 2012
Matthew Paulson	Co-founder	42	Appointed to indefinite term of office March 26, 2012
Adam Colton	Chief Financial Officer	53	Appointed to indefinite term of office November 15, 2019
Directors
Ronald Wilson	CEO Director	51	Appointed March 26, 2012
Matthew Paulson	Common Director	42	Appointed March 26, 2012
James Caccavo	Series AA Preferred Director	58	Appointed December 10, 2013
Kevin Park	Series A Preferred Director	42	Appointed February 10, 2014
Darren Yager	Series AA Preferred Director	54	Appointed January 15, 2018
Tracy Tuens	Independent Director	53	Appointed January 15, 2020

Ron Wilson, Co-founder, CEO and Director

Ron co-founded the company and has been CEO since 2012. He was also the founder of Jaco Clothing, Kelysus, and 180s, which grew to over $50 million in sales and achieved a ranking of #9 on Inc. Magazine’s 500 fastest growing companies. Ron is a former Ernst & Young Entrepreneur of the Year National Finalist and a Sports & Fitness Industry Association “Top 25 Leaders in Sporting Goods”. He holds a BS in Industrial and Systems Engineering from Virginia Tech and an MBA from The Wharton School.

Matt Paulson, Co-founder, Director

Matt co-founded the company with Ron in 2012 and is responsible for sales and business development. Earlier in his career, he also cofounded Xtreme Sponge, a cleaning supply company. Prior to HYLETE, Matt worked as the Director of Sales and Marketing for Jaco Clothing. He holds a BS from the Marriott School of Management, Brigham Young University, and an MBA from San Diego State University.

Adam Colton, Chief Financial Officer

Adam started his career with PricewaterhouseCoopers and has over 15 years of experience serving as a Chief Financial Officer, mostly with the consumer products space. Adam was the Chief Financial Officer of National Cardiac, Inc from April 2017 to September 2019. From March 2016 to December 2016 he was the Chief Operating Officer and Chief Financial Officer of Lamkin Corporation, serving as its Vice President of Finance from May 2010 to February 2016. Adam was also a co-founder of Mad Dog Multimedia, Inc. which grew to over$40 million in sales. He holds a BS in Accounting from Binghamton University School of Management and an MBA from The Wharton School, University of Pennsylvania.

James Caccavo, Director

Jim is the Founder and Managing General Partner at Steelpoint Capital Partners, and has managed transactions in consumer products, retail, apparel, food and beverage, nutraceutical and supplements, software and communications technology. Prior to forming Steelpoint, Jim was the Managing Director of Moore Capital Management’s Private Equity Group. Before joining Moore in 1999, he was President and CEO of Tickets.com. From 1988 to 1996, Jim was Co-founder and Senior Executive of Sullivan Communications, helping to build it into a leading graphic arts company. Jim began his career in finance at Merrill Lynch and GTE Corporation. Jim holds a B.S. in Economics and Finance from the University of Scranton.

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Kevin Park, Director

Kevin is the Founder of SimplePitch Ventures, a fund that invests in early stage consumer companies. One of his primary focuses is on e-commerce apparel brands, where he is an early investor and advisor in Eloquii, Buck Mason, and Jaanuu. He has also served as interim CEO, COO, and CFO at his portfolio companies including Perverse Sunglasses, Mobovida, DreamDry, and Hopkins Golf. Prior to founding SimplePitch, Kevin spent five years in private equity and was the Co-Founder and President of Lourus, an education services company in Korea. He graduated from Yale University where he was a varsity tennis player, and then went on to receive an MBA from Stanford. Kevin was also a Fulbright Scholar and received his CFA designation.

Darren Yager, Director

Darren is COO of Express Locations, LLC, a premium retailer for T-Mobile USA that he co-founded in 2005. Darren oversees 1300+ employees, 4 divisions and 26 regions. Prior to Express Locations, Darren was Executive Director of Sales for Western Wireless, where he successfully led both the west region and subsequently the national indirect sales channel for the company.

Tracy Tuens, Independent Director

Tracy has been the Managing Director at Boston Private Financial Holdings since 2018. Tracy was the Managing Director at Ascent Private Capital Management from 2015 to 2018. From 2010 to 2015, Tracy served as the Senior Director at BNY Mellon Family Office and Charitable Solutions, and previously, was the Senior Vice President of Family Wealth Advisor of Abbot Downing, a Wells Fargo Business. Tracy sits on the board of the BizWorld Foundation, Game Theory Academy, and the San Domenico School. Tracy holds a BA in International Political Economy from University of California, Berkeley, and brings 20 plus years of leadership experience in the financial services industry. Tracy’s experience in the financial planning industry qualifies her to serve on our board of directors.

Election of Board of Directors: The company’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”) and bylaws, as amended, establish a Board of Directors of seven members.

•	The holders of the Series A Preferred Stock, voting as a separate series and separate class, are entitled to elect one member of the Board of Directors (the “Series A Preferred Director”), and remove that Series A Preferred Director and fill any vacancy caused by the resignation, death or removal of the Series A Preferred Director. Kevin Park is the Series A Preferred Director.

•	The holders of Series AA Preferred Stock, voting as a separate class, are entitled to elect two members of the Board of Directors (the “Series AA Directors”), and remove those Series AA Preferred Directors and fill any vacancy caused by the resignation, death or removal of either of the Series AA Preferred Directors. Darren Yager and Jim Caccavo are the Series AA Preferred Directors.

•	The holders of Class A Common Stock, voting as a separate class, are entitled to elect one member of the Board of Directors (the “Common Director”), and remove that Common Director and fill any vacancy caused by the resignation, death or removal of the Common Director. Matt Paulson is the Common Director.

•	The holders of the Preferred Stock and Class A Common Stock, voting together as a single class, are entitled to elect one member of the Board of Directors, who is the Chief Executive Officer of the company (the “CEO Director”). Removal of the CEO Director and any vacancy of the CEO Director position can only be made by the unanimous approval of the other Directors, unless otherwise prohibited by law. Ron Wilson is the CEO Director.

•	The holders of the Preferred Stock and Class A Common Stock, voting together as a single class, are entitled to elect two members of the Board of Directors, who are not an officer or employee of the company (the “Independent Directors”). Removal of those Independent Directors and any vacancy of the Independent Director positions can only made by the majority approval of the other Directors, unless otherwise prohibited by law. Tracy Tuens is one of the Independent Directors. The other seat is currently vacant.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Named Executive Officers

The summary compensation table below shows certain compensation information for services rendered in all capacities for the years ended December 31, 2017, 2018 and 2019. Other than as set forth herein, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, and certain other compensation, if any, whether paid or deferred.

Other than cash compensation, health benefits and stock options, no other compensation was provided to the executive officers. For the fiscal year ended December 31, 2019, the 3 non-executive directors then serving on the board of directors received no compensation.

Name and Principal Position	Fiscal Year	Salary		Bonus	All Other Compensation	Total

Ron L. Wilson, II	2017	$243,750	(1)	$–	$7,275	$251,025
President and Chief Executive Officer (2)	2018	$243,750	(1)	$–	$10,950	$254,700
	2019	$238,875		$–	$11,496	$250,371

Matthew Paulson	2017	$121,800		$–	$4,872	$126,672
Vice-President, Business Development	2018	$127,642		$–	$5,116	$132,758
	2019	$129,150		$–	$5,182	$134,332

Joseph Johnson (3)	2017	$–		$–	$–	–
Chief Financial Officer	2018	$71,178		$–	$3,565	74,743
	2019	$83,223		$–	$4,118	87,341

Adam Colton	2017	$–		$–	$–	$-
Chief Financial Officer	2018	$–		$–	$–	$-
	2019	$40,341		$–	$504	$40,845

__________________________

(1)	For each of 2017 and 2018, includes $48,750 in compensation that has been deferred until such time as Mr. Wilson is no longer employed by our company or payment is agreed upon by our board of directors. Deferred compensation of an additional 25% of paid salary is on-going and part of Mr. Wilson’s Employment Agreement dated July 23, 2016. Aggregate deferred compensation as of December 31, 2019 was $197,314. The deferred compensation is payable upon termination for any reason or by majority vote of the Board of Directors.
(2)	Mr. Wilson became Interim Chief Financial Officer in April 2019, upon the resignation of Joseph Johnson, until Mr. Colton was officially appointed in November of 2019.
(3)	Joseph Johnson was employed as Chief Financial Officer from July 23, 2018 until his resignation on April 11, 2019.

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Outstanding Equity Awards at January 31, 2020

The following table provides information with respect to option awards held by the named executive officers as of January 31, 2020.

	OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Ron L. Wilson., II	125,300	0	$0.02	10/12/2026
Matthew Paulson	94,500	0	$0.02	10/12/2026

Employment Agreements

We have employment agreements with each of Ron L. Wilson, II, our President and Chief Executive Officer, Matthew Paulson, our Vice President, Business Development and Adam Colton, our Chief Financial Officer. Mr. Wilson is paid an annual base salary of $195,000 and is eligible to receive an annual bonus of up to fifty percent of his annual salary based on achievement of goals and objectives established by us. Mr. Paulson is paid an annual base salary of $130,000 and is eligible to receive an annual bonus of up to thirty percent of his annual base salary based on achievement of goals and objectives established by us. Mr. Colton is paid an annual base salary of $200,000 and is eligible to receive an annual bonus of up to twenty five percent of his annual salary based on achievement of goals and objectives established by us. In the event either Mr. Wilson or Mr. Paulson is terminated by us without cause or by said executive for good reason, we will pay the executive, in accordance with our regular payroll practice following the date of termination, the executive’s annual base salary until the earlier of (i) twelve months after the date of termination,(ii) the date upon which said executive obtains alternate full-time employment, or (iii) the date on which said executive violates any of the provisions of its respective employment agreement. In the event Mr. Colton is terminated by us without cause or by said executive for good reason, we will pay the executive, in accordance with our regular payroll practice following the date of termination, the executive’s annual base salary until the earlier of (i) six months after the date of termination, (ii) the date upon which said executive obtains alternate full-time employment, or (iii) the date on which said executive violates any of the provisions of its respective employment agreement.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets out, as of January 31, 2020, the voting securities of the company that are owned by executive officers and directors, and other persons holding more than 10% of any class of the company’s voting securities or having the right to acquire those securities. The table assumes that all options and warrants have vested. The company’s voting securities include all shares of Class A Common Stock and all shares of Preferred Stock.

Name and address of beneficial owner	Title of class	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class
Ron Wilson 930 Via Mil Cumbres, Unit 139 Solana Beach, CA 92075	Class A Common Stock	3,870,050	125,300	27.21%
Matt Paulson 2405 E Mountain Ledge Dr, St George UT 84790	Class A Common Stock	2,950,200	94,500	20.74%
All current officers and directors as a group (7 people) (1)	Class A Common Stock	8,424,425	598,500	59.23%
James Caccavo (2) 2081 Faraday Avenue Carlsbad, CA 92008	Series A Preferred	1,712,200	N/A	100.0%
All current officers and directors as a group (7 people) (1)	Series A Preferred	1,712.,200	N/A	100.0%
James Caccavo (2) 2081 Faraday Avenue Carlsbad, CA 92008	Series A-1 Preferred	1,099,000	N/A	18.41%
Kevin Park (3) 14 Jupiter Hills Drive Newport Beach, CA 92660	Series A-1 Preferred	910,000	N/A	15.24%
All current officers and directors as a group (7 people) (1)	Series A-1 Preferred	2,009,000	N/A	33.65%
CircleUp Growth Capital Fund I, LLP 30 Maiden Lane, Floor 6 San Francisco, CA 94108	Series A-2 Preferred	1,466,500	N/A	30.61%
All current officers and directors as a group (7 people) (1)	Series A-2 Preferred	256,200	N/A	5.35%
James Caccavo (2) 2081 Faraday Avenue Carlsbad, CA 92008	Series AA Preferred	4,220,824	N/A	30.94%
Black Oak 1111 Main Street Ste. 2025 Salt Lake City, UT 84111	Series AA Preferred	1,736,074	N/A	12.73%
All current officers and directors as a group (7 people) (1)	Series AA Preferred	5,587,766	N/A	40.96%

(1)	Our current board of directors consists of Ron L. Wilson, II, Matthew Paulson, James Caccavo, Kevin Park, Darren Yager, and Tracy Tuens.
(2)	These shares are owned by Steelpoint Co-Investment Fund, LLC; James Caccavo exercises voting control over all shares.
(3)	These shares are owned by Bypass Trust Share of the Chung Family Trust, dated September 11, 2002, Seung J. Chung, Trustee. Mr. Park disclaims beneficial ownership of these shares except to the extent of his pecuniary interest arising therein.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The company’s executive officers and directors, together with other stockholders, are parties to an Investor Rights Agreement, a Voting Agreement and a Right of First Refusal and Co-Sale Agreement. The terms of these agreements are set forth in “Description of Capital Stock – Preferred Stock – Preemptive Rights; Registration Rights,” “Description of Capital Stock – Voting Agreement,” and “Description of Capital Stock -- Right of First Refusal and Co-Sale Agreement.”

On August 19, 2015, we issued a $200,000 note under a Senior Bridge Note agreement (the “Chung Bridge Note”), with an initial maturity date of December 31, 2016. The Chung Bridge Note holder is the Chung Family Trust. Kevin Park, a director, is the trustee of the Chung Family Trust. From August 19, 2015 through December 31, 2015, the Chung Bridge Note accrued interest at 1% per month, paid on a monthly basis. No principal payments had been made on the Chung Bridge Note through December 31, 2016. In November 2016, the Chung Bridge Note maturity date was extended to December 31, 2017 and the accrued interest rate increased to 1.5% per month in connection with the extension and subordination to a senior lender. In connection with this extension and subordination, we paid an additional fee of $10,000 for which were recorded as a discount to the Chung Bridge Note. The discount was amortized using the straight-line method over the term of the Chung Bridge Note. As of December 31, 2016, a discount of $8,571 remained and was fully amortized during the year ending December 31, 2017. In October 2017, the Chung Bridge Note maturity date was extended to December 31, 2018. In December 2018, the Chung Bridge Note maturity date was extended to December 31, 2019. This note was converted to equity on December 31, 2019.

In conjunction with borrowings under, and extensions to December 31, 2019 of maturity dates of borrowings under, our senior credit agreement, between June 2016 and June 2019, we issued an aggregate of 2,082,747 Series A-2 Preferred Stock warrants to entities affiliated with Black Oak Capital Partners, the senior lender. The warrants have an exercise price of $0.0142 per share and expire ten years after issuance. Fees and Series A-2 Preferred Stock warrants issued in connection with the senior credit agreement resulted in a discount to the senior credit agreement. During the six months ending June 30, 2019 and 2018 and the years ended December 31, 2018 and December 31, 2017, we recorded debt discounts of approximately $60,000, $30,000, $30,000 and $26,000, respectively, related to costs for obtaining the senior credit agreement, and approximately $562,000, $244,000, $244,000 and $205,000, respectively, related to the fair value of the Series A-2 Preferred Stock warrants. During the six months ended June 30, 2019 and 2018, and the years ended December 31, 2018 and December 31, 2017, discounts of approximately $531,000, $273,000, $610,000 and $328,000, respectively, had been amortized to interest expense in conjunction with these debt discounts. We are recording the debt amortization using the straight-line method due to the relatively short term of the senior credit agreement. The remaining debt issuance amortization will be expensed as interest expense over the remaining life of the related debt.

On April 6, 2018, we issued a $100,000 promissory note, with a maturity date of April 5, 2020 payable to Ron L. Wilson II, our President and Chief Executive Officer. Interest accrues and is payable monthly on the loan amount at a monthly rate of 1.5%. We paid fees of $5,000, which was recorded as a discount to the promissory note. The discount is amortized using the straight-line method over the term of the April 2018 Promissory Note. As of June 30, 2019, a discount of $1.875 remained. This debt converted to equity on December 31, 2019.

On May 31, 2018, we issued a $400,000 promissory note (the “May 2018 Promissory Note”), with a maturity date of May 31, 2020 payable to Steelpoint Co-Investment Fund, which is an affiliate of James Caccavo, who is a current member of our board of directors. Interest under the May 2018 Promissory Note accrues and is payable monthly at a monthly rate of 1.5%. We paid fees of $20,000, which was recorded as a discount to the May 2018 Promissory Note. The discount is amortized using the straight-line method over the term of the May 2018 Promissory Note. As of June 30, 2019, a discount of $9.167 remained. This debt was converted to equity on December 31, 2019.

On August 20, 2019, the company received $300,000 under a promissory note (the “August 2019 Promissory Note”) from the same related party, Steelpoint Co-Investment Fund (James Caccavo). The maturity date is the earlier of our initial public offering or December 31, 2019. Interest accrues on the loan amount at annual rate of 20% per annum calculated on a 365-day basis. If the repayment date is within 30 days of the maturity date, the entire principal sum, less any payments made under the August 2019 Promissory Note, becomes due and payable, unless otherwise mutually agreed upon by the company and Steelpoint. This debt was converted to equity on December 31, 2019.

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Effective June 1, 2018, we completed a purchase of all the assets of GRACEDBYGRIT, pursuant to an Asset Purchase Agreement dated May 31, 2018 between HYLETE and GRACEDBYGRIT. We purchased 100% of the net assets of GRACEDBYGRIT, Inc. for 789,875 shares of Class B Common Stock in an amount valued at $987,344. The shares of Class B Common Stock were valued at the price to which our shares were being sold to third parties at the time of the transactions. GRACEDBYGRIT, Inc. is controlled by James Caccavo, a director of the company, and his wife, Kimberly Caccavo. Mr. Caccavo’s beneficial interest in this transaction was approximately $708,641. As discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Withdrawn Public Offering; Capital Stock Reorganization,” the shares of Class B Common Stock were converted to Class A Common Stock. See also “Management’s Discussion and Analysis of Financial Condition and Results of Operations – GRACEDBYGRIT Acquisition.”

We issued the IPO Bridge Notes in the fourth quarter of 2018 and the first two quarters of 2019 (an aggregate of $1,610,000 of promissory notes) and, an additional $1,225,000 as of September 30, 2019, for an aggregate total of $2,835,000. The maturity date of the IPO Bridge Notes was stated to be the earlier of (i) the closing of a proposed initial public offering or any other type of direct prospectus or registered offering transaction that results in our company or our successor becoming “public and any class of its securities are quoted or traded in any exchange or quotation system in the United States of America” or (ii) December 31, 2019. Interest accrues on the loan amount at an annual rate of 10.0 % per annum calculated on a 365-day basis. We paid fees of $52,200, which was recorded as a discount to the IPO Bridge Notes. The discount is amortized using the straight-line method over the term of the IPO Bridge Notes. In connection with the issuance of the IPO Bridge Notes, we issued Class B Common Stock warrants that have been cancelled. This debt converted to equity on December 31, 2019.

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SECURITIES BEING OFFERED

General

The company is offering up to 12,000,000 shares of Class A Common Stock in this offering.

The following description summarizes the most important terms of the company’s capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of HYLETE’s Restated Certificate and bylaws, as amended, copies of which have been filed as exhibits 2.1, 2.2, and 2.3 incorporated by reference into the Offering Statement of which this Offering Circular is a part. For a complete description of HYLETE’s capital stock, you should refer to the Restated Certificate and bylaws, as amended, of the company and to the applicable provisions of Delaware law, including the Delaware General Corporation Law (“DGCL”).

The authorized capital stock of the company consists of two classes designated, respectively, Common Stock and Preferred Stock. The Common Stock consists of one series, Class A Common Stock. As discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Withdrawn Public Offering; Capital Stock Reorganization,” on January 6, 2020, the company converted all shares of Class B Common Stock that were outstanding into shares of Class A Common Stock. The Preferred Stock consists of four series, Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series AA Preferred Stock.

As of January 31, 2020, the authorized and outstanding shares, options, and warrants included:

Class	Authorized	Issued and Outstanding
Class A Common Stock	36,000,000	14,222,230
Series AA Preferred Stock	35,000,000	13,642,088
Series A-2 Preferred Stock	10,000,000	4,791,500
Series A-1 Preferred Stock	5,970,300	5,970,300
Series A Preferred Stock	1,712,200	1,712,200
Total	88,682,500	40,338,318

At January 31, 2020, the total number of shares subject to awards under the 2015 Equity Incentive Plan is 1,746,500.

Issued and Outstanding
Preferred Stock Warrants	2,089,747
Class A Common Options and Warrants	2,374,800
Convertible Securities	4,464,547

Common Stock

Voting Rights

Each holder of the company’s Class A Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors.

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Dividend Rights

Holders of Common Stock are entitled to receive dividends, as may be declared from time to time by the Board of Directors out of legally available funds and only following payment to holders of the company’s Preferred Stock, as detailed in the company’s Restated Certificate. The company has never declared or paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends after this offering or in the foreseeable future.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the company, the holders of Common Stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all debts and other liabilities of the company and the satisfaction of any liquidation preference granted to the holders of all shares of the outstanding Preferred Stock.

Rights and Preferences

Holders of the Class A Common Stock have no preemptive, conversion, or other rights, and there are no redemptive or sinking fund provisions applicable to the Class A Common Stock. The rights, preferences and privileges of the holders of the Class A Common Stock are subject to and may be adversely affected by, the rights of the holders of the company’s Preferred Stock. Certain holders of the Class A Common Stock of the company are parties to the Voting Agreement, Investor Rights Agreement and Right of First Refusal and Co-Sale Agreement, each as defined and described below.

Preferred Stock

Each series of Preferred Stock contains substantially similar rights, preferences, and privileges, except as described below.

Voting Rights

Each holder of Preferred Stock is entitled to one vote for each share of Class A Common Stock into which such share of Preferred Stock could be converted. Fractional votes are not permitted and if the conversion results in a fractional share, it will be disregarded. Holders of Preferred Stock are entitled to vote on all matters submitted to a vote of the stockholders, including the election of directors, as a single class with the holders of Class A Common Stock. Certain holders of Preferred Stock and founders of the company are parties to a voting agreement, described below under “—Voting Agreement.”

Dividend Rights

Holders of Preferred Stock, other than the Series AA Preferred Stock, in preference to the holders of Common Stock, are entitled to receive, when and as declared by the Board of Directors, but only out of legally available funds, cash dividends at the rate of 12% of the Original Issue Price (as defined below), for each share of Preferred Stock, per year on each outstanding share of Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). Except in connection with a Liquidating Event (as defined below), the right to receive dividends is cumulative. In the event dividends are paid on any share of Common Stock, the company will pay an additional dividend on all outstanding shares of Preferred Stock in an amount equal per share (on an as-converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock. The company has never declared or paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends after this offering or in the foreseeable future.

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Conversion Rights

Shares of Preferred Stock are convertible, at the option of the holder, at any time, into fully paid and nonassessable shares of the company’s Class A Common Stock at the then-applicable conversion rate. At the date of this Offering Circular, the conversion rate for each series of Preferred Stock is one share of Class A Common Stock per share of Preferred Stock. The conversion rate is subject to adjustment in the event of stock splits, reverse stock splits or the issuance of a dividend or other distribution payable in additional shares of Common Stock.

Additionally, each share of Preferred Stock will automatically convert into Class A Common Stock, based on the then-effective Preferred Stock Conversion Price, (A) at any time upon the affirmative election of the holders of a majority of the outstanding shares of the Preferred Stock, voting together on an as-converted basis, or (B) majority vote by the Board of Directors upon an Initial Public Offering, or any other type of direct prospectus or registered offering transaction, which results in the Corporation becoming “public” and any class of its securities are quoted or traded in any public market or exchange. The shares will convert in the same manner as a voluntary conversion.

Right to Receive Liquidation Distributions

In the event of a liquidation, dissolution or winding up of the company, whether voluntary or involuntary, or certain other events such as the sale or merger of the company, as further set forth in the Restated Certificate (each, a “Liquidating Event”), all holders of Series AA Preferred Stock are entitled to a liquidation preference that is senior to holders of the Common Stock and to holders of Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock. Holders of Series AA Preferred Stock will receive liquidation preference equal to an amount for each share equal to two (2) times the original price per share at issuance, adjusted for any stock dividends, combinations, splits, recapitalizations and the like. Holders of Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock will receive liquidation preference equal to an amount for each share equal to the original price per share at issuance, adjusted for any stock dividends, combinations, splits, recapitalizations and the like in each case plus any unpaid dividends with respect to such shares, whether or not declared by the Board of Directors. At the date of this Offering Circular, the liquidation preferences for the shares of Preferred Stock are as follows:

•	$0.5143 per share for each share of Series A-2 Preferred Stock,

•	$0.3078 per share for each share of Series A-1 Preferred Stock,

•	$0.1917 per share for each share of Series A Preferred Stock, and

•	$0.60 per share for each share of Series AA Preferred Stock (each, the “Original Issue Price” except for the Series AA Preferred Stock which represents two times the “Original Issue Price”).

If upon such Liquidating Event, the Liquidation Preference for the Series AA Preferred Stock has been fully satisfied and if, upon such Liquidating Event, the assets (or the consideration received in a transaction) that are distributable to the holders of Preferred Stock are insufficient to permit the payment to such holders of the full amount of their respective liquidation preference, then all of such funds will be distributed ratably among the holders of the Preferred Stock in proportion to the full amounts to which they would otherwise be entitled to receive.

After the payment of the full liquidation preference of the Preferred Stock, the remaining assets of the company legally available for distribution (or the consideration received in a transaction), if any, will be distributed ratably to the holders of the Common Stock in proportion to the number of shares of Common Stock held by each such holder.

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Redemption Rights

The holders of at least 75% of the then-outstanding shares of Preferred Stock, voting together on an as-converted basis, may require the company, to the extent it may lawfully do so, to redeem the Preferred Stock at any time on or after January 6, 2026 The company must effect such redemption by paying in cash in exchange for the shares of Preferred Stock to be redeemed a sum equal to the Original Issue Price per share of the Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the filing date of the Restated Certificate) plus unpaid dividends with respect to such shares, whether or not declared by the Board of Directors.

Preemptive Rights; Registration Rights

The company has entered into an Investor Rights Agreement dated as of July 16, 2015 with certain investors in its Preferred Stock. Under the Investor Rights Agreement, the company grants the investors registration rights and grants “Major Investors”, defined as holders of 5% of the shares of Common Stock of the company on an as-converted basis, the right to invest up to their pro rata share on a fully diluted basis in equity financings of the company. This offering will trigger these preemptive rights; the company will seek a waiver of those rights from all investors who qualify as Major Investors.

Voting Agreement

The company has entered into a Voting Agreement, dated as of July 16, 2015 with certain investors in its Preferred Stock and the founders of the company (defined in the agreement as Ron Wilson, Matt Paulson and Garrett Potter, the “Founders”). The investors and the founders agreed to vote their shares to achieve the structure of the Board of Directors as set forth in the agreement and subsequently set forth in the Restated Certificate. In the event that a party to the agreement fails to vote its shares to achieve that structure, the agreement grants a proxy to the chairman of the Board of Directors, or, in the absence of a chairman, the CEO to vote those shares as prescribed in the agreement. The Restated Certificate and bylaws, as amended, adjusted the composition of the board and the voting procedure for electing directors. These changes make it unlikely that the provisions of the Voting Agreement will come into play. The agreement also grants the investors a drag-along right to sell their shares in the event that holders of at least 75% of the Common Stock on an as-converted basis approve the sale of more than 50% of the outstanding voting power of the company, subject to certain terms and conditions of the Voting Agreement.

Right of First Refusal and Co-Sale Agreement

The company has entered into a Right of First Refusal and Co-Sale Agreement, dated as of July 16, 2015 and amended as of June 14, 2017, with certain investors in its Preferred Stock and the Founders. In the event that a Founder proposes in certain circumstances to transfer any shares of Common Stock owned by the Founder (“Founder Stock”), the company has a right of first refusal to purchase all or a portion of the Founder Stock on the same terms as those for the proposed transfer. In the event the company does not elect to purchase any or all of the shares of Founder Stock, each Major Investor has the right to purchase its pro rata share of the Founder Stock. In the event that the company and/or the Major Investors fail to exercise their rights of first refusal, the agreement grants the Major Investors a co-sale right to participate in the transfer of Founder Stock on the same terms and conditions available to the founders.

Forum Selection Provisions.

Article 7 of the Restated Certificate and Section 8.14 of our bylaws, as amended, dictate that the Delaware Court of Chancery is the sole and exclusive forum for certain actions including a derivative action or proceeding brought on behalf of our company; an action asserting a breach of fiduciary duty owed by an officer, director, employee or to the stockholders of our company; any claim arising under the DGCL; and any action asserting a claim governed by the internal affairs doctrine. We do not intend this exclusive forum provision to apply to claims under the federal securities laws. While management believes limiting the forum is a benefit, stockholders could be inconvenienced by not being able to bring an action in another forum they find favorable. Note that there is uncertainty as to whether a court would enforce this provision as it relates to claims under the federal securities laws and that stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

As a Delaware corporation, we are permitted to mandate in our corporate governance documents a chosen forum for the resolution of state law-based stockholder class actions, derivative suits and other intra-corporate disputes. Additionally, Delaware Chancery Courts can typically resolve disputes on an accelerated schedule when compared to other forums.

Drag Along Provision

The subscription agreement that investors will execute in connection with the offering contains a “drag-along provision” related to a Liquidating Event (as defined above). Investors who purchase our Class A Common Stock agree that, if the Board of Directors and the majority of the holders of the company’s Preferred Stock vote in favor of such a Liquidating Event, then investors in this offering, as holders of Class A Common Stock, will vote all shares of their capital stock in favor of the transaction if such vote is solicited and deliver any documentation or take other actions reasonably requested by the company or the other holders in connection with the Liquidating Event.

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PLAN OF DISTRIBUTION

Plan of Distribution

The company is offering up to $12,000,000 in Class A Common Stock on a “best efforts” basis at a price of $1.00 per share. The minimum investment is 500 shares, or $500.00.

The company has engaged StartEngine Primary, LLC (“StartEngine Primary”) as its placement agent to assist in the placement of its securities in those states it is registered to undertake such activities, including soliciting potential investors on a best efforts basis. As such, StartEngine Primary is an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act. StartEngine Primary is under no obligation to purchase any securities or arrange for the sale of any specific number or dollar amount of securities. Persons who desire information about the offering may find it at www.startengine.com. This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the startengine.com website.

The company will use its existing website, blogs, and other social media to provide notification of the offering. Persons who desire information will be directed to the startengine.com website.

Commissions and Discounts

The following table shows the total discounts and commissions payable to StartEngine Primary in connection with this offering:

	Per Share	Total
Public offering price	$1.00	$12,000,000

Placement Agent commissions	$0.07	$840,000

Proceeds, before expenses, to us	$0.93	$11,160,000

The company will also be required to issue to StartEngine Primary warrants for the purchase of our Class A Common Stock at an exercise price of $1.00 per share. The number of shares acquirable upon exercise of the warrant will be equal to five percent of the gross proceeds raised through StartEngine Primary, divided by $1.00 per share, rounded to the nearest whole share. If we raise the maximum amount in this offering, we would issue 600,000 warrants to StartEngine Primary.

The warrants will be exercisable up to five years after the date on which the offering is qualified. The warrants and shares issuable upon exercise of the warrants may shall not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of qualification or commencement of sales of the offering pursuant to which the warrants were issued, except as provided in FINRA Rule 5110(g)(2). The warrants include customary adjustment provisions for stock splits, stock dividends, recapitalizations, mergers and other similar transactions.

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Other Terms

StartEngine Primary has also agreed to perform the following services in exchange for the compensation discussed above:

•	design, build, and create the company’s campaign page,
•	provide the company with a dedicated account manager and marketing consulting services,
•	provide a standard purchase agreement to execute between the company and investors, which may be used at Company’s option and
•	coordinate money transfers to the company.

In addition to the commission described above, the company agrees to pay StartEngine Primary a fee of $15,000 for out of pocket accountable expenses paid prior to commencing.  Any portion of this amount not expended and accounted for will be returned to the company.

StartEngine Primary intends to use an online platform provided by StartEngine Crowdfunding, Inc. (“StartEngine”), an affiliate of StartEngine Primary, at the domain name www.startengine.com (the “Online Platform”) to provide technology tools to allow for the sales of securities in this offering. In addition, StartEngine will assist with the facilitation of credit and debit card payments through the Online Platform. Fees for credit and debit card payments will be passed onto investors at cost and the company will reimburse StartEngine for transaction fees and return fees that it incurs for returns and chargebacks, pursuant to a Credit Card Services Agreement.

Subscription Procedure

After the Offering Statement has been qualified by the Commission, we will accept tenders of funds to purchase the Class A Common Stock. The company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). Investors may subscribe by tendering funds by wire, credit or debit card or ACH transfer to the escrow account to be setup by the Escrow Agent. Tendered funds will remain in escrow until a closing has occurred. Upon closing, funds tendered by investors will be made available to the company for its use.

The minimum investment in this offering is $500, or 500 shares of Class A Common Stock.

Investors will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of his or her annual income or 10% of your net worth (excluding the investor’s principal residence).

The company has entered into an Escrow Services Agreement with Prime Trust LLC (the “Escrow Agent”) and StartEngine Primary. Investor funds will be held by the Escrow Agent pending closing or termination of the offering.  All subscribers will be instructed by the company or its agents to transfer funds by wire, credit or debit card, or ACH transfer directly to the escrow account established for this offering. The company may terminate the offering at any time for any reason at its sole discretion. Investors should understand that acceptance of their funds into escrow does not necessarily result in their receiving shares; escrowed funds may be returned.

Prime Trust is not participating as an underwriter or placement agent or sales agent of this offering and will not solicit any investment in the company, recommend the company’s securities or provide investment advice to any prospective investor, and no communication through any medium, including any website, should be construed as such, or distribute this Offering Circular or other offering materials to investors. The use of Prime Trust’s technology should not be interpreted and is not intended as an endorsement or recommendation by it of the company or this offering. All inquiries regarding this offering or escrow should be made directly to the company.

50

For its services, Escrow Agent will receive fees of approximately $21,000, assuming the maximum amount of $12,000,000 is raised in this offering.

Pursuant to our agreement with StartEngine Primary, the company agrees that 6% of the total funds received into escrow will be held back as a deposit hold in case of any ACH refunds or credit card chargebacks. The hold will remain in effect for 180 days following the close of the offering. 60 days after the close of the offering, 4% of the deposit hold will be released to the company. The remaining 2% will be held for the final 120 days of the deposit hold. After such further 120 days, the remaining 2% will be released to the company. Based on the assumed maximum amount that we might owe StartEngine Primary, we estimate the deposit hold could be for up to $600,000.

West Coast Stock Transfer, Inc. will serve as transfer agent to maintain stockholder information on a book-entry basis. We will not issue shares in physical or paper form. Instead, our shares will be recorded and maintained on our stockholder register.

Forum Selection Provision

The subscription agreement includes a forum selection provision that requires subscribers bring claims against the company based on the subscription agreement in a state or federal court in the State of California. The provision does not apply to lawsuits arising under the federal securities laws; investors will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. The forum selection provision may limit investors’ ability to bring claims in a judicial forum that they believe is favorable to such disputes and may discourage lawsuits with respect to such claims. The company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows our officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the company.

Investors’ Tender of Funds and Return of Funds

After the Commission has qualified the Offering Statement, the company will accept tenders of funds to purchase the Class A Common Stock. The company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). The funds tendered by potential investors will be held by the Escrow Agent and will be transferred to the company upon Closing. Each time the company accepts funds (either transferred from the Escrow Agent or directly from the investors) is defined as a “Closing. The escrow agreement can be found in Exhibit 8 to the Offering Statement of which this Offering Circular is a part. Upon closing, funds tendered by investors will be made available to the company for its use. The offering will terminate at the earlier of: (1) the date at which the maximum offering amount has been sold, (2) one year from the date upon which the Commission qualifies the Offering Statement of which this Offering Circular forms a part, or (3) the date at which the offering is earlier terminated by the company in its sole discretion.

In the event that the company terminates the offering while investor funds are held in escrow, those funds will promptly be refunded to each investor without deduction or interest and in accordance with Rule 10b-9 under the Exchange Act.

In order to invest you will be required to subscribe to the offering via the Online Platform and agree to the terms of the offering and the subscription agreement.

In the event that it takes some time for the company to raise funds in this offering, the company will rely on other equity and debt offerings and/or cash on hand.

Investor Perks

All investors will receive a special investor customer account on www.hylete.com once they have fully completed their investment and once it has been accepted by the company. Investor accounts receive 50% off the retail value of regular priced apparel, footwear and gear on www.hylete.com when utilizing their investor account. All clearance items will include an additional 10% markdown for investor accounts. Investors will receive free ground shipping on all orders placed utilizing their HYLETE investor account. Free ground shipping is valid in the contiguous United States only. HYLETE investor accounts are also eligible for exclusive investor pricing on all pre-orders of HYLETE products and exclusive offers at HYLETE.com. Investors will also receive one (1) HYLETE point for every dollar invested, where 20 HYLETE points equals a one dollar discount on HYLETE.com. HYLETE reserves the right to change the terms and conditions of Investor Perks at any time. HYLETE also reserves the right to adjust pricing of HYLETE products and/or discounts to investors at any time without further notice.

51

HYLETE, INC.

FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

AND

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018

(UNAUDITED)

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of HYLETE, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of HYLETE, Inc. (the “Company”) as of December 31, 2018 and 2017, the related statements of operations, stockholders’ deficit, and cash flows, for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a negative working capital, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ dbbmckennon

We have served as the Company's auditor since 2017.

San Diego, California

April 17, 2019

F-2

HYLETE, INC.

BALANCE SHEETS

AT JUNE 30, 2019 AND DECEMBER 31, 2018 AND 2017

	June 30, 2019	December 31, 2018	December 31, 2017
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$428,561	$1,470,436	$616,262
Accounts receivable	96,376	123,194	75,319
Inventory	4,418,460	3,403,956	2,225,136
Vendor deposits	178,433	214,102	10,095
Other current assets	186,634	265,436	94,316
Total current assets	5,308,464	5,477,124	3,021,128

Non-Current Assets:
Property and equipment, net	191,374	253,609	392,275
Intangible assets, net	388,236	539,697	114,977
Goodwill	426,059	426,059	–
Other non-current assets	480,525	28,219	–
Total non-current assets	1,486,194	1,247,584	507,252
TOTAL ASSETS	$6,794,658	$6,724,708	$3,528,380

LIABILITIES & STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$2,494,675	$899,158	$915,733
Accrued expenses	939,348	826,589	810,934
Bridge note, net of issuance costs	738,651	436,533	–
Bridge note- related party, net of issuance costs	607,972	400,884	200,000
Loan payable, net of issuance costs	5,161,470	3,912,508	–
Loan payable- related party, net of issuance costs	488,958	–	–
Capital lease obligations	980	9,436	21,510
Common stock warrant liability	826,801	675,294	–
Total current liabilities	11,258,855	7,160,402	1,948,177

Non-Current Liabilities:
Capital lease obligations, net of current	–	–	9,436
Loan payable, net of current portion and issuance costs	–	240,625	2,996,920
Loan payable- related party, net of issuance costs	–	482,708	–
Bond, net of issuance costs	514,878	766,671	–
Convertible bonds	387,000	–	–
Preferred stock warrant liability	3,629,309	2,698,774	1,387,319
Total non-current liabilities	4,531,187	4,188,778	4,393,675
TOTAL LIABILITIES	15,790,042	11,349,180	6,341,852
Commitments and contingencies (Note 18)
Redeemable Preferred Stock:
Series A preferred stock, $0.001 par value, 1,712,200 total shares authorized, 1,712,200 issued and outstanding at June 30, 2019 and December 31, 2018 and 2017 (liquidation preference of $545,051)	541,510	518,517	472,524

Series A-1 preferred stock, $0.001 par value, 5,970,300 total shares authorized, 5,970,300 issued and outstanding at June 30, 2019 and December 31, 2018 and 2017 (liquidation preference of $3,033,773)	3,021,433	2,899,655	2,656,103

Series A-2 preferred stock, $0.001 par value,10,000,000 total shares authorized, 4,791,500 issued and outstanding at June 30, 2019 and December 31, 2018, and 4,721,500 at December 31, 2017 (liquidation preference of $3,680,856)	3,666,371	3,500,516	3,088,671
Total redeemable preferred stock	7,229,314	6,918,688	6,217,298

Stockholders' Deficit:
Class A common stock, par value $0.001, 30,000,000 shares authorized, 7,859,600 issued and outstanding at June 30, 2019 and December 31, 2018, and 7,824,600 at December 31, 2017	7,860	7,860	7,825
Class B common stock, par value $0.001, 6,000,000 shares authorized, 3,966,805 issued and outstanding at June 30, 2019, 3,958,532 at December 31, 2018, and 1,297,042 at December 31, 2017	3,967	3,959	1,297
Additional paid-in capital	3,917,854	4,151,537	1,178,680
Accumulated deficit	(20,154,379)	(15,706,516)	(10,218,572)
Total Stockholders' Deficit	(16,224,698)	(11,543,160)	(9,030,770)
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$6,794,658	$6,724,708	$3,528,380

See accompanying notes to financial statements.

F-3

HYLETE, INC.

STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018

AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	June 30, 2019	June 30, 2018	December 31, 2018	December 31, 2017
	(unaudited)	(unaudited)

Net Sales	$5,760,008	$5,133,738	$11,689,200	$8,773,025

Cost of Sales	2,691,068	2,311,287	5,461,090	4,065,845

Gross Profit	3,068,940	2,822,451	6,228,110	4,707,180

Operating Expenses:
Selling and marketing	1,791,189	1,268,374	2,866,133	2,862,657
General and administrative	2,721,813	1,534,446	3,806,176	2,447,146
Shipping and distribution	1,149,002	969,568	2,182,554	1,236,572
Total Operating Expenses	5,662,004	3,772,388	8,854,863	6,546,375

Loss from Operations	(2,593,064)	(949,937)	(2,626,753)	(1,839,195)

Interest expense	1,486,750	588,293	1,365,426	836,845
Change in fair market value of Series A-2 warrant liability	368,049	1,059,790	1,059,175	556,933

Net Loss	$(4,447,863)	$(2,598,020)	$(5,051,354)	$(3,232,973)

Accrual of Preferred Stock Dividend and Discount Amortized	(310,626)	(299,317)	(600,838)	(599,593)

Net Loss Attributable to Common Stockholders	$(4,758,489)	$(2,897,337)	$(5,652,192)	$(3,832,566)

Basic and diluted loss per common share	$(0.40)	$(0.30)	$(0.56)	$(0.45)
Weighted average shares- basic and diluted	11,826,550	9,744,998	10,151,347	8,556,634

See accompanying notes to financial statements.

F-4

HYLETE, INC.

STATEMENTS OF STOCKHOLDERS' DEFICIT

FOR THE SIX MONTHS ENDED JUNE 30, 2019

AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance as of December 31, 2016	7,824,600	$7,825	–	$–	$108,933	$(6,402,392)	$(6,285,634)

Net Loss	–	–	–	–	–	(3,232,973)	(3,232,973)
Net proceeds from sale of Common Stock	–	–	1,297,042	1,297	1,069,747	–	1,071,044
Dividend accretion on Preferred Stock	–	–	–	–	(16,386)	(536,337)	(552,723)
Amortization of issuance costs on Preferred Stock	–	–	–	–	–	(46,870)	(46,870)
Stock-based compensation	–	–	–	–	16,386	–	16,386

Balance as of December 31, 2017	7,824,600	7,825	1,297,042	1,297	1,178,680	(10,218,572)	(9,030,770)

Net Loss	–	–	–	–	–	(5,051,354)	(5,051,354)
Net proceeds from sale of Common Stock	35,000	35	1,871,615	1,872	1,986,303	–	1,988,210
Common Stock issued for GRACEDBYGRIT assets	–	–	789,875	790	986,554	–	987,344
Dividend accretion on Preferred Stock	–	–	–	–	(164,247)	(389,248)	(553,495)
Amortization of issuance costs on Preferred Stock	–	–	–	–	–	(47,343)	(47,343)
Stock-based compensation	–	–	–	–	164,247	–	164,247

Balance as of December 31, 2018	7,859,600	7,860	3,958,532	3,959	4,151,537	(15,706,516)	(11,543,160)

Net Loss	–	–	–	–	–	(4,447,863)	(4,447,863)
Net proceeds from sale of Common Stock	–	–	8,273	8	12,677	–	12,685
Dividend accretion on Preferred Stock	–	–	–	–	(282,258)	–	(282,258)
Amortization of issuance costs on Preferred Stock	–	–	–	–	(28,367)	–	(28,367)
Stock-based compensation	–	–	–	–	64,265	–	64,265

Balance as of June 30, 2019 (unaudited)	7,859,600	$7,860	3,966,805	$3,967	$3,917,854	$(20,154,379)	$(16,224,698)

See accompanying notes to financial statements.

F-5

HYLETE, INC.

STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018

AND FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	June 30, 2019	June 30, 2018	December 31, 2018	December 31, 2017
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,447,863)	$(2,598,020)	$(5,051,354)	$(3,232,973)
Adjustments:
Depreciation and amortization	254,230	118,731	333,938	195,358
Stock-based compensation	64,265	60,598	164,247	16,386
Amortization of debt discounts	926,994	276,522	629,376	337,426
Change in fair market value of Series A-2 warrant liability	368,049	1,059,790	1,059,175	556,933
Changes in:
Accounts receivable	26,818	(36,548)	(47,875)	25,786
Inventory	(1,014,504)	(227,855)	(1,110,935)	(701,193)
Vendor deposits	35,669	(190,580)	(204,007)	167,209
Prepaid expenses	78,802	30,814	(171,118)	(37,581)
Accounts payable	1,595,517	(398,568)	(17,521)	436,500
Accrued expenses	112,759	(45,525)	3,405	423,169
Net Cash used in Operating Activities	(1,999,264)	(1,950,641)	(4,412,669)	(1,812,980)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(27,528)	(59,722)	(85,628)	(291,524)
Purchases of intangibles	(13,006)	(10,535)	(40,965)	(15,706)
Other non-current assets	(452,306)	–	(28,219)	11,350
Net Cash used in Investing Activities	(492,840)	(70,257)	(154,812)	(295,880)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on loans payable	1,322,100	1,092,500	2,578,200	498,750
Borrowings on bonds payable	123,900	41,455	754,255	–
Payments on capital leases	(8,456)	(10,517)	(21,510)	(19,691)
Net proceeds from sale of common stock	12,685	1,291,830	1,988,210	1,071,044
Net proceeds from sale of preferred stock	–	–	122,500	–
Net Cash provided by Financing Activities	1,450,229	2,415,268	5,421,655	1,550,103

NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,041,875)	394,370	854,174	(558,757)
CASH AND CASH EQUIVALENTS, beginning of period	1,470,436	616,262	616,262	1,175,019
CASH AND CASH EQUIVALENTS, end of period	$428,561	$1,010,632	$1,470,436	$616,262
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$485,245	$302,353	$725,038	$503,635
Cash paid for income taxes	$1,000	$800	$800	$800
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
Issuance of Series A-2 Preferred Stock warrant liability	$562,486	$243,528	$262,709	$205,195
Accretion of Preferred Stock dividends	$282,258	$275,645	$553,495	$552,723
Accretion of Preferred Stock discounts	$28,367	$23,672	$47,343	$46,870
Issuance of Common Stock warrant liability	$151,507	$–	$675,294	$–
Common stock issued for GRACEDBYGRIT assets	$–	$987,344	$987,344	$–
Exchange of bonds for convertible bonds	$387,000	$–	$–	$–

See accompanying notes to financial statements.

F-6

HYLETE, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 – Organization and Nature of Business

HYLETE, LLC was organized under the laws of the State of California on March 26, 2012. In January 2015, the HYLETE, LLC was converted to a California corporation named HYLETE, Inc. (referred to as “HYLETE” or the “Company”). The Company reincorporated in Delaware in January 2019. The Company’s principal corporate office is located at 564 Stevens Avenue, Solana Beach, California 92075, and its telephone number is (858) 225-8998. Our website address is www.hylete.com. The Company was formed to design, develop, and distribute premium performance apparel primarily direct to consumers through its own website, events and affiliate marketing partners, as well as select third party ecommerce retailers.

GRACEDBYGRIT Asset Acquisition

On June 1, 2018, the Company purchased 100% of the net assets of GRACEDBYGRIT, Inc. (“GBG”) for 789,875 shares of the Company’s Class B Common Stock valued at $987,344. The shares of Class B Common Stock were valued at the price to which the Company’s share were being sold to third parties at the time of the transactions. In addition, GBG’s majority shareholder is also a member of the Company’s board of directors. GBG was acquired to expand HYLETE’s women’s apparel line in accordance with the Company’s growth strategy.

The Company accounted for the transaction as a business acquisition. The acquired assets were recorded at estimated fair values as of the acquisition date. The excess of the purchase price over the estimated fair value of identifiable net assets resulted in the recognition of goodwill in the amount $426,059 and is attributable to future growth opportunities due the addition additional women’s styles as well as the addition of employees to which have experience within the area and other factors. The goodwill is expected to be deductible for income tax purposes.

The following table summarizes the fair value of the net assets acquired as of the acquisition date of June 1, 2018.

Inventory	$67,885
Product designs	493,400
Goodwill	426,059
$987,344

Liability assumed under the asset acquisition agreement were immaterial.

The summarized unaudited pro forma results are not necessarily indicative of results which would have occurred if the acquisition had been in effect for the period presented. Further, the summarized unaudited pro forma results are not intended to be a projection of future results.

	2018	2017
Pro forma revenues	$11,788,429	$9,500,188
Pro forma net loss	(5,500,819)	(4,791,786)
Pro forma net loss per common share, basic and diluted	$(0.52)	$(0.58)

Note 2 – Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses from operations, has a working capital deficit of approximately $1.7 and 6.0 million and has an accumulated deficit of approximately $15.7 and 20.2 million as of December 31, 2018 and June 30, 2019, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

F-7

To fund operations, the Company is anticipating filing a registration statement for which additional shares of Class B common stock will be offered for purchase. Based on our business and development plans, the Company is dependent up raising a minimum of $10 million to fund operations for a period in excess of one year from the date of this filing. Currently, we have capital to fund operations through December 2019. Our future capital requirements will depend on many factors, including: the costs and timing of future product and marketing activities, including product manufacturing, marketing, sales and distribution for any of our products; the expenses needed to attract and retain skilled personnel; and the timing and success of this offering. Until such time, if ever, as we can generate more substantial product revenues, we expect to finance our cash needs through a combination of equity or debt financings.

In order to meet these additional cash requirements, we may seek to sell additional equity or convertible securities that may result in dilution to our stockholders. If we raise additional funds through the issuance of convertible securities, these securities could have rights senior to those of our common stock and could contain covenants that restrict our operations. There can be no assurance that we will be able to obtain additional equity or debt financing on terms acceptable to us, if at all. If we raise additional funds through collaboration and licensing agreements with third parties, it may be necessary to relinquish valuable rights to our product candidates or future revenue streams or to grant licenses on terms that may not be favorable to us.

Management’s Update (Unaudited) - To fund operations, the Company is anticipating filing an offering statement pursuant to Regulation A under which additional shares of Class A common stock will be offered for purchase. See Note 19 – Subsequent Events for additional details. Based on our business and development plans, the Company is dependent upon raising a minimum of $5 million to fund operations for a period in excess of one year from the date of this filing. As of March 27, 2020, we have capital to fund operations through July 2020. Our future capital requirements will depend on many factors, including: the costs and timing of future product and marketing activities, including product manufacturing, marketing, sales and distribution for any of our products; the expenses needed to attract and retain skilled personnel; and the timing and success of this offering. Until such time, if ever, as we can generate more substantial product revenues, we expect to finance our cash needs through a combination of equity or debt financings.

Note 3 – Summary of Significant Accounting Policies

Basis for presentation - These audited financial statements of HYLETE, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

We have prepared the accompanying interim financial statements pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial reporting. These interim financial statements are unaudited and, in our opinion, include all adjustments, consisting of normal recurring adjustments and accruals necessary for a fair presentation of our balance sheets, operating results, and cash flows for the periods presented. Operating results for the periods presented are not necessarily indicative of the results that may be expected for 2019. Certain information and footnote disclosures normally included in interim financial statements prepared in accordance with US GAAP have been omitted in accordance with the rules and regulations of the SEC. These interim financial statements should be read in conjunction with the audited financial statements and accompanying notes.

Accounting estimates – The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Examples of our significant accounting estimates that may involve a higher degree of judgment and complexity than others include: the valuation of inventories; the valuation and assessment of the recoverability of goodwill and other indefinite-lived and long-lived assets; and the fair market value of the common and preferred stock warrant liabilities. Actual results could differ from those estimates.

Fair value of financial instruments – Accounting Standards Codification ("ASC") 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820 also establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The standard describes three levels of inputs that may be used to measure fair value:

The fair value hierarchy prioritizes the inputs used in valuation techniques into three levels as follows:

Level 1

Observable inputs – unadjusted quoted prices in active markets for identical assets and liabilities;

Level 2

Observable inputs – other than the quoted prices included in Level 1 that are observable for the asset or liability through corroboration with market data; and

Level 3

Unobservable inputs – includes amounts derived from valuation models where one or more significant inputs are unobservable.

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, vendor deposits, accounts payable, accrued expenses and current portion of capital lease obligations. The carrying value of these assets and liabilities is representative of their fair market value, due to the short maturity of these instruments. The carrying value of the long-term portions of the capital lease obligations and loan payable to stockholder represent fair value as the terms approximate those currently available for similar debt instruments.

F-8

The Company's common and preferred stock warrant liabilities are carried at fair value. The fair value of the Company’s common and preferred stock warrant liabilities has been measured under the Level 3 hierarchy (Note 10). Changes in common and preferred stock warrant liabilities during the year ended December 31, 2018 and six months ended June 30, 2019 are as follows:

	Fair Value of Significant Unobservable Inputs Fair Value

	Preferred Warrants	Common Warrants

Outstanding as of December 31, 2017	$1,387,319	$–

Warrants granted	252,280	675,294
Change in fair value	1,059,175	–

Outstanding as of December 31, 2018	$2,698,774	$675,294

Warrants granted	562,486	151,507
Change in fair value	368,049	–

Outstanding as of June 30, 2019 (unaudited)	$3,629,309	$826,801

Cash and cash equivalents – Cash includes highly liquid short-term investments purchased with original maturities of ninety days or less.

Concentration of credit risk – Financial instruments that potentially subject the Company to credit risk consist principally of accounts receivable and cash. At various times throughout the period, the Company had cash deposits in a financial institution in excess of the amount insured by the Federal Deposit Insurance Corporation. Management considers the risk of loss to be minimal due to the credit worthiness of the financial institution. Concentrations of risk with respect to receivables are limited due to the diversity of the Company’s customer base. Credit is extended based on an evaluation of the customer’s financial condition and collateral generally is not required.

Accounts receivable – The Company carries its accounts receivable at invoiced amounts less allowances for customer credits, doubtful accounts and other deductions. The Company does not accrue interest on its trade receivables. Management evaluates the ability to collect accounts receivable based on a combination of factors. Receivables are determined to be past due based on individual credit terms. A reserve for doubtful accounts is maintained based on the length of time receivables are past due, historical collections or the status of a customer’s financial position. The Company did not have a reserve recorded as of June 30, 2019, December 31, 2018 and 2017. Receivables are written off in the year deemed uncollectible after efforts to collect the receivables have proven unsuccessful. For the six months ended June 30, 2019, and the years ended December 31, 2018 and 2017, the Company wrote off approximately $3,845, $4,342, and $3,100 of uncollectible accounts, respectively.

Inventory – Inventory is comprised of finished goods and is stated at the lower of cost, determined using the first-in, first-out method, or net realizable value.

Vendor deposits – Vendor deposits represent amounts paid in advance to the Company’s vendors for inventory purchases to be produced and received at a future date.

Property and equipment – Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over estimated useful lives of the assets, which range from two to five years. Leasehold improvements are amortized over the shorter of the lease term or their estimated useful lives.

F-9

Goodwill and intangible assets – Goodwill represents the excess of purchase price over the value assigned to the net tangible and identifiable intangible assets of businesses acquired. Acquired intangible assets other than goodwill are amortized over their useful lives unless the lives are determined to be indefinite. For intangible assets purchased in a business combination, the estimated fair values of the assets received are used to establish their recorded values. For intangible assets acquired in a non-monetary exchange, the estimated fair values of the assets transferred (or the estimated fair values of the assets received, if more clearly evident) are used to establish their recorded values, unless the values of neither the assets received nor the assets transferred are determinable within reasonable limits, in which case the assets received are measured based on the carrying values of the assets transferred. Valuation techniques consistent with the market approach, income approach and/or cost approach are used to measure fair value.

Product designs acquired from GRACEDBYGRIT were determined to have a useful life of 18 months and are being amortized using the straight-line method. During the six months ended June 30, 2019 and the year ended December 31, 2018, we amortized $164,467 and $109,644, respectively. As of the six months ended June 30, 2019 and the year ended December 31, 2018, $219,289 and $383,756, respectively, was remaining for which is expected to be amortized during the year ending December 31, 2019.

Impairment of Goodwill and long-lived assets – Goodwill and other indefinite-lived intangible assets are tested annually for impairment in the fourth fiscal quarter and in interim periods if events or changes in circumstances indicate that the assets may be impaired. If a qualitative assessment is used and we determine that the fair value of a reporting unit or indefinite-lived intangible asset is more likely than not (i.e., a likelihood of more than 50%) less than its carrying amount, a quantitative impairment test will be performed. If goodwill is quantitatively assessed for impairment and a reporting unit’s carrying value exceeds its fair value, the difference is recorded as an impairment. Other indefinite-lived intangible assets are quantitatively assessed for impairment, if necessary, by comparing their estimated fair values to their carrying values. If the carrying value exceeds the fair value, the difference is recorded as an impairment. During the six months ended June 30, 2019 and the years ended December 31, 2018 and 2017 no impairments were needed.

Long-lived assets, such as property, plant and equipment and intangible assets subject to amortization, are reviewed for impairment when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability of assets to be held and used is measured by comparing the carrying amount of an asset or asset group to estimated undiscounted future cash flows expected to be generated by the asset or asset group. If the carrying amount of an asset or asset group exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset or asset group exceeds the estimated fair value of the asset or asset group. Long-lived assets to be disposed of by sale are reported at the lower of their carrying amounts or their estimated fair values less costs to sell and are not depreciated. During the six months ended June 30, 2019 and the years ended December 31, 2018 and 2017 an impairment wasn’t needed.

Accounting for preferred stock – ASC 480, Distinguishing Liabilities from Equity, includes standards for how an issuer of equity (including equity shares issued by consolidated entities) classifies and measures on its balance sheet certain financial instruments with characteristics of both liabilities and equity.

Management is required to determine the presentation for the preferred stock as a result of the redemption and conversion provisions, among other provisions in the agreement. Specifically, management is required to determine whether the embedded conversion feature in the preferred stock is clearly and closely related to the host instrument, and whether the bifurcation of the conversion feature is required and whether the conversion feature should be accounted for as a derivative instrument. If the host instrument and conversion feature are determined to be clearly and closely related (both more akin to equity), derivative liability accounting under ASC 815, Derivatives and Hedging, is not required. Management determined that the host contract of the preferred stock is more akin to equity, and accordingly, derivative liability accounting is not required by the Company. In addition, the Company has presented preferred stock outside of stockholders' deficit due to the potential redemption of the preferred stock being outside of the Company's control (Note 10).

Costs incurred directly for the issuance of the preferred stock are recorded as a reduction of gross proceeds received by the Company, resulting in a discount to the preferred stock. The discount is amortized to additional paid-in capital, over the period to redemption using the effective interest method of accounting. Dividends which are required to be paid upon redemption are accrued and recorded within preferred stock and additional paid-in capital.

F-10

Warrants to purchase preferred stock – The Company accounts for freestanding warrants related to preferred shares that are redeemable in accordance with ASC 480, Distinguishing Liabilities from Equity. Under ASC 480, freestanding warrants to purchase shares of redeemable preferred stock are classified as liabilities on the balance sheet at fair value because the warrants may conditionally obligate us to transfer assets at some point in the future. The Company estimated the fair value of these warrants using the Black-Scholes option-pricing model. See Note 10 for additional information.

Revenue recognition – Revenues are recognized when performance obligations are satisfied through the transfer of promised goods to the Company’s customers. Control transfers upon shipment of product and when the title has been passed to the customers. This includes the transfer of legal title, physical possession, the risks and rewards of ownership, and customer acceptance. Revenue is recorded net of sales taxes collected from customers on behalf of taxing authorities, allowance for estimated returns, chargebacks, and markdowns based upon management’s estimates and the Company’s historical experience. The Company’s liability for sales return refunds is recognized within other current liabilities, and an asset for the value of inventory which is expected to be returned is recognized within other current assets on the balance sheets. The Company generally allows a 60 day right of return to its customers. The Company had a reserve for returns of approximately $124,975, $95,030 and $84,500 recorded within accrued expenses as of June 30, 2019, December 31, 2018 and 2017, respectively. Proceeds from the sale of gift cards are initially deferred and recognized within accrued expenses on the balance sheets and are recognized as revenue when tendered for payment. Based on historical experience, and to the extent there is no requirement to remit unclaimed card balances to government agencies, an estimate of the gift card balances that will never be redeemed is recognized as revenue in proportion to gift cards which have been redeemed. In addition, the Company records a liability for deposits for future products, credits provided to equity investors in connection with their investment, etc. The liability is relieved, and the revenue is recognized once the revenue recognition criteria is met. As of June 30, 2019, December 31, 2018 and 2017 deferred revenue of approximately $253,000, $269,000 and $378,000 were present within accrued liabilities on the accompanying balance sheets, respectively. Of these amounts, approximately $192,000, $196,000 and $138,000 related to credits provided to equity investors in connection with their investments as of June 30, 2019, December 31, 2018 and 2017, respectively.

During 2018 and 2017, the Company offered investors a store credit at HYLETE.com in the amount of 10% of their equity investment(s) for that year. When investors utilize their store credit the deferred revenue is recognized, and the liability associated with the store credit is removed from the balance sheet.

For the loyalty program, the Company increases or decreases the loyalty points liability based on point balance at the end of each month. The liability is recognized in accrued expenses on the balance sheet. The liability calculation is equal to the total points accrued multiplied by the cash value multiplied by the percentage of predicted use multiplied by the estimated cost of goods sold.

Cost of sales – Cost of sales consists primarily of inventory.

Merchandise risk – The Company’s success is largely dependent upon its ability to gauge the fashion tastes of its targeted consumers and provide merchandise that satisfies consumer demand. Any inability to provide appropriate merchandise in sufficient quantities in a timely manner could have material adverse effect on the Company’s business, operating results and financial condition.

Shipping and handling – The Company recognizes shipping and handling billed to customers as a component of net sales, and the cost of shipping and handling as a component of operating expenses. Total shipping and handling billed to customers as a component of net sales was approximately $315,000, $331,000, $699,000 and $608,000 for the six months ended June 30, 2019 and 2018 and the years ended December 31, 2018 and 2017, respectively. Total shipping and handling costs included in operating expenses was approximately $729,000, $649,000, $1,418,000 and $734,000 for the six months ended June 30, 2019 and 2018 and the years ended December 31, 2018 and 2017, respectively.

Advertising and promotion – Advertising and promotional costs are expensed as incurred. Advertising and promotional expense for the six months ended June 30, 2019 and 2018 and the years ended December 31, 2018 and 2017 amounted to approximately $791,000, $498,000, $1,139,000 and $1,281,000, respectively, which is included in selling and marketing expense.

Stock based compensation – The Company estimates the fair value of the stock warrants and options using the Black-Scholes option pricing model. The expected lives were determined using the simplified method. Key input assumptions used to estimate the fair value of stock warrants and options include the exercise price of the award, the expected term, the expected volatility of the Company’s stock over the expected term, the risk-free interest rate over the term, the Company expected annual dividend yield and forfeiture rate. The Company’s management believes that the valuation technique and the approach utilized to develop the underlying assumptions are appropriate in estimating the fair value of the Company’s stock warrants and options granted. Estimates of fair value are not intended to predict actual future events or the value ultimately realized by persons who receive equity awards. The Company had no data to support estimates of expected forfeitures.

F-11

Deferred offering costs – Costs associated with the offering of shares are capitalized as other assets. Upon successful issuance, these costs will reduce additional-paid-in capital or as a discount to related borrowings, or if unsuccessful, recognized as general and administrative expense.

Legal proceedings - If there is at least a reasonable possibility that a material loss may have been incurred associated with pending legal and regulatory proceedings, the Company discloses such fact, and if reasonably estimable, the Company provides an estimate of the possible loss or range of possible loss, if any. Where a range of loss can be reasonably estimated with no best estimate in the range, the Company records the minimum estimated liability. As additional information becomes available, the Company assess the potential liability related to pending legal and regulatory proceedings and revise our estimates and update our disclosures accordingly. The Company’s legal costs associated with defending itself are recorded to expense as incurred.

Income taxes – The Company has elected to be taxed under the provisions of subchapter C of the Internal Revenue Code. Income taxes are therefore accounting for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and tax basis of assets and liabilities at the applicable enacted tax rates. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized from future operations. The factors used to assess the likelihood of realization include the Company’s forecast of future taxable income and available tax planning strategies that could be implemented to realize the net deferred tax assets.

Uncertain tax positions – The Company accounts for uncertain tax provisions in accordance with ASC 740-10. ASC 740-10 prescribes a recognition threshold and measurement process for accounting for uncertain tax positions and also provides guidance on various related matters such as de-recognition, interest, penalties, and disclosures required. As of the six months ended June 30, 2019 and 2018 and the years ended December 31, 2018 and 2017, the Company does not have any entity-level uncertain tax positions. The Company files U.S. federal and various state income tax returns, which are subject to examination by the taxing authorities for three to four years from filing of a tax return.

Sales tax – Taxes collected from the Company’s customers are and have been recorded on a net basis. This obligation is included in accrued expenses in the accompanying balance sheets until the taxes are remitted to the appropriate taxing authorities.

Basic loss per common share – Basic loss per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. The Company's common stock equivalents consist of common stock issuable upon the conversion of preferred stock, and exercise of options and warrants. As of the six months ended June 30, 2019, and 2018 and the years ended December 31, 2018, and 2017, the effect of dilutive securities was anti-dilutive and thus is not included. Basic and dilutive net loss per common share for the six months ended June 30, 2019, and 2018 and years ended December 31, 2018 and 2017, includes accrued preferred stock dividends of $282,258, $275,645, $553,495 and $552,723 and preferred stock discount accretion of $28,367, $23,672, $47,343 and $46,870, respectively, as an increase to net loss available for common shareholders.

Recently issued accounting pronouncements – In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers ("ASC 606") which supersedes the revenue recognition requirements in ASC 605 Revenue Recognition. This ASU requires that an entity recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

The Company adopted ASC 606 on January 1, 2019 on a modified retrospective basis. There were no changes to the statement of operations as a result of the adoption, and the timing and amount of its revenue recognition remained substantially unchanged under this new guidance. Under the provisions of ASC 606, the Company is now required to present its provision for sales returns on a gross basis, rather than a net basis. The Company's liability for sales return refunds is recognized within other current liabilities, and the Company now presents an asset for the value of inventory which is expected to be returned within other current assets on the balance sheets. The effect of the change is an increase in other current assets from the originally reported amount of $265,436 to $352,487 and an increase in accrued expenses from the originally reported amount of $826,586 to $913,637. Under the modified retrospective approach, the comparative prior period information has not been restated for this change.

F-12

Note 4 – Property and Equipment

Property and equipment consisted of the following as of June 30, 2019, and December 31, 2018 and 2017:

	June 30, 2019	December 31, 2018	December 31, 2017
	(unaudited)
Auto	$109,358	$109,358	$105,772
Computer Hardware and Software	87,008	73,589	40,305
Office Furniture, Fixtures and Equipment	71,598	59,542	53,157
Leasehold Improvements	75,419	73,365	70,905
Website Development	252,529	252,529	212,618
Application Development	232,759	232,759	232,760
Production Molds	61,800	61,800	61,800
	890,471	862,942	777,315
Accumulated Depreciation	(699,097)	(609,333)	(385,040)
	$191,374	$253,609	$392,275

Depreciation and amortization expense related to property and equipment amounted to approximately $89,764, $224,000 and $195,000 for the six months ended June 30, 2019 and the years ended December 31, 2018 and 2017, respectively.

Note 5 – Bridge Note Payable, Related Party

On August 19, 2015, the Company received $200,000 under a Senior Bridge Note agreement (the “Bridge Note”), with an initial maturity date of December 31, 2016. The Bridge Note holder is an investor and a member of the Company's board of directors. From August 19, 2015 through December 31, 2015, the Bridge Note accrued interest at 1% per month, paid on a monthly basis. No principal payments had been made on the Bridge Note through December 31, 2016. In November 2016, the Bridge Note maturity date was extended to December 31, 2017 and the accrued interest rate increased to 1.5% per month. In connection with the extension, the Company paid fees of $10,000 for which were recorded as a discount to the Bridge Note. The discount was amortized using the straight-line method over the term of the Bridge Note. As of December 31, 2016, a discount of $8,571 remained and was fully amortized during the year ending December 31, 2017. In October 2017, the Bridge Note maturity date was extended to December 31, 2018. In December 2018, the Bridge Note maturity date was extended to December 31, 2019. All other terms remain unchanged.

Note 6 – Loans Payable

On June 29, 2016, the Company entered into a senior credit agreement with a lender with principal due three years from the date of issuance on June 29, 2019. The lender had offered the Company up to $3,150,000, which accrues interest at a rate equal to 12.50% per annum, compounded monthly. In July 2017, the Company amended the agreement to borrow up to an additional amount of $1,000,000, raising the maximum available to be borrowed to $4,150,000. In March 2018, the amounts borrowable under the senior credit agreement were increased by an additional $500,000. In February 2019, the lender agreed to an additional $1,725,000 to provide working capital to maintain and expand the operations. As of March 31, 2019, the lender distributed $1,100,000 of the expected $1,725,000. The proceeds were used for operations. The Company pays the interest on a monthly basis and, thus, does not have any interest accrued as of June 30, 2019, December 31, 2018 and 2017 related to this agreement. The agreement contains certain affirmative covenants related to the timely delivery of financial information to the lender, as well as certain customary negative covenants. The agreement also includes a financial covenant related to the Company’s liquidity and requires a minimum cash balance of $250,000 to be maintained.

As of June 30, 2019, December 31, 2018, and 2017, the Company was in compliance with all financial and non-financial covenants. The senior credit agreement is secured by substantially all of the Company's assets and shareholder shares in which have been pledged as additional collateral.

F-13

In conjunction with the senior credit agreement, the Company issued 360,170, 256,298 and 216,779 Series A-2 Preferred Stock warrants to the lender during the six months ended June 30, 2019 and the years ended December 31, 2018 and 2017. As of June 30, 2019, December 31, 2018, and 2017, the Company had outstanding borrowings of $5,375,000, $4,275,000 and $3,675,000, respectively.

Fees and Series A-2 Preferred Stock warrants issued in connection with the senior credit agreement resulted in a discount to the senior credit agreement. During the six months ended June 30, 2019 and 2018 and the years ended December 31, 2018 and 2017, the Company recorded debt discounts of approximately $63,000, $30,000, $30,000 and $26,000, respectively, related to costs for obtaining the senior credit agreement, and approximately $562,000, $244,000, $244,000 and $205,000, respectively, related to the fair value of the Series A-2 Preferred Stock warrants. During the six months ended June 30, 2019 and 2018 and the years ended December 31, 2018 and 2017, discounts of approximately $531,000, $273,000, $610,000 and $328,000, respectively, had been amortized to interest expense in conjunction with these debt discounts. The Company is recording the debt amortization using the straight-line method due to the relatively short term of the senior credit agreement.

The remaining debt issuance of approximately $457,000 will be expensed as interest expense during the year ending December 31, 2019.

Note 7 – Promissory Notes Payable

On April 6, 2018, the Company received $100,000 under a promissory note agreement (the “Promissory Note”), with a maturity date of April 5, 2020. The proceeds were used for operations. The promissory note holder is the Company’s Chief Executive Officer. Interest accrues on the loan amount at a monthly rate of 1.5%. The Company paid fees of $5,000, which was recorded as a discount to the Promissory Note. The discount is amortized using the straight-line method over the term of the Promissory Note, due to the short-term nature of the Promissory Note. During the year ended December 31, 2018, the Company amortized $1,875 to interest expense. As of December 31, 2018, a discount of $3,125 remained for which will be expensed over the remaining term. During the six months ended June 30, 2019, the Company amortized $1,250 to interest expense. As of June 30, 2019, a discount of $1,875 remained, which will be expensed over the remaining term.

On May 31, 2018, the Company received $400,000 under a promissory note agreement (the “May 2018 Promissory Note”), with a maturity date of May 31, 2020. The proceeds were used for operations. The holder is a member of the Company’s board of directors. Interest accrues on the loan amount at a monthly rate of 1.5%. The Company paid fees of $20,000, which was recorded as a discount to the May 2018 Promissory Note. The discount is amortized using the straight-line method over the term of the May 2018 Promissory Note, due to the short-term nature of the note. During the year ended December 31, 2018, the Company amortized $5,833 to interest expense. As of December 31, 2018, a discount of $14,167 remained for which will be expensed over the remaining term. During the six months ended June 30, 2019, the Company amortized $5,000 to interest expense. As of June 30, 2019, a discount of $9,167 remained, which will be expensed over the remaining term.

On June 26, 2018, the Company received $50,000 under a promissory note agreement (the “June 2018 Promissory Note”), with a maturity date of June 25, 2020. The proceeds were used for operations. Interest accrues on the loan amount at a monthly rate of 1.5%. The Company paid fees of $2,500, which was recorded as a discount to the June 2018 Promissory Note. The discount is amortized using the straight-line method over the term of the June 2018 Promissory Note, due to the short-term nature of the note. During the year ended December 31, 2018, the Company amortized $625 to interest expense. As of December 31, 2018, a discount of $1,875 remained for which will be expensed over the remaining term. During the six months ended June 30, 2019, the Company amortized $625 to interest expense. As of June 30, 2019, a discount of $1,250 remained, which will be expensed over the remaining term.

On June 27, 2018, the Company received $200,000 under a promissory note agreement (the “June 2018 Second Promissory Note”), with a maturity date of June 26, 2020. The proceeds were used for operations. Interest accrues on the loan amount at a monthly rate of 1.5%. The Company paid fees of $10,000, which was recorded as a discount to the Promissory Note. The discount is amortized using the straight-line method over the term of the June 2018 Second Promissory Note, due to the short-term nature of the note. During the year ended December 31, 2018, the Company amortized $2,500 to interest expense. As of December 31, 2018, a discount of $7,500 remained for which will be expensed. During the six months ended June 30, 2019, the Company amortized $2,500 to interest expense. As of June 30, 2019, a discount of $5,000 remained, which will be expensed over the remaining term.

F-14

Note 8 – Bonds Payable

On May 18, 2018, the Company commenced an offering under Regulation A under the Securities Act of 1933, as amended, of 5,000 Class A Bonds. The price per bond was $1,000 with a minimum investment of $5,000. The target offering was up to $5,000,000. As of December 31, 2018, total Class A Bonds issued was $821,000 which amount was used for operations. The Class A Bonds bear interest at 1% per month, or 12% per year. In connection with the Class A Bond offering, the Company paid fees of $66,745, which were recorded as a discount to the bonds. The discount is amortized using the straight-line method over the term of the bonds (36 months), due to the short-term nature of the bonds. As of December 31, 2018, a discount of $54,329 remained, for which expected amortization will be expensed through 2021. The Class A Bond offering was closed on December 31, 2018. In the first quarter of 2019, the Company received the remaining proceeds of $125,000. The Company paid fees of $1,100 for the remaining proceeds received, which were recorded as discounts to the bonds. As of June 30, 2019, the Company had amortized $11,307 and a discount of $44,122 remained, for which expected amortization will be expensed through 2021.

In June 2019, the Company offered its Class A Bond debt holders the opportunity to convert their existing debt (principal only) at an initial public offering of the company and listing on a major exchange at a 20% discount to the initial public offering share price. As of June 30,2019, Class A Bond debt holders electing to convert represented $387,000 of debt and has been reclassed to Convertible bonds on the balance sheet. This is an extinguishment of existing bonds and a beneficial conversion will be recorded upon the initial public offering, as it is contingent before conversion feature. See Note 19 – Subsequent Events for additional details.

Note 9 – IPO Bridge Notes

In the fourth quarter of 2018, the Company issued $1,315,000 of promissory notes (the “IPO Bridge Notes”), of which $400,000 were issued to related parties, which included $300,000 issued to Steelpoint Co-Investment Fund (James Caccavo) and $100,000 issued to Darren Yager. During the first quarter of 2019, the Company issued $95,000 of additional IPO Bridge Notes. In the second quarter of 2019, the Company issued an additional $200,000 of IPO Bridge Notes to a related party, Steelpoint Co-Investment Fund (James Caccavo). The proceeds will be used for operations and costs related to the Company’s proposed registration statement. The IPO Bridge Notes have a maturity date of the earlier of: (i) the closing of the Company’s initial public offering (“IPO”) or any other type of direct prospectus or registered offering transaction that results in the Company or its successor becoming public and any class of its securities are quoted or traded in any exchange or quotation system in the United States of America; or (ii) December 31, 2019. Interest shall accrue on the loan amount at annual rate of 10.0% per annum. During the six months ended June 30, 2019 and the year ended December 31, 2018, the Company paid fees of $12,900 and $19,300, respectively, which was recorded as a discount to the IPO Bridge Notes.

In connection with the IPO Bridge Notes, the Company has the obligation to issue Class B common Stock warrants equal to 1% of fully diluted equity ownership for $1,000,000 of the loan amount, calculated as of the maturity date of the IPO Bridge Notes. As of the six months ended June 30, 2019 and the year ended December 31, 2018, the Company had the obligation to issue 476,346 and 389,063 warrants, respectively, based upon the amount of IPO Bridge Notes proceeds received at that date. The warrants will have an exercise price of $0.001 per share and expire the earlier of ten years after issuance or immediately prior to the effective date of this offering. Since the Company is required to issue a variable amount of common stock for which there isn’t a floor or ceiling to the amount of common stock warrants, the Company recorded the obligation to issue warrants as a liability.  The warrants are measured to estimated fair market value at each reporting period using the Black-Scholes pricing model to estimate the fair market value of the warrants. The Company determined that the fair market value of the Class B Common Stock warrants granted as of June 30, 2019 and December 31, 2018, was approximately $826,800 and $675,294, respectively, which has been recorded as a liability and as an additional discount to the IPO Bridge Notes, see Note 13. The discount is amortized using the straight-line method over the term of the IPO Bridge Notes, due to the short-term nature of the IPO Bridge Notes for which $378,615 and $17,011 was amortized to interest expense during the six months ended June 30, 2019 and year ended December 31, 2018, respectively. As of June 30, 2019 and December 31, 2018, a discount of $463,377 and $677,583, respectively, remained for which will be amortized in 2019.

The warrants do not meet the condition “contract contains an explicit share limit” and thus require liability accounting. Accordingly, the estimated fair value of the warrants require bifurcation and accounted for as liabilities from issuance, with changes in estimated fair value recorded in the statement of operations at each reporting period and immediately prior to conversion.

As of December 31, 2018, the following is a schedule of principal amount maturities for all bridge loans, loans, promissory notes, bonds and IPO Bridge Notes payable:

Year Ending December 31,	Third Party	Related Party

2019	$5,190,000	$600,000
2020	250,000	500,000
2021	821,000	–
	$6,261,000	$1,100,000

F-15

Note 10 – Preferred Stock Warrant Liability

During the six months ended June 30, 2019 and the years ended December 31, 2018 and 2017, the Company issued 360,170, 256,298 and 216,779, respectively, Series A-2 Preferred Stock warrants in conjunction with a debt agreement. The Series A-2 Preferred Stock is contingently redeemable and, accordingly, the related warrants have been presented as a liability in accordance with ASC 480. Warrants that are treated as a liability are measured to estimated fair value at each reporting period. The warrants have an exercise price of $0.001 per share and expire ten years after issuance.

In October and November of 2018, the Company issued 7,000 Series A-2 Preferred Stock warrants to individuals in conjunction with the purchase agreements of Series A-2 Preferred Stock (see Note 11). The Series A-2 Preferred Stock is contingently redeemable and, accordingly, the related warrants have been presented as a liability in accordance with ASC 480. Warrants that are treated as a liability are measured to estimated fair value at each reporting period. The warrants have an exercise price of $1.75 per share and expire ten years after issuance.

Management determined that the fair market value of the Series A-2 Preferred Stock warrants granted as of June 30, 2019, December 31, 2018, and 2017, was approximately $3,629,309, $2,699,000 and $1,387,000, respectively, which has been recorded as a liability. See Note 13 for additional information related to the valuation.

Note 11 – Preferred Stock

At December 31, 2014, there were 7,682,500 Class A units outstanding. In conjunction with the Company’s conversion into a C-Corporation in January 2015, these units were converted into 1,712,200 shares of Series A Preferred Stock and 5,970,300 shares of Series A-1 Preferred Stock at a conversion price of $0.1917 and $0.3078, respectively. The terms of the Series A and Series A-1 Preferred Stock were similar to those of the Class A units and thus modification and/or extinguishment accounting did not apply.

During the year ended December 31, 2015, the Company entered into various Series A-2 Preferred Stock purchase agreements that authorized the sale and issuance of 2,916,900 shares of Series A-2 Preferred Stock at a purchase price of $0.5143 per share for total gross proceeds of $1,500,000.

In June 2016, approximately $928,000 of convertible debt principal, including accrued interest, was converted into 1,804,600 shares of Series A-2 Preferred Stock.

On August 7, 2017, the Company amended its Third Amended and Restated Articles of Incorporation to authorize an additional 412,620 shares of Series A-2 Preferred stock.

During the year ended December 31, 2018, the Company entered into various Series A-2 Preferred Stock purchase agreements that authorized the sale and issuance of 70,000 Series A-2 Preferred Stock at a purchase price of $1.75 per share for total gross proceeds of $122,500.

On March 29, 2019, the Company amended its certificate of incorporation to increase the number of authorized shares of Series A-2 Preferred Stock from 6,383,620 to 10,000,000.

Conversion rights – Each share of preferred stock outstanding is convertible at any time, at the option of the holder, into the number of common stock shares that results from dividing the original issue price (Series A initially equal to $0.1917 per share, Series A-1 initially equal to $0.3078 per share and Series A-2 initially equal to $0.5143 per share) by the applicable conversion price in effect at the time of such conversion. The initial conversion price may be adjusted from time to time.

Dividend rights – The holders of Series A Preferred Stock, Series A-1 Preferred Stock, and Series A-2 Preferred Stock shall be entitled to receive, when and if declared by the Board of Directors, dividends in an amount equal to 12% of the original issue price (Series A initially equal to $0.1917 per share, Series A-1 initially equal to $0.3078 per share and Series A-2 initially equal to $0.5143 per share).

In the event of liquidation, cumulative preferred dividends accrue from the issuance date, whether or not such dividends are declared or paid. Preferred dividends accrue at 12% per annum. Accrued dividends accrete directly to additional paid-in capital. For the six months ended June 30, 2019 and 2018 and the years ended December 31, 2018 and 2017, the Company recorded accretion of $282,258, $275,645, $553,495 and $552,723, respectively. No dividends have been declared or paid to date.

F-16

The Company shall not pay or declare any dividend, whether in cash or property, with respect to common stock until all dividends on the preferred stock have been paid or declared and set apart.

Liquidation rights: Upon a liquidating event, before any distribution or payment shall be made to the holders of any common stock, the holders of Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock shall, on an equal basis, be entitled to be paid out of the assets of the Company legally available for distribution, in an amount per share equal to the original issue price of such Series A Preferred Stock, Series A-1 Preferred Stock, and Series A-2 Preferred stock plus all unpaid dividends on the Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock, respectively. If, upon any such liquidation, dissolution, or winding up, the assets of the Company shall be insufficient to make payment in full to all holders of preferred stock, then such assets shall be distributed among the holders of Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be entitled to.

After the payment of the full liquidation preference of the preferred stock, the remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the common stock in proportion to the number of shares of common stock held by each such holder.

Voting rights: The holders of preferred stock shall have the right to one vote for each share of common stock into which such preferred stock could then be converted with the same voting rights and powers of common shareholders, except with respect to the election of directors.

Redemption rights: The holders of at least 75% of the then outstanding shares of preferred stock, voting together on an as-if-converted basis, may require the Company to redeem the preferred stock at any time on or after the fifth anniversary of the most recent issuance of convertible securities, currently January 13, 2020. The redemption date shall be at least 180 days after the date of such notice from preferred stock holders and shall be brought into effect from the Company by paying cash in exchange for the shares of preferred stock in a sum equal to the original issue price per share of the preferred stock (Series A initially equal to $0.1917 per share, Series A-1 initially equal to $0.3078 per share and Series A-2 initially equal to $0.5143 per share) plus unpaid dividends with respect to such shares, whether or not declared by the Board of Directors. Due to the potential redemption of the Series A, Series A-1 and Series A-2 being outside of the Company's control, the preferred stock has been presented outside of stockholders' deficit on the accompanying balance sheets.

Drag along rights: If the holders of at least 75% of the then outstanding common stock (collectively, the "Selling Founders") approve to sell units representing more than 50% of the then-outstanding units of the Company, then the Dragging Stockholders shall have the right to cause a “Drag Along Sale” by the other Stockholders (the “Dragged Stockholders”) pursuant to the voting agreement. In the event of a drag-along sale, each Dragged Stockholder shall sell all of its units on the terms and conditions of the drag-along sale as determined by the Dragging Stockholders and other specified criteria as stated in the voting agreement.

Summary of Preferred Stock Transactions

During the six months ended June 30, 2019 and 2018 and the years ended December 31, 2018 and 2017, the Company amortized discounts on preferred stock to additional paid-in capital of $28,367, $23,672, $47,343 and $46,870, respectively. The discounts were the result of placement fees paid in connection with the issuance of the preferred stock.

As of December 31, 2018, future annual accretion of preferred stock to the potential redemption value is as follows:

Year Ending December 31,

2019	$74,658
2020	6,277
$80,935

As of December 31, 2018, the future amount to be potentially redeemed on January 13, 2020 is as follows:

Series-A	$563,745
Series A-1	3,144,502
Series A-2	3,844,231
$7,552,478

F-17

Note 12 – Common Stock

On January 31, 2017, the Company filed its Third Amended and Restated Articles of Incorporation to create and authorize 6,000,000 shares of a new class of non-voting common stock called Class B Common. The Company’s Class A Common Stock has one vote per share.

On January 31, 2017, the Company participated in a 1-for-700 forward stock split. The financial statements have been retroactively restated to reflect this forward stock split.

During the year ended December 31, 2017, the Company sold 1,297,042 shares of Class B common stock for net proceeds of $1,071,044 in offerings conducted pursuant to Regulation Crowdfunding and Regulation A of the Securities Act.

During the year ended December 31, 2018, the Company sold 1,871,615 shares of Class B common stock for net proceeds of $1,988,210 in an offering conducted pursuant to Regulation A of the Securities Act.

In the first quarter of 2019, the Company sold 8,273 shares of Class B common stock for net proceeds of $12,685 in an offering conducted pursuant to Regulation A of the Securities Act.

On December 12, 2018, the Company filed a Certificate of Incorporation in the state of Delaware effective January 1, 2019. Subsequent to December 31, 2018, the Delaware corporation became the parent Company of the Company. The par value of each class of stock is $0.001 per share. The total number of shares which the corporation is authorized to issue is 50,066,120 shares. The number of shares of common stock authorized to be issued is 36,000,000 shares. The number of preferred stock authorized to be issued is 14,066,120. The Company reflected the addition of the $0.001 par value to the Class A and B common stock for all periods presented. See Note 19 – Subsequent Events for additional details.

Note 13 – Stock Warrants

At various times during 2017, the Company issued 216,779 Series A-2 Preferred Stock warrants in connection with the loan payable (Note 6). The warrants have an exercise price of $0.0143 per share and expire ten years after issuance.

At various times during 2018, the Company issued 263,298 Series A-2 Preferred Stock warrants in conjunction with the loan payable (Note 6) and Series A-2 preferred stock purchase agreements (see Note 11). The warrants have an exercise price of $0.0143 and $1.75 per share, respectively, and expire ten years after issuance.

In the first quarter of 2019, the Company issued 360,170 Series A-2 Preferred Stock warrants in conjunction with the loan payable (Note 6). The warrants have an exercise price of $0.0143 and expire in ten years after issuance.

In the fourth quarter of 2018, the Company issued common stock warrants in conjunction with IPO Bridge Notes. The warrants are measured at fair market value at each reporting period. The Company uses the Black-Scholes pricing model to determine the estimated fair price of the warrants. For the six months ended June 30, 2019 and for the period ended December 31, 2018 the Company recognized a liability of $826,801 and $675,294, respectively, which represents the estimated fair market value of the warrants (see Note 9).

The Company calculated the estimated fair value of each Series A-2 Preferred Stock and common stock warrants on the date of grant and at December 31, 2018 and 2017 using the following assumptions for the years ended December 31, 2018 and 2017.

Weighted average variables in accordance with the Series A-2 Preferred Stock warrants:

	December 31 2018	December 31 2017

Expected life of preferred stock warrants	3.19	3.00
Expected stock price volatility	47.00%	40.00%
Annual rate of quarterly dividends	0.00%	0.00%
Risk free rate	2.35%	0.86%

F-18

Weighted average variables in accordance with the common stock warrants:

December 31, 2018

Expected life of common stock warrants	1.18
Expected stock price volatility	40.00%
Annual rate of quarterly dividends	0.00%
Risk free rate	0.86%

The following table summarizes warrant activity:

	Number of Warrants	Weighted Avg Exercise Price	Weighted Avg Remaining Years

Outstanding as of December 31, 2016	2,377,900	$0.17	8.97

Granted	216,779	0.01

Outstanding as of December 31, 2017	2,594,679	0.16	8.47

Granted	263,298	0.06

Outstanding as of December 31, 2018	2,857,977	$0.15	8.55

Note 14– Stock Option Plan

The Company’s 2015 Equity Incentive Plan (the “Incentive Plan”) permits the grant of incentive and nonqualified stock options for up to 1,746,500 shares of common stock. As of December 31, 2018, and 2017, there were 231,330 and 481,430 shares, respectively, available for issuance under the Incentive Plan. Key employees, defined as employees, directors, non-employee directors and consultants, are eligible to be granted awards under the Incentive Plan. The Company believes that such awards promote the long-term success of the Company.

In the first quarter of 2019 and during 2018 and 2017, the Company issued 105,000, 505,000 and 248,000, respectively, stock options to the board of directors, employees and consultants, which have various vesting terms. For the year ended December 31, 2018 and 2017, the Company recognized approximately $145,876 and $16,386, respectively, of stock compensation expense related to stock options. During 2019 the stock compensation expense related to stock options is expected to be $108,797, which will be recognized in sales and marketing expenses and general and administrative expenses in the amount of $24,935 and $83,862, respectively.

On May 15, 2018, the Company issued 75,000 options to third party in connection with their consulting agreement. Options are priced at 110% of the Company’s common stock price at the date of the agreement and have a 7-year term. The options shall vest on a monthly basis over a period of 12 months. During the year ended December 31, 2018, the Company recognized $18,371 of stock compensation expense related to the options. Remaining stock compensation of $9,185 will be expensed during the year ending December 31, 2019.

For the year ended December 31, 2018, $164,247 of total stock-based compensation was recognized in sales and marketing expenses and general and administrative expenses in the amount of $24,935 and $139,312 respectively.

F-19

For the six months ended June 30, 2019 and 2018, the Company recognized approximately $64,265 and $60,598, respectively, of stock compensation expense related to stock options. The total stock-based compensation was recognized in sales and marketing expenses in the amounts of $12,468 and $8,762, respectively, and general and administrative expenses in the amount of $51,797 and $51,836, respectively.

The Company calculated the estimated fair value of each stock option on the date of grant using the following weighted average assumptions for the years ended December 31, 2018 and 2017:

	December 31, 2018	December 31, 2017
Expected life of options	5.57	3.00
Expected stock price volatility	47.00%	40.00%
Annual rate of quarterly dividends	0.00%	0.00%
Risk free rate	2.25%	0.86%

The Company estimated the fair value of the options using the Black-Scholes option-pricing model. Expected lives were determined using the simplified method, except non-employee options.

The following table summarized option activity:

	Number of Options	Weighted Avg Exercise Price	Weighted Avg Remaining Years

Outstanding as of December 31, 2016	1,726,200	$0.22	8.77

Forfeited	(66,530)	0.02
Granted	248,000	1.13

Outstanding as of December 31, 2017	1,907,670	0.35	8.05

Forfeited	(144,900)	0.02
Exercised	(35,000)	0.02
Granted	505,000	1.25
Outstanding as of December 31, 2018	2,232,770	0.58	8.60

Outstanding as of December 31, 2018, vested	1,140,598	$0.32	8.58

Note 15 – Retirement Plan

The Company has a 401(k) Plan (the “Plan”) covering employees who meet eligibility requirements. Employees are eligible to contribute any amount of their earnings, up to the annual federal maximum allowed by law. The employer contributions to the 401(k) plan are determined on a yearly basis at the discretion of Management. The Company contributed approximately $56,000, $32,000, $81,000 and $53,000 to the Plan during the six months ended June 30, 2019 and 2018 and the years ended December 31, 2018 and 2017, respectively.

Note 16 – Major Suppliers and Customers

During the year ended December 31, 2018, purchases from three suppliers represented approximately 41% of total vendor purchases. As of December 31, 2018, approximately $222,000, or 38% of accounts payable was due to these suppliers. As of December 31, 2017, purchases from four suppliers represented approximately 44% of total vendor purchases. As of December 31, 2017, approximately $512,000, or 54% of accounts payable was due to these suppliers. The loss of one or more of these suppliers would not have a material impact on the Company’s operations.

F-20

During the six months ended June 30, 2019, purchases from three suppliers represented approximately 46% of total vendor purchases and approximately $1,418,000 or 57% of accounts payable was due to these suppliers. The loss of one or more of these suppliers would not have a material impact on the Company’s operations.

The Company is not subject to customer concentration as a majority of its revenue is derived from website sales (direct-to-consumer).

Note 17 – Income Taxes

The Company's current tax liability consists of minimum amounts payable of $800 to the state of California and are included within general and administrative expense on the statements of operations.

The Company’s net deferred tax assets at December 31, 2018 and 2017 is approximately $2,924,000 and $2,176,000, respectively, which primarily consists of net operating loss carry forwards and various accruals. As of December 31, 2018, and 2017, the Company provided a 100% valuation allowance against the net deferred tax assets, which management could not determine, would more likely than not be realized. During the years ended December 31, 2018 and 2017, the Company valuation allowance increased by approximately $748,000 and $399,000, respectively.

At December 31, 2018, the Company had federal net operating loss carry forwards of approximately $8,945,000 and state net operating loss carry forwards of $8,945,000. The federal and California net operating losses expire on various dates through 2036.

The difference between the effective tax rate and the stated tax rate is primarily due to a full valuation allowance on the net deferred tax assets.

Federal income tax laws limit a company’s ability to utilize certain net operating loss carry forwards in the event of a cumulative change in ownership in excess of 50%, as defined under Internal Revenue Code Section 382. The Company has completed numerous financing transactions that have resulted in changes in the Company’s ownership structure. The utilization of net operating loss and tax credit carry forwards may be limited due to these ownership changes.

At December 31, 2017, the applicable federal and state rates used in calculating the deferred tax provision was 21% and 8.84%, respectively. The Tax Cuts and Jobs Act reduced the federal corporate tax rate used in calculating the deferred income tax liability from 35% to 21%, as a result the Company has adjusted its deferred income tax liabilities for this reduction. This resulted in a one-time reduction of approximately $478,000 to the net deferred tax assets and corresponding valuation for the year ended December 31, 2017.

The Company is subject to tax in the United States (“U.S.”) and files tax returns in the U.S. Federal jurisdiction and California state jurisdiction.  The Company is subject to U.S. Federal, state and local income tax examinations by tax authorities for all periods starting in 2014.  The Company currently is not under examination by any tax authorities.

Note 18 – Commitments and Contingencies

Operating leases – The Company leases its office facility for a monthly rent of approximately $10,000. Total rent expense for the six months ended June 30, 2019 and 2018 and the years ended December 31, 2018 and 2017 was approximately $62,604, $59,904, $126,000 and $125,000, respectively. On March 21, 2019, the lease was renewed through March 31, 2020.

Capital leases – In April and August 2015, the Company entered into two leases for vehicles. The leases were considered to be capital leases, thus $78,156 representing the cost of vehicles, was recorded as an asset. The leases are payable in monthly payments ranging from $958 to $988 and have imputed interest rates ranging from 7.99% to 9.79% and are secured by the equipment being leased. The leases expire at dates ranging from March 2019 to July 2019. As of the six months ended June 30, 2019 and the years ended December 31, 2018, and 2017, the balance outstanding was $980, $9,436 and $30,946, respectively.

Warranty – Our product warranties are expensed as incurred. Due to their immateriality we do not maintain a warranty reserve. We continue to monitor our warranty cost and their impact on our business.

F-21

Contingencies – As a manufacturer of consumer products, the Company has exposure to California Proposition 65, which regulates substances officially listed by California as causing cancer, birth defects, or other reproductive harm. The regulatory arm of Proposition 65 that relates to the Company prohibits businesses from knowingly exposing individuals to listed substances without providing a clear and reasonable warning. All Companies in California are subject to potential claims based on the content of their products sold. The Company is not currently subject to litigation matters related to the proposition. While there is currently not an accrual recorded for this potential contingency, in the opinion of management, the amount of ultimate loss with respect to these actions will not materially affect the financial position or results of operations of the Company.

The apparel industry is subject to laws and regulations of federal, state and local governments. Management believes that the Company is in compliance with these laws. While no regulatory inquiries have been made, compliance with such laws and regulations can be subject to future review and interpretation, as well as regulatory actions unknown or asserted at this time.

From time to time, the Company is involved in a variety of legal matters that arise in the normal course of business. Based on information available, the Company evaluates the likelihood of potential outcomes. The Company records the appropriate liability when the amount is deemed probable and reasonably estimable. No allowance for loss or settlement has been recorded at June 30, 2019 and December 31, 2018 and 2017.

In response to the opposition to our application to register the Company’s original icon logo bearing Serial No. 85837045 (the “Logo”), the Trademark Trial and Appeal Board (“TTAB”) determined that the Logo could potentially cause confusion in the marketplace with another mark; and as a result, determined that the U.S. Patent and Trademark Office (“USPTO”) should reject registration of the Logo. The Company filed an appeal to the TTAB decision with the Federal Circuit Court of Appeals, which was ultimately granted after our filing of a motion for reconsideration. On February 20, 2018, the Company filed its principal brief with the Federal Circuit Court of Appeals and on April 16, 2018 filed the reply to the opposer’s answer to our brief. Oral arguments were held at the United States Court of Appeals for the Federal Circuit on January 7, 2019. On August 1, 2019 the Federal Circuit Court of Appeals affirmed the TTAB ruling. Although the Company no longer utilizes this icon logo mark, the Company and its attorneys are evaluating a petition for a rehearing, rehearing en banc, or filing a writ of certiorari in the U.S. Supreme Court. The Company remains committed to aggressively defend all of its intellectual property.

The opposing party, Hybrid Athletics, LLC (“HA”), has also filed a civil action in the U.S. District Court for the District of Connecticut, seeking damages and alleging, among other claims, federal and common law trademark infringement, false designation of origin and unfair competition, unfair competition under the Connecticut Unfair Trade Practices Act, and unjust enrichment. A motion to dismiss the action as to certain individual defendants on the grounds that the statute of limitations has lapsed, or, in the alternative, to transfer venue to the Federal District Court in California, remains pending.

On May 10, 2019, the Company also filed a motion for leave to file an amended answer and cross-complaint, which will seek declaratory judgment of our ownership in its trademarks, and its non-infringement of the HA marks at issue, as well as cancellation of HA’s marks on various grounds, false advertising, commercial disparagement and defamation, violation of the Connecticut Unfair Trade Practices Act, and tortious interference with business expectancies. This cross-complaint, in part, incorporates the arguments made in the Company’s petition for cancellation of HA’s registered word mark in International Class 025 and bearing Registration No. 4,609,469, which was filed with the TTAB on July 13, 2018 but has been suspended pending resolution of the U.S. District Court matter.

The Company’s motion to dismiss and motion for leave have yet to be ruled upon. Preliminary discovery with respect to the U.S. District Court case commenced in March 2018 and is expected to continue through early 2020; unless the case is resolved through motions or settlement prior to such time. However, the majority of discovery relevant to the claims and defenses already at issue has been completed. As such, management estimates the potential loss, once the strength of our counterclaims is measured against the weakness in HA’s original claims, would not be material to the Company’s continued operations.

The Company carries insurance to cover such litigation costs to defend itself from suits of this nature. The Company tendered the U.S. District Court claims to its carrier within days of its commencement of the original proceeding. Although the carrier indicated an initial willingness to settle, the Company was not able to come to a negotiated resolution that it deemed fair. As a result, the Company filed a complaint May 16, 2019, in the San Diego County District Court against the insurance carrier, seeking a declaratory judgment regarding the carrier’s duty to defend, as well as claims for breach of contract, specific performance and bad faith. On March 10, 2020, the court granted the company’s motion for summary judgment.

The Company entered into an engagement letter calling for the execution of an underwriting agreement for an anticipated initial public offering. The Company agreed to grant the underwriters an option, exercisable within 45 days after the closing of the anticipated offering, to acquire up to an additional 15% of the total number of shares to be offered in the anticipated offering on the same terms as the other shares publicly offered. The shares will be purchased at a discount of 7% of the public offering price. In addition, the Company agreed to reimburse the underwriters for accountable legal expenses incurred by it in connection with this transaction in the amount of $125,000. As of December 31, 2018, the Company has paid $70,000 for which has been treated as deferred offering costs. In addition, the Company agreed to reimburse the underwriters for 1% of the gross proceeds from this offering in non-accountable expenses. As of December 31, 2018, no options have been granted under the agreement.

F-22

Note 19 – Subsequent Events (Unaudited)

Senior Secured Debt and IPO Bridge Notes

Subsequent to June 30, 2019, the Company issued $500,000 of additional promissory notes to its senior secured lender (Black Oak) as part of a reduction of its senior note from $5,375,000 to $5,000,000 and an additional funding of $125,000 under the terms of the IPO Bridge Notes. In a second transaction, the Company issued another $500,000 of additional promissory notes to its senior secured lender (Black Oak). As part of this transaction, Black Oak (1) extended the maturity of all $5,500,000 of promissory notes to April 1, 2020 and (2) added an extension fee of $250,000 to be paid on the Note Maturity Date or earlier repayment of the Loans. The company also received an additional $600,000 of promissory notes from other investors.

Debt Conversions

Subsequent to June 30, 2019, the Company offered its debt holders (other than the holders of the Class A Bonds and Senior Secured Debt) the opportunity to convert their existing debt (principal plus interest) into shares of the newly created Series AA Preferred Stock. As of January 31, 2020, holders of $3,885,000 in aggregate debt elected to convert. 13,642,088 shares of Series AA Preferred Stock have been issued and all warrants associated with the converted debt have been cancelled.

Promissory Notes

On August 20, 2019, the Company received $300,000 under a promissory note from a related party, Steelpoint Co-Investment Fund (James Caccavo). This promissory note was part of the debt conversions noted above.

Exercise of Options and Warrants

Subsequent to June 30, 2019, the Company sold approximately 1,182,700 shares of Class A Common Stock due to the exercise of existing options and warrants. The net proceeds from these transactions was approximately $282,000.

Additional Sale of Common Stock

Subsequent to June 30, 2019, the Company sold approximately 1,213,125 shares of Class A Common Stock pursuant to Regulation Crowdfunding. The net proceeds from this offering were approximately $921,000.

Reorganization and Withdrawal of Initial Public Offering

On August 6, 2019, the Company filed a registration statement on Form S-1 (File No. 333-233036) with the Securities and Exchange Commission as part of its plan to conduct an IPO. On November 7, 2019, due to then-current unfavorable market conditions and the lack of institutional support for initial public offerings at that time, the Company requested that the Securities and Exchange Commission consent to the withdrawal of the registration statement effective as of that date. As a result, the reorganization that was planned as part of the anticipated public offering that would have created Class C Common Stock and significantly altered the nature of the existing Class A common stock did not take place. Instead, the Company reorganized its common stock as described below.

On January 6, 2020, the Company filed an Amended and Restated Certificate of Incorporation with the State of Delaware. The key changes were: (1) to authorize additional shares of stock of the Company, some of which would be utilized as part of the planned offering under Regulation A; (2) to authorize, sell and issue a new series of Preferred Stock, some of which would be used to support the conversion of debt into Preferred Stock; (3) to consolidate the outstanding Class A Common Stock and Class B Common Stock into a single class of Common Stock (Class A) with the same voting rights as the existing Class A Common Stock; and (4) to further amend and restate the rights and preferences of stockholders in connection with a possible future public offering of the Company’s stock.

The holders of the new series of Preferred Stock (Series AA) are entitled to a liquidation preference that is senior to holders of the Common Stock and to holders of Series A, A-1, and A-2 Preferred Stock. Holders of Series AA Preferred Stock will receive a liquidation preference equal to two (2) times the Original Issue Price of such Series AA Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like). Holders of this series of Preferred Stock are entitled to one vote for each share of Class A Common Stock into which such share of Preferred Stock could be converted.

The Company has evaluated subsequent events that occurred after June 30, 2019 through March 27, 2020. There have been no other events or transactions during this time that would have a material effect on these financial statements, other than those disclosed above.

F-23

GRACEDBYGRIT, INC.

FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED

DECEMBER 31, 2017 and 2016

AND

AS OF AND FOR THE THREE MONTHS ENDED

MARCH 31, 2018 and 2017

(UNAUDITED)

F-24

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of HYLETE, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of GRACEDBYGRIT, Inc. (the “Company”) as of December 31, 2017 and 2016, the related statements of operations, stockholders’ deficit, and cash flows, for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and subsequently sold all of its revenue producing assets, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ dbbmckennon

We have served as the Company's auditor since 2019.

San Diego, California

April 17, 2019

F-25

GRACEDBYGRIT, INC.

BALANCE SHEETS

AT MARCH 31, 2018, DECEMBER 31, 2017 AND 2016

	March 31, 2018	December 31, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash	$33,613	$44,136	$38,762
Accounts receivable	6,218	33,352	7,576
Inventory	151,347	189,968	278,267
Prepaids and other current assets	2,652	9,916	11,782
Current assets	193,830	277,372	336,387

Property and equipment, net	2,156	11,961	69,021
Other assets	7,352	7,352	8,352
Total assets	$203,338	$296,685	$413,760

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$60,843	$231,446	$198,452
Accrued liabilities	27,818	24,184	29,427
Line of credit	–	750,000	632,292
Promissory note and accrued interest- related party	1,737,817	632,553	–
Convertible notes payable and accrued interest	154,202	152,327	–
Current liabilities	1,980,680	1,790,510	860,171

Commitments & Contingencies (Note 5)

Stockholders' Deficit:
Series A Preferred Stock, par value $0.0001 per Share, 16,226,000 shares authorized, 16,226,000 shares issued and outstanding at March 31, 2018, December 31, 2017 and 2016	649,040	649,040	649,040
Series B Preferred Stock, par value $0.0001 per Share, 42,152,355 shares authorized, 10,902,354 shares issued and outstanding at March 31, 2018, December 31, 2017 and 2016	1,744,376	1,744,376	1,744,376
Common Stock, Class A, par value $0.0001 per Share, 75,000,000 shares authorized, 13,337,000, 13,337,000, and 13,327,000 shares issued and outstanding at March 31, 2018, December 31, 2017 and 2016, respectively	1,334	1,334	1,333
Common Stock, Class B, par value $0.0001 per Share, 15,000,000 shares authorized, 1,439,425 shares issued and outstanding at March 31, 2018 and December 31, 2017	144	144	–
Additional paid in capital	275,099	273,618	34,724
Accumulated deficit	(4,447,335)	(4,162,337)	(2,875,884)
Total Stockholders' Deficit	(1,777,342)	(1,493,825)	(446,411)
Total liabilities and Stockholders' Deficit	$203,338	$296,685	$413,760

The accompanying notes are an integral part of these financial statements

F-26

GRACEDBYGRIT, INC.

STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017

AND FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	March 31, 2018	March 31, 2017	December 31, 2017	December 31, 2016
	(unaudited)	(unaudited)

Sales	$99,229	$196,736	$727,163	$741,720

Cost of goods sold	67,077	100,949	474,256	444,708

Gross profit	32,152	95,787	252,907	297,012

Operating expenses:
Research and development	5,870	9,140	22,973	15,740
Sales and marketing	174,839	209,416	821,564	806,908
General and administrative	131,579	138,973	639,403	614,505

Total operating expenses	312,288	357,529	1,483,940	1,437,153

Operating loss	(280,136)	(261,742)	(1,231,033)	(1,140,141)

Other (income) expense:
Interest expense	14,200	12,045	56,573	35,573
Other (income) expense, net	(10,138)	(1,391)	(1,953)	(48)
Total other expense	4,062	10,654	54,620	35,525
Loss before provision for income taxes	(284,198)	(272,396)	(1,285,653)	(1,175,666)
Provision for income taxes	800	800	800	800
Net Loss	$(284,998)	$(273,196)	$(1,286,453)	$(1,176,466)

Loss per common share - basic and diluted	$(0.02)	$(0.02)	$(0.09)	$(0.09)

Weighted average shares outstanding - basic and diluted	14,776,425	13,327,000	13,569,821	13,301,444

The accompanying notes are an integral part of these financial statements

F-27

GRACEDBYGRIT, INC.

STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016 AND FOR THE THREE MONTHS ENDED MARCH 31, 2018

	Series A Preferred Stock		Series B Preferred Stock		Common Stock, Class A		Common Stock, Class B
									Additional Paid	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	in Capital	Deficit	Deficit
Balance - December 31, 2015	16,226,000	$649,040	–	–	13,127,000	$1,333	–	–	$11,656	$(1,699,418)	$(1,037,389)
Issuance of Series B Preferred Stock	–	–	10,902,354	1,744,376	–	–	–	–	–	–	1,744,376
Stock based compensation	–	–	–	–	200,000	–	–	–	23,068	–	23,068
Net loss	–	–	–	–	–	–	–	–	–	(1,176,466)	(1,176,466)
Balance - December 31, 2016	16,226,000	649,040	10,902,354	1,744,376	13,327,000	1,333	–	–	34,724	(2,875,884)	(446,411)
Exercise of Class A stock options	–	–	–	–	10,000	1	–	–	399	–	400
Issuance of Class B Common Stock for cash	–	–	–	–	–	–	1,439,425	144	230,164	–	230,308
Stock based compensation	–	–	–	–	–	–	–	–	8,331	–	8,331
Net loss		–	–	–	–	–	–	–	–	(1,286,453)	(1,286,453)
Balance - December 31, 2017	16,226,000	649,040	10,902,354	1,744,376	13,337,000	1,334	1,439,425	144	273,618	(4,162,337)	(1,493,825)
Stock based compensation	–	–	–	–	–	–	–	–	1,481	–	1,481
Net loss	–	–	–	–	–	–	–	–	–	(284,998)	(284,998)
Balance - March 31, 2018 (unaudited)	16,226,000	$649,040	10,902,354	$1,744,376	13,337,000	$1,334	1,439,425	$144	$275,099	$(4,447,335)	$(1,777,342)

The accompanying notes are an integral part of these financial statements

F-28

GRACEDBYGRIT, INC.

STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017

AND FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	Three months ended	Three months ended
	March 31, 2018	March 31, 2017	December 31, 2017	December 31 2016
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(284,998)	$(273,196)	$(1,286,453)	$(1,176,466)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	9,805	6,109	57,060	56,567
Stock-based compensation	1,481	2,082	8,331	23,068
Changes in operating assets and liabilities:
Accounts receivable	27,134	1,048	(25,776)	(4,936)
Inventories	38,621	(63,044)	88,299	249,283
Prepaid expenses and other current assets	7,264	8,704	1,866	(11,782)
Accounts payable	(170,603)	63,195	32,994	35,060
Accrued liabilities	10,773	2,161	4,637	(40,158)
Net cash used in operating activities	(360,523)	(252,941)	(1,119,042)	(869,364)

CASH FLOWS FROM INVESTING ACTIVITIES:
Other assets	–	–	1,000	(1,000)
Net cash provided by (used in) investing activities	–	–	1,000	(1,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible notes payable	–	–	150,000	(850,000)
Proceeds from promissory note payable - related party	1,100,000	200,000	625,000	–
Net proceeds (payments) on line of credit	(750,000)	117,708	117,708	(120,552)
Proceeds from sale of Series B Preferred Stock	–	–	–	1,744,376
Proceeds from sale of Reg CF Common Stock, Class B	–	–	230,308	–
Proceeds from exercise of stock options	–	–	400	–
Net cash provided by financing activities	350,000	317,708	1,123,416	773,824

Increase (decrease) in cash and cash equivalents	(10,523)	64,767	5,374	(96,540)
Cash and cash equivalents, beginning of period	44,136	38,761	38,762	135,302
Cash and cash equivalents, end of period	$33,613	$103,528	$44,136	$38,762

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$7,057	$8,589	$40,208	$17,534
Cash paid for taxes	$800	$800	$800	$800

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Convertible notes payable - related party and accrued interest converted into Series B preferred stock	$–	$–	$–	$894,367

The accompanying notes are an integral part of these financial statements

F-29

GRACEDBYGRIT, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017 (UNAUDITED)

AND FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

NOTE 1 – NATURE OF OPERATIONS

GRACEDBYGRIT, Inc. was formed on January 18, 2013 (“Inception”) in the State of Delaware. The financial statements of GRACEDBYGRIT, Inc. (which may be referred to as the "Company", "we," "us," or "our") are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s headquarters are located in Solana Beach, California.

The Company designed, manufactured and sold premium women’s athletic apparel direct to consumers mainly in the United States through our website, store and fit shops. All products were made with luxurious Italian fabrics. The colors are vibrant, the pieces are designed to maximize athletic performance while looking and feeling great and are durable lasting many years of wash and wear. All products have sun protection built into the technical fiber and the styles incorporate safety elements: a whistle and phone pocket. Many styles are designed for land and sea, drying quickly after water sports for wear on land.

On June 1, 2018, GRACEDBYGRIT, Inc. sold its intellectual property, designs, inventory and fixed assets to HYLETE, Inc., a creator of premium performance apparel and accessories. See subsequent events, Note 9 for additional information.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Managements’ Plans

Revenues have not been sufficient to fund operations. The Company successfully completed a Regulation Crowdfunding sale of Class B non-voting Common Stock to raise additional capital to fund operations and raised $230,308 during the campaign that ended October 31, 2017. In addition, the Company extended the current Series B Preferred Stock offering to raise funds into 2018. As part of the Series B Preferred stock offering the Company received $150,000 in convertible loans in the months of August 2017 and October 2017. The Company has received cash infusions in the form of promissory notes from our primary investor. During 2017 and through April 30, 2018, the Company's majority shareholder provided loans totaling $1,035,000 for which the proceeds were primarily used for inventory, operations and the Regulation CF filing. In February 2018, the Company's majority shareholder loaned the Company $750,000 to pay off the Company’s Line of Credit. Currently, the Company does not have any commitments or assurances for additional capital, other than disclosed above, nor can the Company provide assurance that such financing will be available to it on favorable terms, or at all. Thus, this raises substantial doubt regarding the Company’s ability to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, and the reported amount of expenses during the reporting periods. Actual results could materially differ from these estimates. It is reasonably possible that changes in estimates will occur in the near term.

Unaudited Interim Financial Information

We have prepared the accompanying interim financial statements as of March 31, 2018 and the three months ended March 31, 2018 and 2017 pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial reporting. These financial statements are unaudited and, in our opinion, include all adjustments, consisting of normal recurring adjustments and accruals necessary for a fair presentation of our balance sheet, operating results, and cash flows for the periods presented. Operating results for the periods presented are not necessarily indicative of the results that may be expected for 2018 due to seasonal and other factors. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been omitted in accordance with the rules and regulations of the SEC. These financial statements should be read in conjunction with the audited financial statements and accompanying notes included herein.

F-30

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants as of the measurement date. Applicable accounting guidance provides an established hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in valuing the asset or liability and are developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the factors that market participants would use in valuing the asset or liability. There are three levels of inputs that may be used to measure fair value:

Level 1	- Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active market

Level 2	- Include other inputs that are directly or indirectly observable in the marketplace.

Level 3	- Unobservable inputs which are supported by little or no market activity.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Fair-value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2018, December 31, 2017 and 2016. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values.

Cash and Cash Equivalents

For purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and are non-interest-bearing. Accounts receivable primarily consists of trade receivables. The Company maintains an allowance for doubtful accounts to reserve for potential uncollectible receivables. The Company makes judgments as to its ability to collect outstanding receivables and records allowances against receivables if collection becomes doubtful. Provisions are made based upon a specific review of all significant outstanding receivable balances. The Company’s estimates of these allowances ultimately may not be reflective of actual collection results. As of March 31, 2018, December 31, 2017 and 2016, no reserve was needed.

Inventories

Inventories consist of raw materials on hand, including fabric, zippers and thread, goods in production, and finished good products ready for sale. Inventories are recorded using first in, first out (“FIFO”).

Property and Equipment

Property and equipment are stated at cost. The Company’s fixed assets are depreciated using the straight-line method over the estimated useful life of three (3) to six (6) years. Leasehold improvements are depreciated over the shorter of the useful life or term of the lease. Maintenance and repairs are charged to operations as incurred. Significant renewals and betterments are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment no less frequently than annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability is performed. There can be no assurance, however, that market conditions will not change or demand for the Company’s products and services will continue, which could result in impairment of long-lived assets in the future.

F-31

Accounting for Preferred Stock

ASC 480, Distinguishing Liabilities from Equity, includes standards for how an issuer of equity (including equity shares issued by consolidated entities) classifies and measures on its balance sheet certain financial instruments with characteristics of both liabilities and equity.

Management is required to determine the presentation for the preferred stock as a result of the redemption and conversion provisions, among other provisions in the agreement. Specifically, management is required to determine whether the embedded conversion feature in the preferred stock is clearly and closely related to the host instrument, and whether the bifurcation of the conversion feature is required and whether the conversion feature should be accounted for as a derivative instrument. If the host instrument and conversion feature are determined to be clearly and closely related (both more akin to equity), derivative liability accounting under ASC 815, Derivatives and Hedging, is not required. Management determined that the host contract of the preferred stock is more akin to equity, and accordingly, the Company does not require derivative liability accounting. In addition, the Company has presented preferred stock within stockholders' equity due to the exemptions allowed for private companies.

Revenue Recognition

The Company recognizes revenue related to sales of its products and services when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered to the customer, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured.

Revenue is recognized from the Company's in-store sales when the customer receives and pays for the merchandise at the register. For e-commerce sales, the Company recognizes revenue at the time the merchandise is shipped from our facility. Customers typically receive goods within four days of shipment. Amounts related to shipping and handling that are billed to customers are reflected in revenues, and the related costs are reflected in sales and marketing expense. Shipping and handling costs included in sales and marketing expense were $5,798 and $7,777 for the three months ended March 31, 2018 and 2017, respectively, and $43,841 and $42,231 for the years ended December 31, 2017 and 2016, respectively. Taxes collected from customers and remitted to governmental authorities are presented in the statements of operations on a net basis. In addition, the Company records revenues net of an estimated sales returns allowance. As of March 31, 2018, December 31, 2017 and 2016, the Company sales return allowance was not material to the financial statements.

Cost of Goods Sold

The cost of manufactured merchandise, which includes acquisition and production costs including raw material and labor, as applicable; the cost of purchased finished goods merchandise from wholesalers; the cost incurred to deliver inventory, including raw materials and finished goods to the Company's distribution center including in-bound freight, non-refundable taxes, duty and other landing costs, and fulfillment costs.

Research and Development

We incur research and development costs during the process of developing our products and styles. Our research and development costs consist primarily of materials and services. We expense these costs as incurred.

Advertising

The Company expenses advertising costs as incurred. Advertising expenses were approximately $38,000 and $23,000, for the three months ended March 31, 2018 and 2017, respectively, and $161,000 and $53,000 for the years ended December 31, 2017 and 2016, respectively.

Stock-Based Compensation

The Company accounts for its stock-based compensation in accordance with ASC 718, Compensation- Stock Compensation. The Company accounts for all stock-based compensation using a fair-value method on the grant date and recognizes the fair value of each award as an expense over the requisite vesting period.

The Company measures compensation expense for its non-employee stock-based compensation under ASC 505 Equity. The fair value of the option issued or committed to be issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance is contracted. The fair value of the equity instrument is charged directly to stock-based compensation expense over the requisite service period.

F-32

Net Income (Loss) per Share

Basic net loss per share is calculated by dividing the net loss for the period by the weighted-average number of common shares outstanding during the period. Diluted net income per share is calculated by dividing income for the period by the weighted-average number of common shares outstanding during the period, increased by potentially dilutive common shares ("dilutive securities") that were outstanding during the period. Dilutive securities include stock options and warrants granted, convertible debt and convertible preferred stock.

Common stock equivalents are included in the diluted income per share calculation only when option exercise prices are lower than the average market price of the common shares for the period presented. Options, warrants, and convertible debt, were not included in the calculation of net loss per common share for the three months ended March 31, 2018 and 2017 and the years ended December 31, 2017 and 2016, respectively, because their effect would be anti-dilutive.

Income Taxes

The Company applies ASC 740 Income Taxes. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their consolidated financial statement reported amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities.

ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions.  A tax benefit from an uncertain position is recognized only if it is “more likely than not” that the position is sustainable upon examination by the relevant taxing authority based on its technical merit.

Concentrations of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America which it believes to be creditworthy. Balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

During the three months ended March 31, 2018 and 2017, purchases from two and three vendors represented 75% and 71% of total purchases, respectively During the years ended December 31, 2017 and 2016, purchases from three and four vendors represented 75% and 73% of total purchases respectively. The loss of one or more of these vendors would not have a significant impact on the Company's operations.

Recently issued accounting pronouncements

In 2014, the FASB issued Accounting Standards Update (“ASU”) 2014–09, Revenue from Contracts with Customers. Under ASU 2014–09, revenue is recognized when (or as) each performance obligation is satisfied by the entity, which is defined as when control of the underlying goods or services is transferred to the customer. The pronouncement is effective for the Company for annual periods beginning after December 15, 2018, and as such, it will not be applicable until January 1, 2019. The Company doesn’t expect this pronouncement to have an impact on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). Lessees will be required to recognize assets and liabilities on the balance sheet for the rights and obligations created by all leases with terms of more than 12 months. For public business entities, the standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For all other entities, the standard is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early application will be permitted for all entities. The Company is currently evaluating the effect of this accounting pronouncement. The Company doesn’t expect this pronouncement to have an impact on its financial statements.

F-33

NOTE 3 – DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS

Inventory consisted of the following at March 31, 2018, December 31, 2017 and 2016:

	March 31, 2018	December 31, 2017	December 31, 2016
	(unaudited)
Finished goods	$95,559	$102,382	$171,445
Work in progress	3,977	10,018	42,767
Raw materials	51,811	77,568	64,055

	$151,347	$189,968	$278,267

Property and equipment consisted of the following at March 31, 2018, December 31, 2017 and 2016:

	March 31, 2018	December 31, 2017	December 31, 2016
	(unaudited)
Leasehold improvements	$129,788	$129,789	$129,789
Other	12,412	12,412	12,412
	142,200	142,201	142,201

Less - accumulated depreciation	(140,044)	(130,240)	(73,180)
Total	$2,156	$11,961	$69,021

Depreciation expense for the three months ended March 31, 2018 and 2017 was $9,805 and $6,109, respectively. Depreciation expense for the years ended December 31, 2017 and 2016 was $57,060 and $56,567, respectively.

NOTE 4 – NOTES PAYABLE AND LINE OF CREDIT

Related Party Notes Payable

Since Inception, the Company received capital from the Company’s majority shareholder and related entities for working capital for which were memorialized as notes payable. The notes payable incur interest at 2% per annum with principal and interest due two years from the date of the note payable. Default provisions provide for increase of 8% per annum.  If the Company raises additional equity of (or greater than) $5,000,000, the notes payable and any accrued but unpaid interest must be repaid upon the Company’s receipt of additional equity.  The notes payable do not have prepayment penalties. Proceeds received from notes payable during the three months ended March 31, 2018 was $1,100,000. $350,000 of these proceeds was primarily used for inventory and operations. On February 23, 2018, $750,000 was used to pay off the Company’s Plaza Bank Line of Credit. Therefore, the Company no longer has a Line of Credit as of the issuance date of these financial statements. Proceeds received from notes payable during the years ended December 31, 2017 and 2016 were $625,000 and $0, respectively. As of March 31, 2018, total amounts payable in connection with the note payable were $1,737,817, which included accrued interest of $12,817.

On February 23, 2016, principal of $850,000 and accrued interest of $44,377 was converted into 5,589,854 shares of Series B Preferred Stock. The conversion price was that of other shares sold within the Series B Preferred stock offering as discussed below.

See Note 9, for a subsequent borrowing from the majority shareholder.

F-34

Convertible Notes Payable

In August and October 2017, the Company entered into three convertible notes payable for a total of $150,000 for which the proceeds were used for operations. The convertible notes payable incur interest at 5% per annum and are due one year after issuance. The convertible notes payable will automatically convert into the next qualified financing over $500,000. If the qualified financing isn’t completed prior to the maturity date, the convertible notes payable are automatically converted into Series B Preferred Stock at a price of $0.16 per share. A beneficial conversion feature wasn’t recorded in connection with the transaction. Subsequent to March 31, 2018, the convertible notes payable were automatically converted into 984,375 shares of Series B Preferred Stock. Accrued interest at March 31, 2018 and December 31, 2017 was $4,202 and $2,327, respectively.

Line of Credit

In 2014, the Company initially entered into a $750,000 revolving line of credit from a bank for which is renewed on an annual basis. Under the terms of the agreement, interest is incurred at the bank’s prime plus 1.0% (4.5% and 4.5% at December 31, 2017 and 2016, respectively). On March 3, 2017, the line of credit was extended to March 5, 2018. The line of credit is reflected as a current liability on the accompanying December 31, 2017 and 2016 balance sheets. The line of credit was secured by primarily all of the Company’s assets and guaranteed by the Company’s majority shareholders. In addition, the line of credit had various financial and non-financial covenants. As of December 31, 2017, and 2016, the Company was in compliance with these covenants. In February 2018, the Company's majority shareholder loaned the Company $750,000 to pay off the Line of Credit.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company had obligations for its Solana Beach retail store location and office space lease until August 31, 2018.

Rent expense for the three months ended March 31, 2018 and 2017 was $21,071 and $22,186, and for years ended December 31, 2017 and 2016 was $88,354 and $80,563, respectively.

NOTE 6 – STOCKHOLDERS’ DEFICIT

Preferred Stock Designations

Series A Preferred Stock

The Company has authorized and issued 16,226,000 shares of Series A Preferred Stock (“Series A”) with a par value of $0.0001 on May 14, 2014. Original proceeds under this offering were $649,040, which consisted of a $632,000 convertible note and $17,040 of accrued interest. The Series A has liquidation and redemption priority over common stock. The Series A votes on an as converted basis. The Series A is convertible by the holder at any time after issuance on a one to one basis for common stock. The Series A is automatically converted into common stock upon a Qualified Public Offering which nets greater than $25 million in proceeds or upon a written consent of the holders of a majority of the Preferred Stock of the Company. In addition, the Series A has various anti-dilution provisions which take into account future sales and issuances of common stock and other dilutive instruments. The Series A receive dividends at 8.75% per annum, or $0.0032 per share, and are only accrued upon the event of a redemption. As of March 31, 2018, and December 31, 2017, the liquidation value of the Series A was $837,813.

Series B Preferred Stock

The Company has authorized 42,152,355 shares and issued 10,902,354 shares of Series B Preferred Stock (“Series B”) with a par value of $0.0001 on February 23, 2016. Original proceeds under this offering were $1,744,377, which consisted of a $850,000 convertible note with $44,377 of accrued interest and $850,000 cash, $150,000 from the Series A shareholder and $700,000 from new unrelated investors. The Series B have liquidation and redemption priority over the Series A and common stock. The Series B votes on an as converted basis. The Series B is convertible by the holder at any time after issuance on a one to one basis for common stock. The Series B is automatically converted into common stock upon a Qualified Public Offering which nets greater than $25 million in proceeds or upon a written consent of the holders of a majority of the Preferred Stock of the Company. In addition, the Series B has various anti-dilution provisions which take into account future sales and issuances of common stock and other dilutive instruments. The Series B receive dividends at 8.0% per annum, or $0.0128 per share, and are only accrued upon the event of a redemption. As of March 31, 2018, and December 31, 2017, the liquidation value of the Series B was $2,003,214. See Note 4 for additional issuances subsequent to March 31, 2018.

F-35

Common Stock

On June 20, 2017, the Company’s Board of Directors approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock to 90,000,000 and create two classes of common stock. Class A voting, 75,000,000 shares and Class B non-voting 15,000,000 shares. The Company filed the amendment with the State of Delaware on June 20, 2017. The common stock Class A and Class B are fully described below and have been reflected as being authorized for both periods for financial statement presentation purposes.

Class A Common Stock

On February 20, 2017, the Company authorized the increase to 60,000,000 shares of Class A common stock. As of March 31, 2018, December 31, 2017 and 2016 the Company has issued and outstanding 13,337,000, 13,337,000 and 13,327,000, respectively, shares of Class A common stock with par value of $0.0001. Class A common stock has one vote for each Class A common stock share held.

Class B Common Stock

As of As of March 31, 2018, December 31, 2017 and 2016 the Company has issued and outstanding 1,439,425, 1,439,425 and 0, respectively, shares of Class B common stock with par value of $0.0001. During the year ended December 31, 2017, the Company received net proceeds of $230,309. Class B Common Stock has no voting rights.

Restricted Stock Units

In May 2014 and February 2016, the Company issued 1,125,000 and 200,000 shares of common stock restricted stock awards to the Company’s Chief Executive Officer in lieu of compensation, respectively. The restricted stock units vested over periods ranging from 11 – 20 months. The Company determined the fair market value of restricted stock units on the grant date and expensed over the vesting period for which is also the service period. During the years ended December 31, 2017 and 2016, the Company expensed $0 and $8,000, respectively, as compensation expense included within general and administrative expenses on the accompanying statements of operations. As of December 31, 2016, all restricted stock grants were vested and no additional compensation is required.

Warrants

On February 22, 2013, a warrant to purchase 396,000 shares of common stock was issued in connection with a related party note payable. The warrant vested immediately, is exercisable at $0.01 per share expiring on February 12, 2023.

Stock Options

In May 2014, our Board of Directors adopted the 2014 Equity Incentive Plan of GRACEDBYGRIT (the “2014 Plan”). The 2014 Plan provides for the grant of proprietary interest in the Company to officers, employees, directors, consultants, and other key persons. Up to 2,197,000 shares of our common stock may be issued pursuant to awards granted under the 2014 Plan. The 2014 Plan is administered by our Board of Directors and expires ten years after the grant date, unless terminated earlier by the Board. As of December 31, 2017, there are 300,000 shares remaining in the 2014 Plan stock pool.

Option activity for the year ended December 31, 2017 is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Life Remaining
Balance, December 31, 2016	459,000	$0.02	8.01
Granted	125,000	0.08	9.81
Exercised	(10,000)	0.04	–
Expired	–	–	–
Balance, December 31, 2017	574,000	$0.04	8.40
Balance, December 31, 2017 - Vested	422,000	$0.02	7.17

The total grant date fair value of stock options vested during the years ended December 31, 2017 and 2016 was not material. 125,000 options were granted and 10,000 options were exercised during the year ended December 31, 2017. No options have been granted or exercised subsequent to December 31, 2017.

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Since the Company stock is not publicly traded, the Company determined the expected volatility based on price fluctuations of comparable public companies. In addition, the fair market value of the Company's common stock in 2017 was based upon the expected sales price in connection with the Company’s Regulation CF campaign.

The fair value of each option award is estimated using the Black-Scholes valuation model. Assumptions used in calculating the fair value during the year ended December 31, 2016 were as follows: $0.16 fair market value of common stock; 10.0 year life; 20.0% volatility; 1.5% treasury rate and no dividends. During the three months ended March 31, 2018 and March 2017 compensation expense of $2,082 and $1,481, respectively, was recorded in general and administrative. During the years ended December 31, 2017 and December 31, 2016, compensation expense of $8,331 and $7,068 respectively was recorded in general and administrative. As of March 31, 2018, future compensation expense of $15,232 is expected to be recorded during the years ending December 31, 2018 to 2020.

NOTE 7 – INCOME TAXES

The following table presents the current and estimated deferred tax provision for federal and state income taxes for the years ended December 31, 2017 and 2016:

	2017	2016
Current:
Federal	$–	$–
State	800	800
	800	800
Deferred
Federal	103,238	(390,229)
State	(73,856)	(67,011)
	29,382	(457,240)
Valuation allowance	(29,382)	457,240
Total	$800	$800

The Company’s net deferred tax assets at December 31, 2017 and 2016 is approximately $1,101,000 and $1,098,000, respectively, which primarily consists of net operating loss carry forwards and various accruals. As of December 31, 2017, and 2016, the Company provided a 100% valuation allowance against the net deferred tax assets, which management could not determine, would more likely than not be realized. During the years ended December 31, 2017 and 2016, the Company valuation allowance decreased by approximately $29,000 and increased approximately $457,000, respectively.

At December 31, 2017, the Company had net operating loss carry forwards of approximately $3,731,000 that may be offset against future taxable income through 2033. The difference between the Company's tax rate and the statutory rate is due to a full valuation allowance on the deferred tax assets.

At December 31, 2017, the applicable federal and state rates used in calculating the deferred tax provision was 21% and 8.84%, respectively. The Tax Cuts and Jobs Act reduced the federal corporate tax rate used in calculating the deferred income tax liability from 35% to 21%, as a result the Company has adjusted its deferred income tax liabilities for this reduction. This resulted in a one-time reduction of approximately $369,000 to the net deferred tax assets and corresponding valuation for the year ended December 31, 2017.

The Company is subject to tax in the United States (“U.S.”) and files tax returns in the U.S. Federal jurisdiction and California state jurisdiction. The Company is subject to U.S. Federal, state and local income tax examinations by tax authorities for all periods starting in 2014.  The Company currently is not under examination by any tax authorities.

NOTE 8 – RELATED PARTY TRANSACTIONS

See Notes 4, 6 and 9 for disclosure of related party transactions.

Of the 13,337,000 shares of Class A voting common stock outstanding related parties own 99%. In addition, related parties make up 100% of the holders of Series A Preferred Stock and 6,527,354 or 60% of the 10,902,354 shares of outstanding Series B Preferred Stock.

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NOTE 9 – SUBSEQUENT EVENTS

Related Party Notes Payable

Subsequent to March 31, 2018, the Company received additional cash infusions from the Company’s related party majority shareholder. Total of all promissory notes payable to the Company’s majority shareholder including accrued interest totals $1,863,625 as of the issuance date of these financial statements. Currently all promissory notes payable to the Company’s related party majority shareholder incur interest at 2.0% per annum with principal and interest due two years from the date of the note payable. Default provisions provide for increase of 8% per annum.  If the company raises additional equity of (or greater than) $5,000,000, Five million dollars and no cents, the Notes and any accrued but unpaid interest must be repaid upon the Company’s receipt of additional equity.  These Notes do not have prepayment penalties.

On June 1, 2018, the Company sold all inventory, leasehold improvements, furniture, fixtures and equipment to HYLETE, a creator of premium performance apparel and accessories that is mainly sold online at www.hylete.com. In addition, HYLETE assumed the lease relieving the Company from its lease commitment for the period June 1, 2018 to August 31, 2018. Payment for the Company’s assets was made by HYLETE in the form of 789,875 shares of HYLETE Class B non-voting Common Stock.

During 2018, Convertible Note debts automatically converted into 984,375 shares of Series B Preferred Stock as of each note’s maturity date, at a per share price equal to $0.16. Total outstanding Convertible Note debt at maturity including accrued interest was $157,500 and converted into 984,375 shares thereby increasing the number of Series B Preferred Stock from 10,902,354 shares issued or outstanding on December 31, 2017, to 11,886,729 shares on December 31, 2018.

The Company has evaluated subsequent events that occurred after March 31, 2018 through the issuance date of these financial statements. There have been no other events or transactions during this time that would have a material effect on these financial statements, other than those disclosed above.

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PART III

INDEX TO EXHIBITS

1	Posting Agreement with StartEngine Primary, LLC *
2.1	Amended and Restated Certificate of Incorporation (1)
2.2	Bylaws (2)
2.3	First Amendment to Bylaws (3)
3.1	Investor Rights Agreement dated as of July 16, 2015 (4)
3.2	Voting Agreement dated as of July 16, 2015 (5)
3.3	Right of First Refusal and Co-Sale Agreement dated as of July 16, 2015, as amended June 14, 2017 (6)
3.4	Form of Series A-2 Preferred Stock Warrant (7)
3.5	Form of Class A Stock Warrant (8)
3.6	Form of Class A Bond (9)
4	Form of Subscription Agreement *
6.1	First amended and restated senior credit agreement dated July 28, 2017, between HYLETE, Inc., certain stockholders of HYLETE, Inc., Black-Oak-HYLETE-Senior-Debt, LLC, and HYLETE-Senior Debt, LLC. (10)
6.2	Employment agreement dated July 29, 2016 by and between HYLETE, Inc. and Matthew Paulson (11)
6.3	Employment agreement dated July 29, 2016 by and between HYLETE, Inc. and Ronald Wilson (12)
6.6	Employment agreement dated June 13, 2019, by and between HYLETE, Inc. and Adam Colton *
6.7	Promissory Note payable to the Bypass Trust Share of the Chung Family Trust due December 31, 2019 (13)
6.8	Form of Option Award Agreement (14)
6.9	Form of IPO Bridge Promissory Note (10% interest per annum) issued November 2018 (15)
6.10	2015 Equity Incentive Plan (16)
6.11	Amendment no. 5 to First Amended and Restated Senior Credit agreement, dated January 28, 2020, among HYLETE, Inc., Black-Oak-Senior Debt, LLC, HYLETE-Senior-Debt, LLC, and Black Oak-HYLETE-Senior Debt 2, LLC *
6.12	Lease between Solana Partners, L.P., and HYLETE, Inc., dated November 13, 2013, as amended by the Fourth Lease Amendment dated February 24, 2018 (17)
6.13	Fifth Lease Amendment with Solana Partners, L.P., dated March 20, 2019 *
6.14	Asset Purchase agreement dated May 31, 2018, between GRACEDBYGRIT, Inc., and HYLETE, Inc. (18)
6.15	Form of Promissory Note payable to Ron Wilson due April 5, 2020 (19)
6.16	Promissory Note payable to Steelpoint due May 31, 2020 (20)
6.17	Promissory Note dated August 19, 2020 payable to Steelpoint Co-Investment Fund, LLC (21)
6.18	IPO Bridge Promissory note payable to Black Oak Alpha Equity Fund, LLC due December 31, 2019 *
6.19	Form of Loan Conversion Agreement dated January 6, 2020 *
6.20	Sixth Lease Amendment with Solana Partners, L.P. dated March 5, 2020 *
8	Form of Escrow Agreement *
11	Auditor’s Consent
12	Opinion of CrowdCheck Law LLP *

_____________

* Previously filed

III-1

(1)	Filed as an exhibit to the HYLETE, Inc. Current Report on Form 1-U filed on February 13, 2020 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1599738/000168316820000463/hylete_ex0201.htm

(2)	Filed as an exhibit to the HYLETE, Inc. Annual Report on Form 1-K filed on April 30, 2019 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1599738/000168316819001258/hylete-ex0203.htm

(3)	Filed as an exhibit to the HYLETE, Inc. Current Report on Form 1-U filed on February 13, 2020 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1599738/000168316820000463/hylete_ex0202.htm

(4)	Filed as an exhibit to the HYLETE, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10736) filed on September 1, 2017 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1599738/000168316817002286/hylete_1a-ex0301.htm

(5)	Filed as an exhibit to the HYLETE, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10736) filed on September 1, 2017 and incorporated herein by reference. Available at, http://www.sec.gov/Archives/edgar/data/1599738/000168316817002286/hylete_1a-ex0302.htm

(6)	Filed as an exhibit to the HYLETE, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10736) filed on September 1, 2017 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1599738/000168316817002286/hylete_1a-ex0303.htm

(7)	Filed as an exhibit to the HYLETE, Inc. Registration Statement on Form S-1 (Commission File No. 333-233036) filed on September 30, 2019 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1599738/000168316819003081/hylete_ex0402.htm

(8)	Filed as an exhibit to the HYLETE, Inc. Registration Statement on Form S-1 (Commission File No. 333-233036) filed on September 30, 2019 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1599738/000168316819003081/hylete_ex0403.htm

(9)	Filed as an exhibit to the HYLETE, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10817) filed by March 12, 2018 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1599738/000168316818000635/hylete_1a-ex0301.htm

(10)	Filed as an exhibit to the HYLETE, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10736) filed on September 1, 2017 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1599738/000168316817002286/hylete_1a-ex0601.htm

(11)	Filed as an exhibit to the HYLETE, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10736) filed on September 1, 2017 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1599738/000168316817002286/hylete_1a-ex0605.htm

(12)	Filed as an exhibit to the HYLETE, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10736) filed on September 1, 2017 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1599738/000168316817002286/hylete_1a-ex0604.htm

(13)	Filed as an exhibit to the HYLETE, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10736) filed on September 1, 2017 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1599738/000168316819001258/hylete-ex0614.htm

(14)	Filed as an exhibit to the HYLETE, Inc. Registration Statement on Form S-1 (Commission File No. 333-233036) filed on September 30, 2019 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1599738/000168316819003081/hylete_ex109a.htm

(15)	Filed as an exhibit to the HYLETE, Inc. Annual Report on Form 1-K filed on April 30, 2019 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1599738/000168316819001258/hylete-ex0613.htm

(16)	Filed as an exhibit to the HYLETE, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10736) filed on September 1, 2017 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1599738/000168316817002286/hylete_1a-ex0607.htm

III-2

(17)	Filed as an exhibit to the HYLETE, Inc. Annual Report on Form 1-K filed on April 23, 2018 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1599738/000168316818001060/hylete_1k-ex0608.htm

(18)	Filed as an exhibit to the HYLETE, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-10817) filed on March 12, 2018 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1599738/000168316818001639/hylete_ex0601.htm

(19)	Filed as an exhibit to the HYLETE, Inc. Annual Report on Form 1-K (Commission File No. 024-10736) filed on April 30, 2019 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1599738/000168316818001060/hylete_1k-ex0609.htm

(20)	Filed as an exhibit to the HYLETE, Inc. Annual Report on Form 1-K (Commission File No. 024-10736) filed on April 30, 2019 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1599738/000168316819001258/hylete-ex0615.htm

(21)	Filed as an exhibit to the HYLETE, Inc. Annual Report on Form 1-K filed on April 30, 2019 and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1599738/000168316819003081/hylete_ex1014.htm

III-3

SIGNATURES

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solana Beach, State of California, on March 27, 2020.

HYLETE, Inc.

By /s/ Ronald Wilson

Ronald Wilson, Chief Executive Officer

HYLETE, Inc.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Ronald Wilson

Ronald Wilson, Chief Executive Officer, Director

Date: March 27, 2020

/s/ Adam Colton

Adam Colton, Principal Financial Officer, Principal Accounting Officer

Date: March 27, 2020

/s/ Matthew Paulson

Matthew Paulson, Chief Brand Officer Director

Date: March 27, 2020

/s/ James Caccavo

James Caccavo, Director

Date: March 27, 2020

/s/ Kevin Park

Kevin Park, Director

Date: March 27, 2020

/s/ Darren Yager

Darren Yager, Director

Date: March 27, 2020

/s/ Tracy Tuens

Tracy Tuens, Director

Date: March 27, 2020

III-4